     As filed with the Securities and Exchange Commission on August 14, 2003
                                                     Registration No. 333-______
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         CNH WHOLESALE RECEIVABLES INC.
             (Exact name of registrant as specified in its charter)

           Delaware                               application pending
   (State of Incorporation)              (I.R.S. Employer Identification No.)

                             100 South Saunders Road
                           Lake Forest, Illinois 60045
                                 (847) 735-9200
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                 Roberto Miotto
                             Senior Vice President,
                          General Counsel and Secretary
                                 CNH Global N.V.
                             100 South Saunders Road
                           Lake Forest, Illinois 60045
                                 (847) 955-3910
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   COPIES TO:
            Robert F. Hugi                            Edward M. De Sear
     Mayer, Brown, Rowe & Maw LLP                      McKee Nelson LLP
       190 South LaSalle Street                   5 Times Square, 35th Floor
     Chicago, Illinois 60603-3441                  New York, New York 10036
            (312) 782-0600                              (917) 777-4200

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /___________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /___________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                         CALCULATION OF REGISTRATION FEE

                                                            PROPOSED           PROPOSED
         TITLE OF EACH CLASS OF          AMOUNT TO BE   MAXIMUM OFFERING   MAXIMUM AGGREGATE       AMOUNT OF
      SECURITIES TO BE REGISTERED         REGISTERED    PRICE PER UNIT(1)  OFFERING PRICE(1)   REGISTRATION FEE
    ------------------------------      --------------  -----------------  -----------------  ------------------
Asset Backed Notes ....................  $  2,000,000         100%           $  2,000,000         $  161.80

(1) Estimated solely for the purpose of calculating the registration fee.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                      SUBJECT TO COMPLETION, DATED [      ]
               PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED [      ]
                         CNH WHOLESALE MASTER NOTE TRUST
                                     ISSUER

                                  SERIES 200_-_

                         CNH WHOLESALE RECEIVABLES INC.
                                   TRANSFEROR

        CASE CREDIT CORPORATION        NEW HOLLAND CREDIT COMPANY, LLC
        ORIGINATOR AND SERVICER                  ORIGINATOR

              The issuer will issue the following classes of notes, which are offered under this prospectus supplement--

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE __ IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE __ IN THE PROSPECTUS.

The notes represent obligations of the issuer only and do not represent obligations of or interests in CNH Global N.V., CNH Wholesale Receivables Inc., Case, LLC, New Holland North America, Inc., Case Credit Corporation, New Holland Credit Company, LLC or any of their affiliates.

The notes are not guaranteed nor insured by the United States or any governmental agency.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

                                             CLASS A NOTES        CLASS B NOTES
--------------------------------------------------------------------------------
Principal Amount                                   $                    $
--------------------------------------------------------------------------------
Interest Rate                                  [One-Month           [One-Month
                                              LIBOR plus]          LIBOR plus]
                                              __% per year         __% per year
--------------------------------------------------------------------------------
Scheduled Final Payment Date
Legal Final Maturity Date
--------------------------------------------------------------------------------
Price to Public(1)                                 %                    %
--------------------------------------------------------------------------------
Underwriting Discount(2)                           %                    %
--------------------------------------------------------------------------------
Proceeds to Transferor(3)                          %                    %
--------------------------------------------------------------------------------

(1) Plus accrued interest, if any, from _____. Total price to public, excluding any accrued interest, is = $_____.
(2)  Total Underwriting Discount = $_____.
(3)  Total Proceeds to Transferor = $_____.

The underwriters will purchase the Series 200_-_ notes and will offer them from time to time to the public at varying prices determined at the time of sale.

We (CNH Wholesale Receivables Inc.) must pay expenses estimated to be $____________.

The issuer will pay interest on the Series 200_-_ notes on the 15th day of each month, or if that day is not a business day, on the next business day following the 15th. The first payment date will be _____________.

The Class B notes are subordinated to the Class A notes and provide additional credit enhancement for the Class A notes.

Delivery of the notes, in book-entry form only, will be made through The Depository Trust Company, Clearstream Banking, societe anonyme, and the Euroclear System on or about _________ against payment in immediately available funds.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        UNDERWRITERS OF THE CLASS A NOTES
                                 [UNDERWRITERS]
                        UNDERWRITERS OF THE CLASS B NOTES
                                 [UNDERWRITERS]
                                   _____, 200_

[SIDENOTE]

The information in this prospectus is not complete and may be amended. We may not sell these securities until we deliver a final prospectus. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering these notes in any state where the offer is not permitted.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and prospectus until _____ , which is 90 days after the commencement of this offering.

     We tell you about the notes in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series; and (b) this prospectus supplement, which describes the specific terms of your series of notes.

     If the terms of your series of notes vary between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Glossary of Principal Terms for Prospectus Supplement" beginning on page S-__ in this prospectus supplement and under the caption "Glossary of Principal Terms for Prospectus" beginning on page __ in the accompanying prospectus.

     We have made forward-looking statements in this prospectus supplement and the accompanying prospectus. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements are statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate will or may occur in the future. Forward-looking statements also include any other statements that include words like "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions.

     Forward-looking statements are based on some assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties.

     All of the forward-looking statements made in this prospectus supplement and the accompanying prospectus are qualified by these cautionary statements, and we cannot assure you that the actual results or developments we have anticipated will be realized. Even if the results and developments in our forward-looking statements are substantially realized, there is no assurance that they will have the expected consequences to or effects on us, the issuer, CNH Global N.V., Case Credit Corporation, New Holland Credit Company, LLC, New Holland North America, Inc., Case, LLC or any other person or on our respective businesses or operations. The foregoing review of important factors, including those discussed in detail in this prospectus supplement and the accompanying prospectus should not be construed as exhaustive. We undertake no obligation to release the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date of this prospectus supplement and the accompanying prospectus or to reflect the occurrences of anticipated events.

                                ----------------

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     THIS PROSPECTUS SUPPLEMENT MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORIZED TO CARRY ON A REGULATED ACTIVITY ("AUTHORIZED PERSONS") UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE "FSMA") OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER
ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001, AS AMENDED OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER
ARTICLE 49 OF THAT ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.

     NO OFFER OF NOTES TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995, AS AMENDED (THE "POS REGULATIONS") HAS BEEN AUTHORIZED OR MADE. NOTES MAY NOT LAWFULLY BE OFFERED OR SOLD TO PERSONS IN THE UNITED KINGDOM EXCEPT IN CIRCUMSTANCES WHICH DO NOT RESULT IN AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE POS REGULATIONS OR OTHERWISE IN COMPLIANCE WITH ALL APPLICABLE PROVISIONS OF THE POS REGULATIONS.

     NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE POS REGULATIONS OR THE FSMA.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Summary of Series Terms......................................................S-1
  Issuer.....................................................................S-1
  Transferor.................................................................S-1
  Servicer...................................................................S-1
  Originators................................................................S-1
  Indenture Trustee..........................................................S-1
  Owner Trustee..............................................................S-1
  Collateral for the Notes...................................................S-1
  Series 200_-_ notes........................................................S-2
  Stated Principal Amount; Collateral Amount.................................S-2
Terms of The Series 200_-_ Notes.............................................S-2
  Closing Date...............................................................S-2
  Interest Payment Dates.....................................................S-2
  Interest Rate..............................................................S-2
  Interest Periods...........................................................S-2
  Principal Payments.........................................................S-2
  Legal Final Maturity Date..................................................S-2
  Revolving Period...........................................................S-2
  Accumulation Period........................................................S-3
  Early Amortization Period..................................................S-3
Credit Enhancement...........................................................S-3
  Subordination of Transferor's Interest.....................................S-3
  Reserve Fund...............................................................S-3
  Subordination of the Class B Notes.........................................S-4
  Excess Principal Collections...............................................S-4
  Monthly Servicing Fee......................................................S-4
  Optional Redemption........................................................S-4
Other Series of Notes........................................................S-4
  Allocation of Collections..................................................S-4
ERISA Considerations.........................................................S-5
Tax Status...................................................................S-5
Ratings of the Notes.........................................................S-5
Risk Factors.................................................................S-5
Notes Not Listed on Any Exchange.............................................S-5
Risk Factors.................................................................S-6
  You may not receive your principal on the Series 200_-_ scheduled final payment date because of the performance of other series..................S-6
  Payments on the Class B notes are junior to payments on the Class A
    notes....................................................................S-6
  Dealer concentration may result in larger losses from a single dealer
    default..................................................................S-6
The Dealer Floorplan Financing Business......................................S-7
The Accounts.................................................................S-8
The Originators' Performance History.........................................S-8
  Loss Experience............................................................S-8
  Aging Experience...........................................................S-9
  Receivables Composition....................................................S-9
  Geographic Distribution...................................................S-10
  Account Balance Distribution..............................................S-11
Maturity and Principal Payment Considerations...............................S-11
Series Provisions...........................................................S-13
  Interest..................................................................S-14
  Principal.................................................................S-15
  Excess Funding Account....................................................S-19
  Optional Redemption by the Issuer.........................................S-20
Deposit and Application of Funds............................................S-20
  Allocation Percentages....................................................S-20
  Application of Collections to Series 200_-_...............................S-22
  Reduction and Reinstatement of Collateral Amounts.........................S-26
  Reductions................................................................S-26
  Reinstatements............................................................S-27
  Series 200_-_ Available Subordinated Amount...............................S-28
  Required Pool Percentage..................................................S-29
  Sale of Receivables.......................................................S-29
  Final Payment of the Series 200_-_ Notes..................................S-31
  Shared Excess Available Interest Amounts..................................S-32
  Shared Excess Available Principal Amounts.................................S-32
  Series 200_-_ Early Amortization Events...................................S-32
Underwriting................................................................S-35
Legal Matters...............................................................S-36
Note Ratings................................................................S-37
Glossary of Principal Terms for Prospectus Supplement.......................S-38
[ANNEX I Other Series of Notes]..............................................A-1

                             SUMMARY OF SERIES TERMS

- THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE NOTES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

- THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

ISSUER

CNH Wholesale Master Note Trust.

TRANSFEROR

CNH Wholesale Receivables Inc., a wholly-owned subsidiary of Case Credit Corporation.

Our executive offices are located at 100 South Saunders Road, Lake Forest, Illinois 60045, Attention: Vice President, and our telephone number is
(847) 735-9200.

SERVICER

Case Credit Corporation, an indirect wholly-owned subsidiary of CNH Global N.V.

ORIGINATORS

-  Case Credit Corporation, and

-  New Holland Credit Company, LLC.

Each of the originators is an indirect wholly-owned subsidiary of CNH Global
N.V.

INDENTURE TRUSTEE

______________________.

OWNER TRUSTEE

The Bank of New York.

COLLATERAL FOR THE NOTES

The notes are secured by an allocable interest in the issuer's pool of receivables arising from revolving floorplan financing agreements of selected agricultural and construction equipment and/or parts dealers, which includes receivables arising from:

-  dealer floorplan financing of new and/or used equipment,

-  dealer floorplan financing of parts,

-  dealer purchases of new and/or used equipment for their rental business; and

- dealer floorplan financing of new and/or used equipment for rent on a rent-to-own basis.

The issuer's primary source of funds to make payments on the notes will be collections received on the receivables. However, only the portion of those collections that are allocated to Series 200_-_ as described in this prospectus supplement will be available to make payments on the Series 200_-_ notes. Collections that are allocated to other series of notes will only be available to make payments on the Series 200_-_ notes under the limited circumstances described in this prospectus supplement and the prospectus. See "IMPORTANT PARTIES--CNH WHOLESALE RECEIVABLES INC." and "DESCRIPTION OF THE NOTES" in the prospectus.

SERIES 200_-_ NOTES

CLASS A NOTES. Class A [Floating Rate] Asset Backed Notes, Series 200_-_.

CLASS B NOTES. Class B [Floating Rate] Asset Backed Notes, Series 200_-_.

STATED PRINCIPAL AMOUNT; COLLATERAL AMOUNT

Stated Principal Amount of:
  Class A notes.........................  $________
  Class B notes.........................  $________
Initial Collateral Amount of Series
200_-_ notes............................  $________
Initial Series 200_-_ Available
Subordinated Amount.....................  $________
Initial Series 200_-_ Security Amount...  $________

The Series 200_-_ security amount will equal the sum of (a) the collateral amount of the Series 200_-_ notes and (b) the Series 200_-_ available subordinated amount. The Series 200_-_ security amount, the collateral amount of the Series 200_-_ notes and the Series 200_-_ available subordinated amount may be reduced and reinstated as described in this prospectus supplement under "DEPOSIT AND APPLICATION OF FUNDS--REDUCTION AND REINSTATEMENT OF COLLATERAL AMOUNTS."

TERMS OF THE SERIES 200_-_ NOTES

CLOSING DATE

______________________.

INTEREST PAYMENT DATES

Interest will be payable on the 15th of each month, unless the 15th is not a business day, in which case the payment will be made on the following business day. The first payment date will be on _________.

INTEREST RATE

Class A notes     ___% [above one-month LIBOR] per year

Class B notes     ___% [above one-month LIBOR] per year

Interest will be calculated on the basis of [the actual number of days in the applicable interest period divided by 360] [a 360-day year of twelve 30-day months].

INTEREST PERIODS

Each interest period will begin on and include a payment date and end on but exclude the following payment date, except that the first interest period will begin on and include the Series 200_-_ closing date.

PRINCIPAL PAYMENTS

We expect the issuer to pay the principal of the Series 200_-_ notes in full on
__________.

However, under some circumstances the issuer may pay principal earlier or later or in reduced amounts. See "MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS" in this prospectus supplement.

LEGAL FINAL MATURITY DATE

The issuer will be obligated to pay the principal amount of the Series 200_-_ notes, to the extent not previously paid, by ____________. Recourse for this obligation is limited to the outstanding security amount of the Series 200_-_ notes.

REVOLVING PERIOD

During the revolving period, the issuer will not pay principal on the Series 200_-_ notes or accumulate principal for that purpose. Instead, the issuer will use the Series 200_-_ share of available principal amounts to make principal payments on other series and/or pay them to us. The revolving period will begin at the close of business on the Series 200_-_ closing date and will end when the accumulation period begins. The revolving period will also end if an early amortization period begins.

ACCUMULATION PERIOD

The issuer will accumulate principal for the Series 200_-_ notes during an accumulation period of no more than seven months long unless an early amortization period that is not terminated begins before the start of the accumulation period. The latest date on which the accumulation period will commence is _______. During the accumulation period the issuer will accumulate the Series 200_-_ share of principal collections for payment on _______. See "SERIES PROVISIONS--PRINCIPAL" in this prospectus supplement. If a Series 200_-_ early amortization event occurs and is not cured during the accumulation period, the accumulation period will end and an early amortization period will begin.

EARLY AMORTIZATION PERIOD

If a Series 200_-_ early amortization event occurs and is not cured, you will begin to receive payments of principal. We refer to this period after the occurrence of a Series 200_-_ early amortization event as the early amortization period. Series 200_-_ early amortization events are events that might adversely affect the issuer's ability to make payments on the Series 200_-_ notes as originally expected. See "DEPOSIT AND APPLICATION OF FUNDS-- SERIES 200_-_ EARLY AMORTIZATION EVENTS" in this prospectus supplement for a description of the events that might cause an early amortization period to start.

CREDIT ENHANCEMENT

SUBORDINATION OF TRANSFEROR'S INTEREST

A portion of the transferor's interest in the issuer equal to the Series 200_-_ available subordinated amount is subordinated to the Series 200_-_ notes to the extent described in this prospectus supplement. The Series 200_-_ available subordinated amount will initially be $_______, but may be reduced and increased from time to time. See "DEPOSIT AND APPLICATION OF FUNDS -- SERIES 200_-_ AVAILABLE SUBORDINATED AMOUNT" in this prospectus supplement. This subordinated amount is intended to protect the Series 200_-_ noteholders from the effect of charge-offs on defaulted receivables in the issuer and uncovered dilution that is allocated to Series 200_-_ and any use of available principal amounts to pay interest on the Series 200_-_ notes, monthly servicing fees or to make required deposits to the reserve fund.

The Series 200_-_ available subordinated amount will be reduced to the extent it is actually used to provide such protection but may later be reinstated to the extent that excess interest collections are available to compensate for these prior uses.

Reductions in the Series 200_-_ available subordinated amount will result in a reduced amount of collections that are available to make payments on the Series 200_-_ notes. If the Series 200_-_ available subordinated amount is reduced to zero, then those reallocations, uncovered dilution amounts and charge-offs will instead reduce the collateral amount of the Series 200_-_ notes and you may incur a loss on your Series 200_-_ notes.

RESERVE FUND

On the Series 200_-_ closing date, we will deposit $________ into the reserve fund for the Series 200_-_ notes. The reserve fund required amount for any distribution date will equal 0.__% of the outstanding principal balance of the Series 200_-_ notes for that payment date, after giving effect to any change in the outstanding principal balance on that payment date. Amounts on deposit in the reserve fund will be available to pay monthly interest and the monthly servicing fee. In addition, during any early amortization period, amounts on deposit in the reserve fund will also be available to cover charge-offs and uncovered dilution.

SUBORDINATION OF THE CLASS B NOTES

The subordination of the Class B notes to the Class A notes as described in this prospectus supplement will provide additional credit enhancement for the Class A notes.

EXCESS PRINCIPAL COLLECTIONS

Principal collections allocable to other series of notes, to the extent not needed to make payments for the other series, will be applied to make principal payments on the Series 200_-_ notes and other series of notes then entitled to principal payments.

MONTHLY SERVICING FEE

The monthly servicing fee for Series 200_-_ is the product of 1/12 of 1% times the applicable collateral amount of the Series 200_-_ notes, or less if the servicer waives any portion of the monthly servicing fee on any date.

OPTIONAL REDEMPTION

The servicer may cause the issuer to redeem the Series 200_-_ notes on any day on or after the day on which the outstanding principal balance of the Series 200_-_ notes is reduced to 10% or less of the initial principal balance of the Series 200_-_ notes.

OTHER SERIES OF NOTES

[Simultaneously with the issuance of the Series 200_-_ notes, the issuer may also issue the Series 200_-_ notes. Annex I to this prospectus supplement summarizes some of the characteristics of the Series 200_-_ notes.

The Series 200_-_ notes and the Series 200_-_ notes are the first series issued by the issuer.]

[The issuer has previously issued ___ series of notes, and may issue additional series of notes. A summary of the issuer's currently outstanding series of notes is contained in "ANNEX I - OTHER SERIES OF NOTES" at the end of this prospectus supplement.]

ALLOCATION OF COLLECTIONS

The servicer will collect payments on the receivables. The servicer will allocate interest collections and principal collections received, charge-offs on defaulted receivables in the issuer and uncovered dilution among:

-  your series;

-  other outstanding series of notes that the issuer has issued; and

-  the transferor's interest.

The amounts allocated to your series will be determined based generally on the size of your Series 200_-_ security amount compared with the aggregate balance of principal receivables held by the issuer, or if greater, the sum of the series security amounts of all series. The Series 200_-_ security amount on the closing date will be $_______. If the Series 200_-_ security amount declines, amounts allocated and available to make required distributions and deposits for your series and to make required payments to you may be reduced. For a description of the allocation calculations and the events that may lead to these reductions, see "DEPOSIT AND APPLICATION OF FUNDS--REDUCTION" in this prospectus supplement.

ERISA CONSIDERATIONS

It is expected that the Series 200_-_ notes will be eligible for purchase by employee benefit plans. However, plans contemplating the purchase of Series 200_-_ notes should consult their counsel before making a purchase. Each purchaser that purchases a Series 200_-_ note with assets of a plan will be deemed to represent and warrant that its purchase and holding will not constitute a nonexempt prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code. See "ERISA CONSIDERATIONS" in the prospectus.

TAX STATUS

Mayer, Brown, Rowe & Maw LLP, as special U.S. federal tax counsel to the issuer, is of the opinion that at the time of initial issuance of the Series 200_-_ notes for federal income tax purposes:

-  the Series 200_-_ notes will be characterized as debt; and

- the issuer will not be classified as an association, or a publicly traded partnership, taxable as a corporation.

By your acceptance of a Series 200_-_ note, you will agree to treat your Series 200_-_ notes as indebtedness for federal, state and local income and franchise tax purposes and Illinois tax purposes. See "FEDERAL INCOME TAX CONSEQUENCES" and "ILLINOIS STATE TAX CONSEQUENCES" in the prospectus for additional information concerning the application of federal and Illinois tax laws.

RATINGS OF THE NOTES

The issuer will not issue the notes unless the Class A notes are rated in the highest rating category and the Class B notes are rated at least in the "A" category or its equivalent, in each case by at least two nationally recognized statistical rating agencies. A rating is not a recommendation to purchase, hold or sell notes, since the rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the notes according to their terms.

RISK FACTORS

An investment in Series 200_-_ notes involves material risks. See "RISK FACTORS" in this prospectus supplement and the prospectus.

NOTES NOT LISTED ON ANY EXCHANGE

The Series 200_-_ notes will not be listed on an exchange or quoted in an automated quotation system of a registered securities association. See "RISK FACTORS--YOUR ABILITY TO RESELL NOTES IS LIMITED" in the prospectus.

                                  RISK FACTORS

     In this section and in the prospectus under the heading "RISK FACTORS," we discuss the principal risk factors of an investment in the Series 200_-_ notes.

     Only some of the assets of the issuer will be available to make payments on the Series 200_-_ notes. In addition, the timing of principal payments may not be as expected. Several factors will have an effect on the amount and timing of principal payments on the Series 200_-_ notes. Some of those factors are described below.

YOUMAY NOT RECEIVE YOUR PRINCIPAL ON     The shorter the accumulation period,
   THE SERIES 200_-_ SCHEDULED FINAL     the greater the chance that payment in
   PAYMENT DATE BECAUSE OF THE           full of the Series 200_-_ notes by
   PERFORMANCE OF OTHER SERIES.          their scheduled final payment date will
                                         depend on available principal amounts
                                         from other series of notes. A series
                                         from which principal amounts are
                                         expected to be available to make
                                         payments on the Series 200_-_ notes may
                                         enter an early amortization period
                                         before the Series 200_-_ scheduled
                                         final payment date. Available principal
                                         amounts allocable to that series will
                                         not be available to pay principal of
                                         the Series 200_-_ notes. As a result,
                                         you may receive some of your principal
                                         later than the Series 200_-_ scheduled
                                         final payment date. On written request,
                                         we will give you disclosure documents
                                         relating to any other publicly issued
                                         outstanding series of notes issued by
                                         the issuer. Those documents describe
                                         the events which could result in the
                                         start of an early amortization period
                                         for those series.

PAYMENTS ON THE CLASS B NOTES ARE        If you buy Class B notes, your interest
   JUNIOR TO PAYMENTS ON THE CLASS A     payments will be junior to interest
   NOTES.                                payments on the Class A notes, and your
                                         principal payments will be junior to
                                         principal payments on the Class A notes
                                         as follows. You will not receive any
                                         interest payments on your Class B notes
                                         on any payment date until the full
                                         amount of interest then payable on the
                                         Class A notes has been paid or provided
                                         for in full. In addition, you will not
                                         receive any principal payments on your
                                         Class B notes on any payment date until
                                         the full amount of the principal then
                                         payable on the Class A notes has been
                                         paid or provided for in full.

DEALER CONCENTRATION MAY RESULT IN       As of [      ], the originators
   LARGER LOSSES FROM A SINGLE DEALER    collectively provided new and used
   DEFAULT.                              agricultural and construction equipment
                                         and parts floorplan financing for
                                         approximately [    ] dealers or dealer
                                         groups. Although no dealer or dealer
                                         group accounted for more than [      ]%
                                         of the aggregate principal amount of
                                         the outstanding receivables sold to the
                                         issuer as of [      ], approximately
                                         [      ]% of the aggregate principal
                                         amount of the receivables sold to the
                                         issuer outstanding as of that date were
                                         generated by the [      ] largest
                                         dealers or dealer groups. A default by
                                         one or more of these dealers or dealer
                                         groups could result in delays or
                                         reductions in payments on your notes.

          You can find a "GLOSSARY OF PRINCIPAL TERMS FOR PROSPECTUS SUPPLEMENT" beginning on page S-__ in this prospectus supplement.

                     THE DEALER FLOORPLAN FINANCING BUSINESS

     You can read about the originators' dealer floorplan financing business under "THE DEALER FLOORPLAN FINANCING BUSINESS" in the prospectus. The Receivables sold to the issuer were or will be selected from extensions of credit and advances made by the originators to approximately ____ domestic agricultural and construction equipment and/or parts dealers to finance their purchase of:

 (a) agricultural and/or construction equipment and/or parts inventory;

 (b) equipment for their equipment rental business; and/or

 (c) equipment that is rented to customers on a rent-to-own basis.

 - As of _______, the aggregate balance of principal Receivables in the accounts relating to the originators' U.S. wholesale portfolio was approximately $_______.

 - The originators currently service their U.S. wholesale portfolio through their centralized finance office located in Racine, Wisconsin.

 - As of _______, the total credit lines for new and used agricultural and construction equipment in the accounts relating to the originators' U.S. wholesale portfolio were $_______ and $_______, respectively, and the total balance of principal Receivables on these lines of credit were $_____ and $_____, respectively.

 - As of ________, the total credit lines for agricultural and construction equipment purchased by the dealer for its rental business in the accounts relating to the originators' U.S. wholesale portfolio were $_______, and the total balance of principal Receivables on these lines of credit were $_____.

 - As of _______, the total miscellaneous credit lines for agricultural and construction equipment parts and other miscellaneous invoices in the accounts relating to the originators' U.S. wholesale portfolio were $_____, and the total balance of principal parts Receivables on these lines of credit was $_____.

 - As of _______, the aggregate balance of Receivables in the accounts relating to the originators' U.S. wholesale portfolio as a percentage of the aggregate credit lines for parts and equipment, including equipment placed in a rent-to-own program or purchased by the dealer for its rental business, was approximately ___%.

     For dealers paying a floating interest rate under their dealer financing agreements, as of _______, the weighted average spread over the prime rate charged to these dealers with accounts relating to Receivables in the originators' U.S. wholesale portfolio was approximately ___%. There are no floors on floating interest rates charged to dealers.

     New equipment represented approximately ___% of the aggregate balance of principal Receivables arising from financing of equipment in the originators' U.S. wholesale portfolio as of _______.

     Used equipment represented approximately ___% of the aggregate balance of principal Receivables arising from financing of equipment in the originators' U.S. wholesale portfolio as of _______.

     New equipment and used equipment purchased by the dealer for its rental business represented approximately ___% of the aggregate balance of principal Receivables arising from financing of equipment in the originators' U.S. wholesale portfolio as of _______.

     Parts represented approximately ___% of the aggregate balance of principal Receivables arising in the originators' U.S. wholesale portfolio as of _______.

                                  THE ACCOUNTS

     As of _______, for the Accounts designated to the issuer:

     - there were approximately ___ Accounts and the principal Receivables balance of Receivables sold to the issuer was approximately $_______;

     - the total credit lines for dealer floorplan financing of new equipment, used equipment and miscellaneous invoices (which include parts) were approximately $_______, $_______ and $_______, respectively, and the average total balance of principal Receivables for each dealer was approximately $_______; and

     - the aggregate total Receivables balance as a percentage of the aggregate total credit lines was approximately _______%.

                      THE ORIGINATORS' PERFORMANCE HISTORY

LOSS EXPERIENCE

     The following tables identify the average aggregate balance of principal Receivables and loss experience for each of the periods shown on the accounts relating to Receivables in the originators' U.S. wholesale portfolio. We cannot assure you that the loss experience for the Receivables in the future will be similar to the historical experience presented below for the accounts relating to Receivables in the originators' U.S. wholesale portfolio. See "RISK FACTORS--THE ABILITY OF THE ISSUER TO MAKE PAYMENTS ON THE NOTES DEPENDS IN PART ON THE ABILITY OF CNH AND THE ORIGINATORS TO GENERATE RECEIVABLES" in the prospectus.

     LOSS EXPERIENCE FOR THE ORIGINATORS' U.S. WHOLESALE PORTFOLIO ACCOUNTS
                                 ($ IN MILLIONS)

                                                   ____ MONTHS
                                                      ENDED,             YEAR ENDED DECEMBER 31,
                                                   -----------   --------------------------------------
                                                       2003          2002         2001          2000
                                                   -----------   -----------  -----------   -----------
Average Principal Receivables Balance(1)            $ [   ]        $ [   ]      $ [   ]       $ [   ]
Net Losses/(Net Recoveries)(2)                      $ [   ]        $ [   ]      $ [   ]       $ [   ]
Net Losses/(Net Recoveries) as a Percent of           [   ]%         [   ]%       [   ]%        [   ]%
Liquidations(2)(3)
Net Losses/(Net Recoveries) as a Percent of           [   ]%         [   ]%       [   ]%        [   ]%
Average Principal Receivables Balance(2)(3)

(1) Average Principal Receivables Balance is the average of the month-end principal balances for the first and last month during the related period ending on the last day of the first and last month during the related period.
(2)  Net Losses in any period are gross losses less recoveries for that period.
(3) Percentages for the ___ months ended _______, 2003 are expressed on an annualized basis and are not necessarily indicative of the experience for the entire year.

     [Add discussion of trends.]

AGING EXPERIENCE

     The following tables provide the age distribution for all dealers with accounts relating to Receivables in the originators' U.S. wholesale portfolio, as a percentage of total principal outstanding at the date indicated. The percentages may not add up to 100.00% because of rounding.

     AGE DISTRIBUTION FOR THE ORIGINATORS' U.S. WHOLESALE PORTFOLIO ACCOUNTS

                                                  AS OF
                                                           ,                     AS OF DECEMBER 31,
                                                 ------------   -------------------------------------
                                                     2003          2002         2001          2000
                                                 ------------   -----------  -----------  -----------
Principal
Receivable Balance                                $________      $________    $________    $________
                Days
LESS THAN 31.....................                     [    ]%       [    ]%      [    ]%      [    ]%
31-60............................                     [    ]%       [    ]%      [    ]%      [    ]%
61-90............................                     [    ]%       [    ]%      [    ]%      [    ]%
91-120...........................                     [    ]%       [    ]%      [    ]%      [    ]%
121+.............................                     [    ]%       [    ]%      [    ]%      [    ]%
Total............................                      100.0%        100.0%       100.0%       100.0%

                              THE RECEIVABLES POOL

RECEIVABLES COMPOSITION

     The following table provides the composition of the issuer's Receivables as of ________. The percentages may not add up to 100.00% because of rounding.

                             RECEIVABLES COMPOSITION
                             AS OF _________________

Number of Credit Lines...............................................................
Number of Main Dealers...............................................................
Outstanding Balance of Receivables...................................................         $
Total Available Credit Line..........................................................         $
Average Outstanding Receivable Balance for each Dealer Account.......................         $
Average Credit Line for each Dealer Account..........................................         $
Case Receivables(1)..................................................................         $
New Holland Receivables(2)...........................................................         $
Agricultural
     New                                                                                      %
     Used............................................................................         %
     Total...........................................................................         %
Construction/Industrial

     New                                                                                      %
     Used............................................................................         %
     Total...........................................................................         %
Weighted Average APR.................................................................         %
Product Type
     Wholegoods(3)...................................................................         %
     Rental(4).......................................................................         %
     Parts...........................................................................         %

(1) Receivables arising in accounts under a dealer financing agreement between a dealer and Case Credit.
(2) Receivables arising in accounts under a dealer financing agreement between a dealer and NH Credit.
(3) All Receivables relating to floorplan financing of equipment, excluding equipment purchased by the dealer for its rental business.
(4)  Financing of equipment purchased by the dealer for its rental business.

GEOGRAPHIC DISTRIBUTION

     The following table provides the geographic distribution of the equipment, including equipment placed in a rent-to-own program or purchased by the dealer for its rental business, and parts inventory for all dealers with Accounts designated to the issuer on the basis of equipment, including equipment placed in a rent-to-own program or purchased by the dealer for its rental business, and parts Receivables outstanding and the number of dealers generating the portfolio. The percentages may not add to 100.00% because of rounding.

          GEOGRAPHIC DISTRIBUTION OF ACCOUNTS DESIGNATED TO THE ISSUER
                             AS OF _________________

                                                         PERCENTAGE OF            TOTAL           PERCENTAGE OF
                                      RECEIVABLES         RECEIVABLES           NUMBER OF           NUMBER OF
                                      OUTSTANDING         OUTSTANDING            DEALERS             DEALERS
                                     --------------      -------------          ---------         -------------
[_________]......................    $_____________          _____%              ______                _____%
[_________]......................    ______________          _____%              ______                _____%
[_________]......................    ______________          _____%              ______                _____%
[_________]......................    ______________          _____%              ______                _____%
[_________]......................    ______________          _____%              ______                _____%
Other(1).........................    ______________          _____%              ______                _____%
Total............................    $                         100.00%                                100.00%
                                     ==============      =============          =========         =============

(1)  No other state includes more than 5% of the outstanding Receivables.

ACCOUNT BALANCE DISTRIBUTION

     The following table provides the account balance distribution of the Accounts designated to the issuer on the basis of equipment, including equipment placed in a rent-to-own program or purchased by the dealer for its rental business, and parts Receivables outstanding and the number of Accounts designated to the issuer portfolio. The percentages may not add up to 100.00% because of rounding.

               ACCOUNT BALANCE DISTRIBUTION OF ISSUER'S PORTFOLIO
                             AS OF _________________

                                                                                                  PERCENTAGE OF
                                                         PERCENTAGE OF          NUMBER OF          TOTAL NUMBER
                                       RECEIVABLES        RECEIVABLES          DESIGNATED         OF DESIGNATED
RANGE OF ACCOUNT BALANCES              OUTSTANDING        OUTSTANDING           ACCOUNTS             ACCOUNTS
---------------------------------    --------------      -------------         ----------         -------------
$999,999.99 or lower.............    $_____________           _____%             ______                _____%
$1,000,000 to $2,499,999.99......    $_____________           _____%             ______                _____%
$2,500,000 to $4,999,999.99......    $_____________           _____%             ______                _____%
$5,000,000 to $7,499,999.99......    $_____________           _____%             ______                _____%
$7,500,000 to $9,999,999.99......    $_____________           _____%             ______                _____%
$10,000,000.00 or higher.........    $_____________           _____%             ______                _____%
     Total.......................    $                       100.00%                                  100.00%
                                     ==============         =======            ========              =======

                  MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS

     If an Early Amortization Period commences and is not terminated, you will begin receiving principal on your notes. Full payment of the Series 200_-_ notes by the _______ payment date (the "SERIES 200_-_ SCHEDULED FINAL PAYMENT DATE") depends on, among other things, repayment by dealers of the Receivables and may not occur if dealer payments are insufficient. Because the Receivables that arise with respect to the financing of equipment are either paid (a) according to a payment schedule, which may be revised upon the sale of the equipment to the dealer for its rental business or the placement by the dealer of equipment in a rent-to-own program or (b) in full upon the retail sale of the underlying equipment, the timing of these payments is uncertain. If a dealer purchases equipment for its rental business or places the equipment in a rent-to-own program, the total principal on the Receivable will not be due upon that purchase or placement into a rent-to-own program, but instead a payment schedule will then be arranged. There is no assurance that the originators will generate additional Receivables under the Accounts or that any particular pattern of dealer payments will occur.

     Also, the shorter the Accumulation Period Length the greater the likelihood that payment of the Series 200_-_ notes in full by the Series 200_-_ Scheduled Final Payment Date will be dependent on the reallocation to Series 200_-_ of principal collections which are initially allocated to other outstanding series of notes. If one or more other series of notes from which principal collections are expected to be available to be reallocated to the payment of the Series 200_-_ notes enters into an Early Amortization Period before the Series 200_-_ Scheduled Final Payment Date, principal collections allocated to those series of notes will not be available to be reallocated to make payments of principal of the Series 200_-_ notes and you may receive your final payment of principal later than the Series 200_-_ Scheduled Final Payment Date.

     Because a Series 200_-_ Early Amortization Event for the Series 200_-_ notes may occur and would initiate an Early Amortization Period, you may receive the final payment of principal on your Series 200_-_ notes before or after the scheduled termination of the Revolving Period or before or after the Series 200_-_ Scheduled Final Payment Date.

     The amount of new Receivables generated in any month and portfolio monthly payment rates on the Receivables may vary because of seasonal variations in equipment or parts sales and inventory levels, retail incentive programs provided by equipment or parts manufacturers and/or the originators or the industrial companies and various economic factors affecting agricultural and construction equipment and parts sales generally. The following table sets forth the highest and lowest portfolio monthly payment rates for equipment, including equipment placed in a rent-to-own program or purchased by the dealer for its rental business, and parts credit lines of the accounts relating to Receivables in the originators' U.S. wholesale portfolio during any month in the periods shown and the average of the portfolio monthly payment rates for all months during the periods shown. The portfolio monthly payment rate is the percentage equivalent of a fraction (a) the numerator of which is the aggregate of all collections of principal during the period, which for purposes of this calculation only will not be reduced by principal collections to be treated as Reallocated Yield Amounts, and (b) the denominator of which is the aggregate beginning principal balance of Receivables in the originators' U.S. wholesale portfolio for the period. These portfolio monthly payment rates include principal credit adjustments. We cannot assure you that the rate of principal collections will be similar to the historical experience presented below.

                PORTFOLIO MONTHLY PAYMENT RATES FOR EQUIPMENT(1)
         AND PARTS CREDIT LINES IN ORIGINATORS' U.S. WHOLESALE PORTFOLIO

                                        ___ MONTHS ENDED,      YEAR ENDED DECEMBER 31,
                                      ---------------------  ---------------------------
                                        2003        2002        2002     2001     2000
                                      ----------  ---------  --------  --------  -------
Highest Month                           [   ]%      [   ]%     [   ]%   [   ]%   [   ]%
Lowest Month                            [   ]%      [   ]%     [   ]%   [   ]%   [   ]%
Average of the Months                   [   ]%      [   ]%     [   ]%   [   ]%   [   ]%
  in the Period

(1) Including equipment placed in a rent-to-own program or purchased by the dealer for its rental business.

                                SERIES PROVISIONS

     The issuer will issue the Series 200_-_ notes under the indenture and an indenture supplement. The discussion under this heading "SERIES PROVISIONS" and the heading "DEPOSIT AND APPLICATION OF FUNDS" in this prospectus supplement and the discussion under the headings "DESCRIPTION OF THE NOTES," "SOURCES OF FUNDS TO PAY THE NOTES" and "THE INDENTURE" in the prospectus summarize the material terms of the Series 200_-_ notes, the indenture and the indenture supplement. These summaries do not claim to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture and the indenture supplement. Neither the indenture nor the indenture supplement limits the aggregate principal amount of notes that may be issued.

     The issuer will pay principal of and interest on the Series 200_-_ notes solely from the portion of interest collections and principal collections that are allocated to Series 200_-_ under the indenture and the indenture supplement after giving effect to all allocations and reallocations. If those sources are not sufficient to pay the Series 200_-_ notes, Series 200_-_ noteholders will have no recourse to any other assets of the issuer or any other person or entity for the payment of principal of or interest on the Series 200_-_ notes.

     The indenture trustee will allocate collections on the Receivables among each series of notes as described in this prospectus supplement and the accompanying prospectus. The issuer will apply interest collections allocable to Series 200_-_ to pay interest on the Series 200_-_ notes, to pay the servicing fee and to cover charge-offs from defaults on the Receivables and uncovered dilution amounts that are allocable to Series 200_-_. Charge-offs allocable to a series of notes are referred to as the Investor Default Amount. The collections allocable to Series 200_-_ will include those funds allocable to the Collateral Amount of the Series 200_-_ notes and the Series 200_-_ Available Subordinated Amount. The issuer will first use the portion of the funds allocable to the Series 200_-_ Available Subordinated Amount, any withdrawals from the reserve fund and any excess available interest collections not required by other series of notes to cover any interest shortfalls, servicing fee shortfalls, shortfalls in required deposit amounts into the Reserve Fund, and the Series 200_-_ share of charge-offs on Defaulted Receivables and uncovered dilution amounts allocated to Series 200_-_. If the issuer still has not covered the interest shortfall, the issuer will use the Series 200_-_ share of principal collections to do so. When it is time to distribute principal to Series 200_-_ noteholders or accumulate principal collections for that purpose, the issuer will use the Series 200_-_ share of principal collections.

Under some circumstances, the issuer may use principal collections allocated to one or more other series of notes to the extent that those amounts are not then needed by those series, but not to cover charge-offs, uncovered dilution or amounts initially required to be covered by interest collections.

     The preceding paragraph is a very simplified description of the primary allocations relating to the Series 200_-_ notes. The following descriptions in this prospectus supplement contain a more precise description of the calculations of those allocations and the manner, timing and priorities of the application of those distributions. Many of the calculations are complex and are described in the definitions of the terms used. The complex defined terms are needed in order to tell you more precisely the amount that will be available to make a specified payment.

INTEREST

     Interest on the outstanding dollar principal amount of the Class A and Class B notes will accrue at the Class A Rate and Class B Rate, respectively, and will be payable to the Class A and Class B noteholders, as applicable, on each payment date, commencing _______. The "PAYMENT DATE" means the 15th day of each month, or if that 15th day is not a business day, the next following business day, commencing on _____. Interest payable on any payment date will accrue from and including the preceding payment date to but excluding that payment date, or, in the case of the first payment date, from and including the Series 200_-_ closing date to but excluding the first payment date. Each of those periods is an "INTEREST PERIOD." Interest will be calculated on the basis of [the actual number of days in each Interest Period divided by 360] [a 360-day year of twelve 30-day months]. Interest due for any payment date but not paid on that payment date will be due on the next payment date, together with interest on that amount at the Class A Rate and Class B Rate, as applicable, to the extent permitted by applicable law.

     [The Calculation Agent will determine the Class A Rate and Class B Rate for each Interest Period on the LIBOR Determination Date preceding that Interest Period.] The "CLASS A RATE" will be the per year rate equal to [the applicable LIBOR plus] ___% and the "CLASS B RATE" will be the per year rate equal to [the applicable LIBOR plus] ___%.

     "MONTHLY INTEREST" for any payment date means the amount of interest accrued on the related Series 200_-_ notes during the Interest Period for that payment date.

     ["LIBOR" for any Interest Period will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day preceding that Interest Period (a "LIBOR DETERMINATION DATE"). "TELERATE PAGE 3750" means the display page so designated as reported by Bloomberg Financial Markets Commodities News, or any other page as may replace that page on that service, or any other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits. If that rate appears on Telerate Page 3750, LIBOR will be that rate. "LIBOR BUSINESS DAY" as used in this prospectus supplement means a day that is both a business day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks, which will be major banks that are engaged in transactions in the London interbank market selected by the Calculation

Agent, to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on that date. If at least two reference banks provide the Calculation Agent with the offered quotations, LIBOR on that date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all the quotations. If on that date fewer than two of the reference banks provide the Calculation Agent with the offered quotations, LIBOR on that date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per year rates that one or more leading banks in New York, New York selected by the Calculation Agent are quoting as of 11:00 A.M., New York City time, on that date to leading European banks for United States dollar deposits for one month. If, however, those banks are not quoting as described above, LIBOR for that date will be LIBOR applicable to the Interest Period immediately preceding that Interest Period. The "CALCULATION AGENT" will initially be the indenture trustee.]

PRINCIPAL

     The issuer is not scheduled to make principal payments to the Series 200_-_ noteholders until the Series 200_-_ Scheduled Final Payment Date. However, if an Early Amortization Period that is not terminated has commenced before the Series 200_-_ Scheduled Final Payment Date, the issuer will begin making principal payments on the payment date in the month following the month in which the Early Amortization Period begins.

     REVOLVING PERIOD. On each payment date relating to the Revolving Period, the Series 200_-_ noteholders' share of principal collections will not be used to make principal payments on the Series 200_-_ notes. Instead, the issuer will either:

     - use them to cover, to the extent of the Available Subordinated Amount and outstanding Class B notes principal amount, (a) a shortfall in the Series 200_-_ share of interest collections needed to pay interest on the Class A notes and/or the monthly servicing fee to be paid by Series 200_-_, (b) charge-offs due to Defaulted Receivables or (c) uncovered dilution on that payment date;

     - use them to cover, to the extent of the Available Subordinated Amount, a shortfall in the Series 200_-_ share of interest collections needed to pay interest on the Class B notes; or

     - use them to cover principal payments due to noteholders of any other series or to cover required principal deposits into a principal funding account of any other series of notes that is in an amortization, early amortization or accumulation period, but not to cover charge-offs, uncovered dilution or amounts initially required to be covered by interest collections; or

     - if the Adjusted-Pool Balance is less than the Required Pool Balance or the Transferor Amount is less than the Trust Available Subordinated Amount, the issuer will deposit the greater of such deficiencies into the Excess Funding Account; or

     - if no other series is then amortizing, repaying or accumulating principal and the Adjusted Pool Balance is not less than the Required Pool Balance and the Transferor Amount is not less than the Trust Available Subordinated Amount, pay them to us.

     See "DEPOSIT AND APPLICATION OF FUNDS--APPLICATION OF COLLECTIONS ALLOCATED TO SERIES 200_-_" and "--ALLOCATION PERCENTAGES" for additional details.

     The "REVOLVING PERIOD" for the Series 200_-_ notes will be the period beginning at the close of business on the "SERIES 200_-_ CLOSING DATE", which is ________, and terminating on the earlier of:

     - the close of business on the day immediately preceding the Accumulation Period Commencement Date; and

     - the close of business on the day immediately preceding the day on which an Early Amortization Period commences.

     The Revolving Period, however, may recommence upon the termination of an Early Amortization Period. See "DEPOSIT AND APPLICATION OF FUNDS-- SERIES 200_-_ EARLY AMORTIZATION EVENTS."

     ACCUMULATION PERIOD. Unless a Series 200_-_ Early Amortization Period that is not terminated as described in this prospectus supplement has commenced, the Series 200_-_ notes will have an Accumulation Period during which the Series 200_-_ share of principal collections to be used by another series of notes will be limited to the excess of the Series 200_-_ share of principal collections for a Collection Period over the Controlled Deposit Amount on the related payment date. Any Shared Excess Available Principal Amounts remaining after application to other series and any amounts required to be deposited into the Excess Funding Account, as required in this prospectus supplement and in the accompanying prospectus, will be paid to us. During the Accumulation Period, principal collections will be accumulated in specified amounts in the Principal Funding Account for the purpose of paying the outstanding dollar principal amount of the Series 200_-_ notes in full on the Series 200_-_ Scheduled Final Payment Date.

     The "ACCUMULATION PERIOD" for the Series 200_-_ notes will be the period beginning on the Accumulation Period Commencement Date and terminating on the earlier of:

     - the payment date on which the outstanding dollar principal amount of the Series 200_-_ notes is reduced to zero; and

     - the close of business on the day immediately preceding the day on which an Early Amortization Period commences.

     Initially, the Accumulation Period is scheduled to be ___ months long. However, depending on the performance of the Receivables in the issuer, the length of the Accumulation Period may be shortened to a single month as described in the following paragraph.

     The "ACCUMULATION PERIOD COMMENCEMENT DATE" for the Series 200_-_ notes will be _______ or, if the servicer elects at its option to delay the start of the Accumulation Period, a later date selected by the servicer. Delaying the start of the Accumulation Period will extend the Revolving Period and shorten the Accumulation Period. The servicer may elect to delay the start of the Accumulation Period because it believes that (a) the issuer will be able to reallocate principal collections allocable to other series of notes to make larger monthly deposits into the Principal Funding Account over a shorter period of time or (b) the payment rate on the Receivables will permit larger monthly deposits to that account over a shorter period of time. In order to delay the start of the Accumulation Period, the following things must occur:

     - the servicer must deliver to the indenture trustee a certificate certifying that the servicer believes that delaying the start of the Accumulation Period will not delay any payment of principal to Series 200_-_ noteholders;

     - the rating agencies must advise the issuer that they will not lower or withdraw their ratings on the notes of any series or class because of the delay in the start of the Accumulation Period;

     - the amount of principal that the indenture trustee will deposit into the Principal Funding Account each month during the Accumulation Period must be increased, so that the sum of all deposits made during the shortened Accumulation Period will equal the principal amount due to Series 200_-_ noteholders on the Series 200_-_ Scheduled Final Payment Date;

     -  the Accumulation Period must start no later than _______; and

     - the servicer must make this election no later than the first day of the last month of the Revolving Period, including extensions of the Revolving Period.

     If the servicer delays the start of the Accumulation Period and a Series 200_-_ Early Amortization Event occurs, you may receive some of your principal later than you would have received it without a delay in the start of the Accumulation Period.

     During the Accumulation Period, the issuer intends to accumulate each month a fixed amount equal to the "CONTROLLED ACCUMULATION AMOUNT," which is equal to the outstanding dollar principal amount of the Series 200_-_ notes as of the Accumulation Period Commencement Date, divided by the Accumulation Period Length. The "ACCUMULATION PERIOD LENGTH" will be the number of full Collection Periods between the Accumulation Period Commencement Date and the Series 200_-_ Scheduled Final Payment Date. Because there may be funds in the Excess Funding Account allocable to Series 200_-_ and the principal collections allocable to Series 200_-_ for any payment date may fluctuate, the issuer will be required to deposit the Controlled Deposit Amount in the Principal Funding Account on each payment date relating to the Accumulation Period. The "CONTROLLED DEPOSIT AMOUNT" for a payment date will be the excess of (a) the Controlled Accumulation Amount plus portions of Controlled Accumulation Amounts that were to be deposited on a prior payment date but were not so deposited, over (b) any funds in the Excess Funding Account that are allocable to Series 200_-_ and have not been deposited into the Principal Funding Account as of that payment date. Any amounts that are on deposit in the Excess Funding Account, after giving effect to any deposits into the Excess Funding Account that are to be made on that payment date, and which are allocable to Series 200_-_ on that payment date will be deposited into the Principal Funding Account on that date.

     Unless and until an Early Amortization Period that is not terminated as described in this prospectus supplement has occurred, the issuer will use the funds accumulated in the Principal Funding Account, including available funds from the Excess Funding Account that are allocable to Series 200_-_, to pay the outstanding dollar principal amount of the Series 200_-_ notes on the Series 200_-_ Scheduled Final Payment Date.

     EARLY AMORTIZATION PERIOD. If the outstanding dollar principal amount of the Series 200_-_ notes is not paid in full on the Series 200_-_ Scheduled Final Payment Date, a Series 200_-_ Early Amortization Event will occur, resulting in the start of an Early Amortization Period. Other Series 200_-_ Early Amortization Events that will also trigger the start of an Early Amortization Period are described under "DEPOSIT AND APPLICATION OF FUNDS--SERIES 200_-_EARLY AMORTIZATION EVENTS."

     An "EARLY AMORTIZATION PERIOD" for the Series 200_-_ notes will be a period beginning on the day on which a Series 200_-_ Early Amortization Event occurs and terminating on the earliest of:

     - the payment date on which the outstanding dollar principal amount of the Series 200_-_ notes is reduced to zero;

     -  the Legal Final Maturity Date; and

     - if this Early Amortization Period has commenced before the scheduled termination of the Revolving Period, the day on which the Revolving Period recommences under the limited circumstances described in "DEPOSIT AND APPLICATION OF FUNDS--SERIES 200_-_ EARLY AMORTIZATION EVENTS."

     On each payment date relating to the Early Amortization Period, the Series 200_-_ noteholders will receive payments of Monthly Principal and Monthly Interest.

     Monthly Principal is the amount of principal that the issuer will pay to or accumulate for the Series 200_-_ noteholders on a monthly basis. The "MONTHLY PRINCIPAL" on any payment date relating to the Accumulation Period or any Early Amortization Period will equal the principal collections, less Reallocated Yield Amounts, for Series 200_-_ less any portion of those principal collections that is applied to pay interest on the Class A notes, Class B notes and/or the monthly servicing fee to be paid by Series 200_-_, or to cover charge-offs due to Defaulted Receivables or uncovered dilution on that payment date. However, for each payment date, relating to the Accumulation Period, Monthly Principal will not exceed the Controlled Deposit Amount for that payment date plus any Controlled Deposit Amount for a prior payment date that has not been previously deposited into the Principal Funding Account. Also, Monthly Principal in any event will not exceed the Collateral Amount of the Series 200_-_ notes. Consequently, if the Collateral Amount of the Series 200_-_ notes is reduced by
(a) reallocations of principal collections to pay interest on the Class A notes and/or the monthly servicing fee to be paid by Series 200_-_ , (b) charge-offs due to Defaulted Receivables or uncovered dilution and/or (c) the amount of Available Principal Amounts deposited into the Reserve Fund as described below under "DEPOSIT AND APPLICATION OF FUNDS--APPLICATION OF COLLECTIONS TO SERIES 200_-_--PRINCIPAL COLLECTIONS ALLOCABLE TO SERIES 200_-_", and is not reinstated, Class B noteholders will incur a loss. If the reduction exceeds the initial principal balance of the Class B notes and the Series 200_-_ Available Subordinated Amount, the Class A noteholders will incur a loss.

     During an Early Amortization Period, any amounts that are on deposit in the Excess Funding Account, after giving effect to any deposits into the Excess Funding Account that are made on that payment date, and which are allocable to Series 200_-_ on that payment date will be included in the Monthly Principal available to Series 200_-_ on that payment date.

     During an Early Amortization Period, the Monthly Principal will be applied on each payment date first, to the payment of principal on the Class A notes until the outstanding principal balance of the Class A notes has been reduced to zero, and second, to the payment of principal on the Class B notes until the outstanding principal balance of the Class B notes has been reduced to zero.

EXCESS FUNDING ACCOUNT

     Unless and until a Series 200_-_ Early Amortization Event has occurred or the Accumulation Period has commenced, the indenture trustee will keep the Series 200_-_ Excess Funding Amount, which is the Series 200_-_ share of the Excess Funded Amount, in the Excess Funding Account. The indenture trustee will generally invest funds on deposit in the Excess Funding Account at the direction of the servicer in Eligible Investments. Those investments must mature on or before the next payment date unless the rating agencies confirm that a longer maturity will not result in the downgrade or withdrawal of their ratings of the Series 200_-_ notes.

     "SERIES 200_-_ EXCESS FUNDING AMOUNT" means, as of any date, the product of:

     (a)  the amount on deposit in the Excess Funding Account on that date;
          times

     (b)  a fraction:

          -    whose numerator is the Series 200_-_ Security Amount; and

          - whose denominator is the sum of the series security amounts of all series issued by the issuer that are being allocated a portion of the funds in the Excess Funding Account on that date.

     We will deposit additional amounts in the Excess Funding Account on a payment date to the extent described under "The Transfer and Servicing Agreement--Excess Funding Account" in the prospectus.

     At the end of the Revolving Period, the issuer will transfer the Series 200_-_ Excess Funding Amount on deposit in the Excess Funding Account to the Principal Funding Account. No funds allocable to Series 200_-_ will be deposited in the Excess Funding Account during any Early Amortization Period or during the Accumulation Period.

OPTIONAL REDEMPTION BY THE ISSUER

     Under the indenture, the servicer has the right, but not the obligation, to cause the issuer to redeem the Series 200_-_ notes in whole but not in part on any day on or after the day on which the outstanding principal balance of the Series 200_-_ notes is reduced to 10% or less of the initial principal balance of the Series 200_-_ notes. This redemption option is referred to as a clean-up call.

     If the servicer elects to cause the issuer to redeem the Series 200_-_ notes, it will cause the issuer to notify the registered holders at least thirty days before the redemption date. The redemption price of the Series 200_-_ notes will equal 100% of the outstanding dollar principal amount of the Series 200_-_ notes, plus accrued but unpaid interest on the Series 200_-_ notes to but excluding the date of redemption.

     If the issuer is unable to pay the redemption price in full on the redemption date, the redemption will not be deemed to occur on that date and monthly payments on the Series 200_-_ notes will thereafter be made until either the principal of and accrued interest on those notes are paid in full or the Legal Final Maturity Date occurs, whichever is earlier. Any funds in the Principal Funding Account and Interest Funding Account for the Series 200_-_ notes will be applied to make the principal and interest payments on the Series 200_-_ notes on the redemption date.

     "INTEREST FUNDING ACCOUNT" means a Qualified Account maintained in the name of the indenture trustee for the benefit of the Series 200_-_ noteholders and in which interest is deposited for payment to the Series 200_-_ noteholders.

     "PRINCIPAL FUNDING ACCOUNT" means a Qualified Account maintained in the name of the indenture trustee for the benefit of the Series 200_-_ noteholders and in which principal is deposited for payment to the Series 200_-_ noteholders.

                        DEPOSIT AND APPLICATION OF FUNDS

     We describe how interest collections and principal collections received by the issuer are allocated among the Transferor's Interest and the various series of notes and applied to cover required payments on the Series 200_-_ notes in particular in the following discussion and under "SOURCES OF FUNDS TO PAY THE NOTES" and "THE TRANSFER AND SERVICING AGREEMENT--ALLOCATION PERCENTAGES" in the prospectus and "--ALLOCATION PERCENTAGES" below.

ALLOCATION PERCENTAGES

     The servicer will allocate all collections and all Defaulted Amounts and uncovered dilution for each Collection Period among:

     (a)  the Series 200_-_ notes;

     (b)  other outstanding series of notes that the issuer has issued; and

     (c)  the Transferor's Interest.

     The servicer will allocate collections, Defaulted Amounts and uncovered dilution to Series 200_-_ on the basis of various percentages. Which percentage the servicer will use to allocate collections depends on whether the servicer is allocating interest collections or principal collections and whether the interest collections or principal collections, as applicable, are received in the Revolving Period, the Accumulation Period or an Early Amortization Period.

     The servicer will allocate the collections, uncovered dilution and charge-offs on Defaulted Receivables among the series of notes, including Series 200_-_, as follows:

     - interest collections (including all investment income earned on amounts in the Excess Funding Account since the preceding payment date), uncovered dilution and charge-offs on Defaulted Receivables will be allocated to each series of notes based on its series floating allocation percentage;

     - if a series of notes is not in an amortization, early amortization or accumulation period, then principal collections will be allocated to that series based on its series floating allocation percentage; and

     - if a series of notes is in an amortization, early amortization or accumulation period, or in the case of the Series 200_-_ notes, the Accumulation Period or any Early Amortization Period, then principal collections will be allocated to that series based on its series principal allocation percentage.

     The series floating allocation percentage effects, in general, an allocation to each series based on the series security amount of each series. The series floating allocation percentage for Series 200_-_, referred to as the "SERIES 200_-_ FLOATING ALLOCATION PERCENTAGE," for any payment date will be the percentage equivalent, which may never exceed 100%, of a fraction, the numerator of which is the Series 200_-_ Security Amount as of the last day of the immediately preceding Collection Period and the denominator of which is the greater of (a) the Adjusted Pool Balance as of the close of business on the last day of the immediately preceding Collection Period and (b) the sum of the series security amounts for all series of notes, including Series 200_-_, on that day.

     The series principal allocation percentage is, in general, based on the series security amount of each series, based on a numerator that is fixed for a series at the end of its revolving period. Even though the issuer will be distributing or accumulating principal collections for the noteholders of that series, the numerator used for the calculation for that series will not decline. The series principal allocation percentage for Series 200_-_, referred to as the "SERIES 200_-_ PRINCIPAL ALLOCATION PERCENTAGE," for any payment date will be the percentage equivalent, which may never exceed 100%, of a fraction:

     - the numerator of which is the Series 200_-_ Security Amount as of the last day of the immediately preceding Collection Period or, if the Accumulation Period or an Early Amortization Period has commenced, as of the last day of the Collection Period that preceded the commencement of the Accumulation Period or an Early Amortization Period, as applicable; and

     - the denominator of which is the greater of (a) the Adjusted Pool Balance as of the close of business on the last day of the immediately preceding Collection Period and (b) the sum of the series security amounts for all series of notes as of the last day of the immediately preceding Collection Period, except that for any series that is amortizing, repaying or accumulating principal, the series security amount of that series will be the series security amount as of the last day of the Collection Period that preceded the commencement of the amortization, repayment or accumulation, as applicable.

This fraction will be adjusted to account for any additional issuances of series of notes since the prior Collection Period.

     Collections will be allocated to us as holder of the Transferor's Interest based on the Transferor Percentage.

APPLICATION OF COLLECTIONS TO SERIES 200_-_

     INTEREST COLLECTIONS ALLOCATED TO SERIES 200_-_. Along with interest collections allocated to your series of notes as described above ("SERIES 200_-_ INTEREST COLLECTIONS"), on each payment date, the indenture trustee will also include the following amounts as part of the interest collections allocated to Series 200_-_ (which together with the Series 200_-_ Interest Collections are the "SERIES 200_-_ AVAILABLE INTEREST AMOUNTS"):

     - any net investment earnings on funds in the Principal Funding Account will be withdrawn from the Principal Funding Account and added to the interest collections allocated to the Series 200_-_ notes;

     - any net investment earnings on funds in the Reserve Fund will be withdrawn from the Reserve Fund and added to the interest collections allocated to the Series 200_-_ notes; and

     - to the extent the available interest amount is insufficient to pay items first through fifth under the following paragraph, any shared excess interest collections allocated from other series to Series 200_-_, as described in "--SHARED EXCESS AVAILABLE INTEREST AMOUNTS," will be added to the interest allocated to the Series 200_-_ notes and used to make payments in the same priority.

     On each payment date, the indenture trustee will apply Series 200_-_ Available Interest Amounts as follows:

     - first, the indenture trustee will apply funds to pay the monthly servicing fee to be paid by Series 200_-_;

     - second, the indenture trustee will deposit to the Interest Funding Account (a) accrued and unpaid interest on the Class A notes due on that payment date and (b) to the extent lawful, interest at the Class A Rate on any unpaid delinquent interest on the Class A notes;

     - third, the indenture trustee will deposit into the Interest Funding Account (a) accrued and unpaid interest on the Class B notes due on that payment date and (b) to the extent lawful, interest at the Class B Rate on any unpaid delinquent interest on the Class B notes;

     - fourth, if the Series 200_-_ Available Interest Amounts for that payment date exceed the amounts payable in clauses first, second and third, then the issuer will treat that excess amount as principal collections for Series 200_-_ to the extent of:

          - the amount of charge-offs on Defaulted Receivables and uncovered dilution amounts that are allocable to Series 200_-_ for the related Collection Period; and

          -    the Series 200_-_ Collateral Amount Deficit, if any;

     - fifth, the indenture trustee will deposit into the Reserve Fund an amount so that the amounts on deposit will equal the Reserve Fund Required Amount, if any, for that payment date;

     - sixth, an amount equal to the excess of the Series 200_-_ Required Subordinated Amount over the Series 200_-_ Available Subordinated Amount will be distributed to us to increase the Series 200_-_ Available Subordinated Amount by the amount so distributed; and

     - seventh, any Series 200_-_ Available Interest Amounts that remain after giving effect to clauses first, second, third, fourth, fifth and sixth and reimbursement of waived servicing fees, if any, will be treated as "SHARED EXCESS AVAILABLE INTEREST AMOUNTS" and will be applied to shortfalls or deficits of other series of notes or, to the extent not needed to cover shortfalls or deficits of other series, paid to us.

     If Series 200_-_ Available Interest Amounts are not sufficient to make the entire distributions required by the first and second clauses above, the indenture trustee will withdraw funds from the Reserve Fund and apply those funds to complete the distributions under those clauses. In addition, if Series 200_-_ is in an Early Amortization Period and if the Series 200_-_ Available Interest Amounts are not sufficient to make the entire distributions required by fourth clause above, the indenture trustee will withdraw funds from the Reserve Fund and apply those funds to complete the distributions under that clause.

     RESERVE FUND. The "RESERVE FUND" will be an Eligible Deposit Account established and maintained in the name of the indenture trustee for the benefit of the Series 200_-_ noteholders. On the Series 200_-_ closing date, we will deposit $_______ (0.__% of the principal balance of the Series 200_-_ notes) into the Reserve Fund. We will deposit some of the collections into the Reserve Fund in an effort to keep the Reserve Fund Required Amount in the Reserve Fund. The "RESERVE FUND REQUIRED AMOUNT" for any distribution date will equal 0.__% of the outstanding principal balance of the Series 200_-_ notes for that payment date, after giving effect to any change in that balance on that payment date. Funds in the Reserve Fund will be invested in Eligible Investments that will mature on or before the next payment date. On each Determination Date, the servicer will apply any investment earnings, net of losses and investment expenses, on amounts in the Reserve Fund as discussed under "DEPOSIT AND APPLICATION OF FUNDS--APPLICATION OF COLLECTIONS TO SERIES 200_-_". After the earlier of the payment in full of the outstanding principal balance of the Series 200_-_ notes and the Legal Final Maturity Date, any funds remaining on deposit in the Reserve Fund will be paid to us.

     If, after giving effect to the allocations, distributions and deposits in the Reserve Fund described above under "DEPOSIT AND APPLICATION OF FUNDS--APPLICATION OF COLLECTIONS TO SERIES 200_-_", the amount in the Reserve Fund is less than the Reserve Fund Required Amount for the next payment date, the indenture trustee will deposit any Series 200_-_ Available Principal Amounts remaining after application as required under "DEPOSIT AND APPLICATION OF FUNDS--APPLICATION OF COLLECTIONS TO SERIES 200_-_--PRINCIPAL COLLECTIONS ALLOCABLE TO SERIES 200_-_", but before applying any of these amounts as Shared Excess Available Principal Amounts as required under that section, for the related Collection Period into the Reserve Fund until the amount in the Reserve Fund is equal to that Reserve Fund Required Amount.

     The "SERIES 200_-_ COLLATERAL AMOUNT DEFICIT" is the amount, if any, by which (x) the outstanding dollar principal amount of the Series 200_-_ notes less the amount, other than investment earnings, in the Principal Funding Account exceeds (y) the Collateral Amount of the Series 200_-_ notes.

     The annual servicing fee rate for Series 200_-_ is 1.0% per year. The monthly servicing fee for Series 200_-_ is 1/12 of 1.0% of the Collateral Amount for Series 200_-_. If the servicer, in its sole discretion, elects to waive any portion of its monthly servicing fee for a payment date, the servicer will receive that monthly servicing fee on a future payment date out of the amount, if any, available as provided in clause seventh above.

     The "COLLATERAL AMOUNT" means the outstanding dollar principal amount of the Series 200_-_ notes, which upon issuance will be $_____, minus the reductions in the Collateral Amount of the Series 200_-_ notes described under "DEPOSIT AND APPLICATION OF FUNDS--REDUCTION AND REINSTATEMENT OF COLLATERAL AMOUNTS" plus the increases in the Collateral Amount of the Series 200_-_ notes described under that heading.

     PRINCIPAL COLLECTIONS ALLOCABLE TO SERIES 200_-_. Under "--ALLOCATION PERCENTAGES," we describe how the issuer will allocate principal collections among each series of notes and the Transferor's Interest. On each payment date, the Series 200_-_ Principal Collections, together with any amounts on deposit in the Excess Funding Account allocated to Series 200_-_ on that payment date, and with the amount of any Series 200_-_ Available Interest Amounts used to fund the Series 200_-_ share of any charge-offs on Defaulted Receivables and its share of uncovered dilutions and any Series 200_-_ Collateral Amount Deficit, as described under "--INTEREST COLLECTIONS ALLOCATED TO SERIES 200_-_" above, are referred to collectively as that "SERIES 200_-_ AVAILABLE PRINCIPAL AMOUNTS," and will be applied by the indenture trustee on each payment date, as follows:

     - first, if the interest collections for Series 200_-_ are not enough to cover the monthly servicing fee to be paid by Series 200_-_ and/or the interest on the Class A notes specified in clauses first and second under "--INTEREST COLLECTIONS ALLOCATED TO SERIES 200_-_" above, respectively, for that payment date, the indenture trustee will deposit into the Interest Funding Account the amount of that shortfall in an amount not to exceed the Series 200_-_ Security Amount reduced by the outstanding Class A principal amount, after taking into account any reductions due to charge-offs from Defaulted Receivables and uncovered dilution;

     - second, if the interest collections for Series 200_-_ are not enough to cover the interest on the Class B notes specified in clause third under "--INTEREST COLLECTIONS ALLOCATED TO SERIES 200_-_" above, for that payment date, the indenture trustee will deposit into the Interest Funding Account the amount of that shortfall in an amount not to exceed the Series 200_-_ Available Subordinated Amount, after taking into account any reductions due to charge-offs from Defaulted Receivables and uncovered dilution;

     - third, if Series 200_-_ is in its Accumulation Period, the indenture trustee will deposit the Controlled Deposit Amount, to the extent of any remaining Series 200_-_ Available Principal Amounts, into the Principal Funding Account;

     - fourth, if Series 200_-_ is in an Early Amortization Period, the indenture trustee will deposit any remaining Series 200_-_ Available Principal Amounts into the Principal Funding Account for payment to the Series 200_-_ noteholders in an amount up to the Collateral Amount of the Series 200_-_ notes, to the extent of the Series 200_-_ Security Amount, after taking into account any reductions due to charge-offs of Defaulted Receivables, uncovered dilutions and any application as required in clause first;

     - fifth, the issuer will make a deposit into the Reserve Fund to the extent that the Reserve Fund is less than the Reserve Fund Required Amount after giving effect to any deposits made from the Series 200_-_ Available Interest Amounts to the Reserve Fund for that payment date, but only to the extent that the Available Subordinated Amount exceeds zero prior to such deposit; and

     - sixth, the issuer will treat any remaining Series 200_-_ Available Principal Amounts as "SHARED EXCESS AVAILABLE PRINCIPAL AMOUNTS" available to be used to satisfy the principal funding requirements of other series of notes, deposited in the Excess Funding Account or paid to us.

     The use of Series 200_-_ Available Principal Amounts under clauses first and second above to pay interest on the Class A notes, Class B notes and/or the monthly servicing fee to be paid by Series 200_-_ will result in a reduction in the Series 200_-_ Security Amount as described under "--REDUCTION AND REINSTATEMENT OF COLLATERAL AMOUNTS".

     "SERIES 200_-_ PRINCIPAL COLLECTIONS" means (a) if Series 200_-_ is in the Accumulation Period or Early Amortization Period, the Series 200_-_ Principal Allocation Percentage, and at any other time, the Series 200_-_ Floating Allocation Percentage, times (b) principal collections, less Reallocated Yield Amounts, for the related Collection Period.

     If the Series 200_-_ noteholders cause the issuer to sell Receivables as described under "--SALE OF RECEIVABLES," the issuer will pay the proceeds of that sale to the Series 200_-_ noteholders to the extent of the Collateral Amount of the Series 200_-_ notes, and the Series 200_-_ noteholders will not receive any further collections or other assets of the issuer.

REDUCTION AND REINSTATEMENT OF COLLATERAL AMOUNTS

     The calculation of a series collateral amount is described under "DESCRIPTION OF THE NOTES -- STATED PRINCIPAL AMOUNT AND OUTSTANDING DOLLAR PRINCIPAL AMOUNT OF NOTES AND COLLATERAL AMOUNT OF A SERIES" in the prospectus. That section contains a description of reductions and reinstatements of the series collateral amount other than on account of principal payments or deposits to the Principal Funding Account.

     The Series 200_-_ Security Amount will be calculated on each Determination Date. The Series 200_-_ Security Amount for each Determination Date will be an amount equal to the Series 200_-_ Security Amount as calculated on the prior Determination Date, decreased by any reductions since that date and increased by any reinstatements since that date. We describe these reductions and reinstatements below.

     "SERIES 200_-_ SECURITY AMOUNT" means the sum of (a) the Collateral Amount of the Series 200_-_ notes and (b) the Series 200_-_ Available Subordinated Amount.

REDUCTIONS

     The portion of the Series 200_-_ Security Amount constituting the Collateral Amount of the Series 200_-_ notes will be reduced by the amount of any funds, other than investment earnings, deposited into the Principal Funding Account since the prior date on which the Series 200_-_ Security Amount was calculated. Deposits into the Principal Funding Account will not reduce the portion of the Series 200_-_ Security Amount constituting the Series 200_-_ Available Subordinated Amount.

     In addition, the Series 200_-_ Security Amount will be reduced on any payment date by the following amounts allocated on that payment date:

     (A) the amount, if any, of the Series 200_-_ Available Principal Amounts used to pay interest on the Class A notes, Class B notes and/or the monthly servicing fee to be paid by Series 200_-_ as described above under "--APPLICATION OF COLLECTIONS TO SERIES 200_-_--PRINCIPAL COLLECTIONS ALLOCABLE TO SERIES 200_-_", (B) the amount of charge-offs on Defaulted Receivables and uncovered dilution amounts in the related Collection Period that are allocated to Series 200_-_ to the extent that they are not covered by Series 200_-_ Available Interest Amounts that are treated as Series 200_-_ Available Principal Amounts to cover those charge-offs and uncovered dilution as described under "-- APPLICATION OF COLLECTIONS TO SERIES 200_-_--INTEREST COLLECTIONS ALLOCATED TO SERIES 200_-_" and (C) the amount of Available Principal Amounts deposited into the Reserve Fund as described above under "--APPLICATION OF COLLECTIONS TO SERIES 200_-_--PRINCIPAL COLLECTIONS ALLOCABLE TO SERIES 200_-_".

     On each payment date, the issuer will allocate the amount of any reduction in the Series 200_-_ Security Amount due to clause (A) or (B) in the preceding paragraph above as follows:

     - first, the issuer will reduce the Series 200_-_ Available Subordinated Amount by the amount of that reduction until the Series 200_-_ Available Subordinated Amount reaches zero; and

     - second, the issuer will reduce the Collateral Amount of the Series 200_-_ notes by any remaining amount of that reduction until the Collateral Amount of the Series 200_-_ notes reaches zero.

     The "SERIES 200_-_ REQUIRED SUBORDINATED AMOUNT" is equal to:

     - the greater of (a) zero and (b) the product of (1) __% (the "SERIES 200_-_ SUBORDINATED PERCENTAGE") times (2) the Collateral Amount of the Series 200_-_ notes, plus

     -  the Series 200_-_ Incremental Subordinated Amount.

     If the Series 200_-_ Available Subordinated Amount is reduced below the Series 200_-_ Required Subordinated Amount, as calculated without giving effect to any reductions or reinstatements described under this heading except for reductions due to deposits to the Principal Funding Account, on any payment date after giving effect to all allocations and distributions on that date, then a Series 200_-_ Early Amortization Event will occur.

     While the issuer will reduce the Collateral Amount of the Series 200_-_ notes as described above, the outstanding dollar principal amount of the Series 200_-_ notes will not be similarly reduced. However, the aggregate principal paid on the Series 200_-_ notes will not exceed the Collateral Amount of the Series 200_-_ notes. Consequently, Class B noteholders will incur a loss on the Class B notes if the Series 200_-_ Available Subordinated Amount is reduced to zero and the Collateral Amount of the Series 200_-_ notes is thereafter reduced by charge-offs, uncovered dilution or reallocations as described above and not reinstated as described below. In addition, if the total amount of these reductions exceeds the initial principal balance of the Class B notes, then the Class A notes will incur a loss.

REINSTATEMENTS

     The Series 200_-_ Security Amount will be reinstated on any payment date by the amount of the Series 200_-_ Available Interest Amounts that the issuer applies to cover the Series 200_-_ Collateral Amount Deficit as required in clause fourth and to increase the Series 200_-_ Available Subordinated Amount as required in clause sixth under "--APPLICATION OF COLLECTIONS TO SERIES 200_-_--INTEREST COLLECTIONS ALLOCABLE FOR SERIES 200_-_." The issuer will allocate the amount of that reinstatement on that payment date as follows:

     - first, if the Collateral Amount of the Series 200_-_ notes has been reduced by charge-offs, uncovered dilution or reallocations as described above and not fully reinstated, the issuer will allocate the reinstatement amount to the Collateral Amount of the Series 200_-_ notes until it equals the initial outstanding dollar principal amount of the Series 200_-_ notes less any amounts, other than investment earnings, in the Principal Funding Account, and any principal payments made to the Series 200_-_ noteholders; and

     - second, the issuer will allocate any remaining reinstatement amount to the Series 200_-_ Available Subordinated Amount until the Series 200_-_ Available Subordinated Amount has been fully reinstated.

     The series security amounts of other series of notes will be similarly reduced and reinstated.

SERIES 200_-_ AVAILABLE SUBORDINATED AMOUNT

     The "SERIES 200_-_ AVAILABLE SUBORDINATED AMOUNT" as of the first Determination Date will be $__________, and as of each subsequent Determination Date will be the lower of:

          (a) the Series 200_-_ Required Subordinated Amount on that Determination Date; and

          (b)  an amount equal to:

          - the Series 200_-_ Available Subordinated Amount for the prior payment date; minus

          - the amount of reductions to the Series 200_-_ Available Subordinated Amount as described above; plus

          - the amount of any interest collections available to be paid to us to increase the Series 200_-_ Available Subordinated Amount as described above; minus

          - the Series 200_-_ Incremental Subordinated Amount for the prior payment date as described below; plus

          - the Series 200_-_ Incremental Subordinated Amount for the current payment date as described below; plus

          -    any increases made by us as described in the following paragraph.

     We may, in our sole discretion, at any time increase the Series 200_-_ Available Subordinated Amount so long as the cumulative amount of these increases does not exceed ___% of the initial principal balance of the Series 200_-_ notes. We are not under any obligation to increase the Series 200_-_ Available Subordinated Amount at any time. We may elect to increase the Series 200_-_ Available Subordinated Amount at the time a Series 200_-_ Early Amortization Event would otherwise occur, thus preventing or delaying the occurrence of the Series 200_-_ Early Amortization Event for the Series 200_-_ notes.

     The "SERIES 200_-_ INCREMENTAL SUBORDINATED AMOUNT" on any Determination Date will equal the product obtained by multiplying:

          (a) a fraction, the numerator of which is the Series 200_-_ Security Amount, calculated without including the Series 200_-_ Incremental Subordinated Amount, and the denominator of which is the greater of (1) the Pool Balance on the last day of the preceding Collection Period and (2) the sum of the amounts in the numerator for all series by

          (b)  the excess, if any, of

               (1) the sum of (x) the Dealer Overconcentration Amount and (y) the aggregate amount of Ineligible Receivables and, without duplication, any other Receivables transferred to the issuer that are not Eligible Receivables, on that Determination Date over

               (2) the aggregate amount of Ineligible Receivables and, without duplication, any other Receivables transferred to the issuer that are not Eligible Receivables, and Receivables in Accounts containing Dealer Overconcentrations, in each case that became Defaulted Receivables during the preceding Collection Period and may be reassigned from the issuer, unless insolvency events relating to us or the applicable originator have occurred, as further described in the Transfer and Servicing Agreement.

The terms used in this definition are defined in the "Glossary of Principal Terms for Prospectus" in the prospectus.

     The Series 200_-_ Available Subordinated Amount will vary from time to time as the amounts in clause (b) immediately above vary from time to time. Also, the issuer will reduce or reinstate the Series 200_-_ Available Subordinated Amount as described under "-- REDUCTION AND REINSTATEMENT OF COLLATERAL AMOUNTS."

     As of the Series 200_-_ Closing Date, the Series 200_-_ Available Subordinated Amount was $_______.

REQUIRED POOL PERCENTAGE

     As described under "THE TRANSFER AND SERVICING AGREEMENT--ADDITION OF ACCOUNTS" in the prospectus, we will be required to add to the issuer the Receivables of Additional Accounts if (a) the sum of the Adjusted Pool Balance at the end of a Collection Period is less than the Required Pool Balance for the following payment date or (b) the Transferor Amount is less than the Trust Available Subordinated Amount. The calculation of the Required Pool Balance is a function of the Required Pool Percentage for each series and the required subordinated amount for each series. The "REQUIRED POOL PERCENTAGE" for Series 200_-_ is ___%. Furthermore, we may, upon ten days' prior notice to the indenture trustee and the rating agencies, reduce the Required Pool Percentage to not less than _____%, so long as the rating agencies have not notified us or the servicer that this reduction will result in a reduction or withdrawal of the rating of the Series 200_-_ notes or any other outstanding series or class of notes.

SALE OF RECEIVABLES

     Receivables may be sold upon an acceleration of the Series 200_-_ notes after an event of default and on the legal final maturity date of the Series 200_-_ notes. The legal final maturity date of the Series 200_-_ notes is the payment date in _____, which is the payment date on which the Series 200_-_ notes are required to be paid.

     If an event of default occurs and the Series 200_-_ notes are accelerated, each holder of Series 200_-_ notes may notify the indenture trustee that it desires to cause the issuer to sell principal Receivables and the related non-principal Receivables, or interests in the principal Receivables and the related non-principal Receivables, in the amount described below. The sale can only occur if at least one of the following conditions is met:

          (a) the holders of at least 90% of the outstanding dollar principal amount of the Series 200_-_ notes have notified the indenture trustee that they desire to cause the issuer to sell principal Receivables and the related non-principal Receivables for their Series 200_-_ notes;

          (b) the holders of a majority of the outstanding dollar principal amount of the Series 200_-_ notes have notified the indenture trustee that they desire to cause the issuer to sell principal Receivables and the related non-principal Receivables for their Series 200_-_ notes and the net proceeds of the sale of Receivables, as described below, plus amounts on deposit in the Principal Funding Account would be sufficient to pay all amounts due on the Series 200_-_ notes; or

          (c)(1) the indenture trustee determines that the funds to be allocated to the Series 200_-_ notes, including (A) the Series 200_-_ Available Interest Amounts and Series 200_-_ Available Principal Amounts and (B) amounts on deposit in the Principal Funding Account, may not be sufficient on an ongoing basis to make payments on the Series 200_-_ notes as those payments would have become due if the obligations had not been declared due and payable and (2) holders of at least 66 2/3% of the outstanding dollar principal amount of the Series 200_-_ notes have notified the indenture trustee that they desire to cause the issuer to sell principal Receivables and the related non-principal Receivables for their Series 200_-_ notes.

     If any of the conditions in the preceding paragraph are met, the issuer will sell principal Receivables and the related non-principal Receivables on behalf of all holders of the Series 200_-_ notes, whether or not they have actually requested that the issuer sell principal Receivables and the related non-principal Receivables.

     If any of the conditions in the second preceding paragraph are met, the indenture trustee will cause the issuer to sell principal Receivables and the related non-principal Receivables, or interests in principal Receivables and the related non-principal Receivables, in the amount described below. The holders of the Series 200_-_ notes will maintain their rights in their Series 200_-_ notes until the holders deliver their Series 200_-_ notes to the issuer as required in connection with the application of the sale proceeds to payment of the amounts due on the Series 200_-_ notes.

     If principal on the Series 200_-_ notes has not been paid in full on the Legal Final Maturity Date, after giving effect to any adjustments, deposits and payments to be made on that date, the sale will automatically take place on that date. The issuer will apply proceeds from the sale to the payment of the amounts due on the Series 200_-_ notes. The issuer will pay any excess to us.

     In the case of any sale as described in this section, the amount of Receivables sold will be in an amount not exceeding the Series 200_-_ Security Amount of the Series 200_-_ notes and the proceeds of that sale, but only up to the Collateral Amount of the Series 200_-_ notes, will be available to pay the outstanding dollar principal amount and any unpaid interest of the Series 200_-_ notes. The Collateral Amount of the Series 200_-_ notes will be automatically reduced to zero upon the sale. After the sale, the issuer will not allocate any further principal collections or interest collections to the Series 200_-_ notes.

     The amount of proceeds from the sale of Receivables for the Series 200_-_ notes may be less than the outstanding dollar principal amount of the Series 200_-_ notes. This deficiency can arise if the Collateral Amount of the Series 200_-_ notes was reduced below the outstanding dollar principal amount of the Series 200_-_ notes before the sale of Receivables or if the sale price for the Receivables was less than the outstanding dollar principal amount of the Series 200_-_ notes. These types of deficiencies will not be reimbursed.

     Any amount remaining on deposit in the Interest Funding Account when the Series 200_-_ notes have received final payment as described in "-- FINAL PAYMENT OF THE SERIES 200_-_ NOTES" after a sale of Receivables will be treated as interest collections and be allocated as described in "--APPLICATION OF COLLECTIONS TO SERIES 200_-_."

FINAL PAYMENT OF THE SERIES 200_-_ NOTES

     Series 200_-_ noteholders will be entitled to payment of principal in an amount equal to the outstanding dollar principal amount of the Series 200_-_ notes. However, Series 200_-_ Available Principal Amounts will be available to pay principal on the Series 200_-_ notes only up to the Collateral Amount of the Series 200_-_ notes, which may be reduced for uncovered dilution and charge-offs due to uncovered defaults on principal Receivables in the issuer and reallocations of Series 200_-_ Available Principal Amounts to pay interest on the Class A notes, to make required deposits to the Reserve Fund and/or the monthly servicing fee to be paid by Series 200_-_. In addition, if a sale of Receivables to pay outstanding amounts on the Series 200_-_ notes occurs as described in "-- SALE OF RECEIVABLES", the amount of Receivables sold will be limited to the Series 200_-_ Security Amount of the Series 200_-_ notes and the proceeds of that sale, but only up to the Collateral Amount of the Series 200_-_ notes, will be available to pay the outstanding dollar principal amount and any unpaid interest of the Series 200_-_ notes. If the Collateral Amount of the Series 200_-_ notes has been reduced below the outstanding dollar principal amount of the Series 200_-_ notes and not reinstated to that amount as described in this prospectus supplement, Class B noteholders will not receive full payment of the outstanding dollar principal amount of their notes. In addition, if the total amount of these reductions exceeds the initial principal balance of the Class B notes, then the Class A noteholders will not receive full payment of the outstanding dollar principal amount of their notes.

     On the date of a sale of Receivables following an event of default and acceleration of the Series 200_-_ notes or on the Legal Final Maturity Date of the Series 200_-_ notes, the proceeds of that sale, but only up to the Collateral Amount of the Series 200_-_ notes, will be available to pay the outstanding dollar principal amount and any unpaid interest of the Series 200_-_ notes.

     The Series 200_-_ notes will be considered to be paid in full, the holders of the Series 200_-_ notes will have no further right or claim, and the issuer will have no further obligation or liability for principal or interest, on the earliest to occur of:

     - the date of the payment in full of the stated principal amount of and all accrued interest on the Series 200_-_ notes;

     - the Legal Final Maturity Date of the Series 200_-_ notes, after giving effect to all deposits, allocations, reallocations, sales of Receivables and payments to be made on that date; or

     - the date on which a sale of Receivables has taken place, as described in "-- Sale of Receivables."

SHARED EXCESS AVAILABLE INTEREST AMOUNTS

     Any Series 200_-_ Available Interest Amounts that are not needed to make payments or deposits for Series 200_-_ on any payment date will be available for allocation to other series of notes. That excess will be treated as Shared Excess Available Interest Amounts and will be allocated to cover shortfalls, if any, in payments or deposits to be covered by interest collections allocated to other series, if any, which have not been covered out of the interest collections allocable to those series. If these shortfalls exceed the Shared Excess Available Interest Amounts for any payment date, Shared Excess Available Interest Amounts will be allocated among the applicable series according to a proportion based on their respective shortfalls in interest collections. To the extent that Shared Excess Available Interest Amounts exceed those shortfalls, the balance will be paid to us.

SHARED EXCESS AVAILABLE PRINCIPAL AMOUNTS

     Any Series 200_-_ Available Principal Amounts that are not needed to make payments or deposits for Series 200_-_ on any payment date will be available for allocation to other series of notes. That excess will be treated as Shared Excess Available Principal Amounts and will be allocated to cover shortfalls, if any, in required principal payments to noteholders of a series or deposits to a series' principal funding account which are to be covered by principal collections for other series, but not to cover charge-offs, uncovered dilution or amounts initially required to be covered by interest collections, and which have not been covered out of the principal collections otherwise allocable to those series. Any reallocation of Series 200_-_ Available Principal Amounts for this purpose will not reduce the Collateral Amount of the Series 200_-_ notes. If Principal Shortfalls exceed the Shared Excess Available Principal Amounts for any payment date, Shared Excess Available Principal Amounts will be allocated among the applicable series according to a proportion based on their respective shortfalls in principal collections. To the extent that Shared Excess Available Principal Amounts exceed Principal Shortfalls, the balance will be paid to us.

SERIES 200_-_ EARLY AMORTIZATION EVENTS

     The early amortization events (each, a "SERIES 200_-_ EARLY AMORTIZATION EVENT") for the Series 200_-_ notes will include each of the Early Amortization Events in the prospectus under "THE TRANSFER AND SERVICING AGREEMENT--EARLY AMORTIZATION EVENTS", plus each of the following:

     (1) failure on the part of us, the servicer, NH Credit or, if Case Credit is no longer the servicer, Case Credit, as applicable,

     - to make any payment or deposit required by the Transfer and Servicing Agreement or the Receivables Purchase Agreements to which it is a party, including but not limited to any required deposits into the Excess Funding Account, on or before the date occurring two business days after the date that payment or deposit is required to be made; or

     - to deliver a Payment Date Statement on the date required under the Transfer and Servicing Agreement, or within the applicable grace period which will not exceed five business days; or

     -  to comply with its agreement not to create any lien on a Receivable; or

     - to observe or perform in any material respect any other agreements in the Transfer and Servicing Agreement or the Receivables Purchase Agreements to which it is a party, which failure continues unremedied for a period of [45] days after written notice of that failure;

     (2) any representation or warranty made by an originator, as seller, in a Receivables Purchase Agreement or by us in the Transfer and Servicing Agreement or any information required to be given by us to the indenture trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after receipt by us or an originator, as appropriate, of written notice setting forth the situation and as a result of the failure to correct the information, representation and/or warranty, the interests of the noteholders are materially and adversely affected throughout the 60 day period. A Series 200_-_ Early Amortization Event, however, will not be deemed to occur if we have repurchased the related Receivables or all of the Receivables, if applicable, during that period as permitted under the provisions of the Transfer and Servicing Agreement;

     (3)  we or an originator become bankrupt, insolvent or are liquidated;

     (4) a failure by us to convey Receivables in Additional Accounts to the issuer within five business days after the day on which we are required to convey those Receivables under the Transfer and Servicing Agreement;

     (5) on any payment date, the Series 200_-_ Available Subordinated Amount is reduced to an amount less than the Series 200_-_ Required Subordinated Amount on that payment date after giving effect to the distributions to be made on that payment date; provided that, for the purpose of determining whether a Series 200_-_ Early Amortization Event has occurred under this clause 5, any reduction of the Series 200_-_ Available Subordinated Amount resulting from reallocations of the Series 200_-_ Available Principal Amounts to pay interest on the Series 200_-_ notes due to LIBOR being equal to or greater than the Prime Rate upon which interest on the Receivables is calculated on the applicable LIBOR Determination Date will be considered a Series 200_-_ Early Amortization Event only if LIBOR remains equal to or greater than that Prime Rate for the next [30] consecutive days following that LIBOR Determination Date;

     (6)  any Servicer Default occurs;

     (7) on any Determination Date, the average of the Monthly Payment Rates for the three preceding Collection Periods, is less than __%;

     (8) the outstanding dollar principal amount of the Series 200_-_ notes is not repaid by the Series 200_-_ Scheduled Final Payment Date;

     (9) the issuer becomes an "investment company" within the meaning of the Investment Company Act of 1940; and

     (10) the occurrence of an event of default under the indenture.

     In the case of any event described in clause 1, 2 or 6 above, a Series 200_-_ Early Amortization Event for Series 200_-_ will be deemed to have occurred only if, after the applicable grace period described in those clauses, if any, either the indenture trustee or Series 200_-_ noteholders holding Series 200_-_ notes evidencing more than 50% of the outstanding dollar principal amount of the Series 200_-_ notes by written notice to us, the servicer, the owner trustee and the indenture trustee, if given by Series 200_-_ noteholders, declare that a Series 200_-_ Early Amortization Event has occurred as of the date of that notice. In the case of any Series 200_-_ Early Amortization Event that is also an Series 200_-_ Early Amortization Event as described in the prospectus or any event described in clause 3, 4, 5, 7, 8, 9 or 10 above, a Series 200_-_ Early Amortization Event for Series 200_-_ will be deemed to have occurred without any notice or other action on the part of the indenture trustee or the Series 200_-_ noteholders immediately upon the occurrence of that event.

     "MONTHLY PAYMENT RATE" means, for a Collection Period, the percentage obtained by dividing principal collections for the Collection Period by the beginning Pool Balance for the Collection Period.

     The Early Amortization Period begins upon the occurrence of a Series 200_-_ Early Amortization Event. Under limited circumstances, an Early Amortization Period which commences before the scheduled end of the Revolving Period may terminate and the Revolving Period may recommence. If an Early Amortization Period results from the failure by us to convey Receivables in Additional Accounts to the issuer, as described in clause 4 above, during the Revolving Period and no other Series 200_-_ Early Amortization Event that has not been cured or waived as described in this prospectus supplement has occurred, the Early Amortization Period resulting from that failure will terminate and the Revolving Period will recommence as of the end of the first Collection Period during which we would no longer be required to convey Receivables to the issuer. However, the Revolving Period will not recommence if the scheduled termination date of the Revolving Period has occurred. We may no longer be required to convey Receivables as described above as a result of a reduction in the aggregate series security amounts occurring due to principal payments made on a series of notes issued by the issuer or as a result of the subsequent addition of Receivables to the issuer. However, if any Series 200_-_ Early

Amortization Event, other than a Series 200_-_ Early Amortization Event described in clause 3 above or a Series 200_-_ Early Amortization Event described in the prospectus, occurs, the Revolving Period will recommence following receipt of:

     - written confirmation from the rating agencies that their rating of the Series 200_-_ notes will not be withdrawn or lowered as a result of the recommencement; and

     - the consent of Series 200_-_ noteholders holding Series 200_-_ notes evidencing more than 50% of the outstanding dollar principal amount of the Series 200_-_ notes, consenting to the recommencement, provided that no other Series 200_-_ Early Amortization Event that has not been cured or waived as described in this prospectus supplement has occurred and the scheduled termination of the Revolving Period has not occurred.

                                  UNDERWRITING

     Provided that the terms and conditions included in an underwriting agreement relating to the Class A notes and Class B notes are satisfied, we have agreed to sell to each of the underwriters named below, and each of those underwriters has separately agreed to purchase, the principal amount of the Class A notes and/or Class B notes opposite its name below:

                                                        CLASS A NOTES      CLASS B NOTES
                                                        -------------      -------------
     [     ]........................................    $                  $
     [     ]........................................    $                  $
     [     ]........................................    $                  $
     [     ]........................................    $                  $
     [     ]........................................    $                  $
     [     ]........................................    $                  $
                                                        -------------      -------------
                                                        $                  $

     The underwriters of the Class A notes and Class B notes have advised us that they propose initially to offer the Class A notes and Class B notes, respectively, to the public at the prices specified in this prospectus supplement, and to some dealers at those prices less the initial concession not in excess of the percentages specified in the following table. The underwriters of the Class A notes and Class B notes and those dealers may reallow a concession not in excess of the percentages specified in the following table. After the initial public offering of the Class A notes and Class B notes, the public offering prices and the concessions referred to in this paragraph may be changed.

                                                        CLASS A NOTES      CLASS B NOTES
                                                        -------------      -------------
     Concessions....................................                %                  %
     Reallowances...................................                %                  %

     In the ordinary course of their respective businesses, the underwriters of the Class A notes and Class B notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with CNH and its affiliates. The underwriters may act through one or more of their affiliates when selling securities outside the

United States. [Without limiting the generality of the foregoing, an underwriter may also be an affiliate of a swap counterparty.]

     In connection with the offering of the Class A notes and Class B notes, the underwriters of the Class A notes and Class B notes may engage in overallotment, stabilizing transactions and syndicate covering transactions that are permitted under Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the Class A notes or Class B notes in the open market for the purpose of pegging, fixing or maintaining the price of the Class A notes or Class B notes, as applicable. Syndicate covering transactions involve purchases of the Class A notes or Class B notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the Class A notes and/or Class B notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters of the Class A notes and/or Class B notes engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

     The underwriters intend to make a secondary market in the Series 200_-_ notes, but have no obligation to do so. We cannot assure you that a secondary market for the Series 200_-_ notes will develop or, if it does develop, that it will continue or that it will provide holders of the Series 200_-_ notes with a sufficient level of liquidity of the Series 200_-_ notes.

     Each underwriter has separately represented, warranted and agreed with us that:

     - it has not offered or sold and until the expiry of a period of six months from the closing date, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended;

     - it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of any notes in circumstances which section 21(1) of the FSMA does not apply to us; and

     - it has complied, and will comply, with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

                                  LEGAL MATTERS

     Certain legal matters relating to the Series 200_-_ notes will be passed upon for us, the issuer and the servicer by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois, and for the underwriters by McKee Nelson LLP. Federal income tax and ERISA matters will be passed upon for us, the servicer and the issuer by Mayer, Brown, Rowe & Maw LLP. In addition to representing us, the servicer and the issuer, Mayer, Brown, Rowe & Maw LLP from time to time represents CNH, Case Credit and NH Credit and their affiliates on other matters. See "LEGAL MATTERS" in the prospectus.

                                  NOTE RATINGS

     The issuer will issue the Series 200_-_ notes only if the Class A notes are rated at the time of issuance in the highest rating category, and the Class B notes are rated at least in the "A" category or its equivalent, in each case by at least two nationally recognized rating agencies.

     The rating agencies and their ratings only address the likelihood that you will timely receive interest payments due and you will ultimately receive all of your required principal payments by the Legal Final Maturity Date. The rating agencies and their ratings do not address the likelihood you will receive principal payments on a scheduled date or whether you will receive any principal on your Series 200_-_ notes before or after the scheduled final payment date.

     The ratings assigned to the Series 200_-_ notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the rating agency.

              GLOSSARY OF PRINCIPAL TERMS FOR PROSPECTUS SUPPLEMENT

     DEFINED TERMS NOT DEFINED IN THIS PROSPECTUS SUPPLEMENT HAVE THE MEANING GIVEN TO THEM IN THE ACCOMPANYING PROSPECTUS.

                                                                                  PAGE
                                                                                  ----
Accumulation Period...............................................................S-16
Accumulation Period Commencement Date.............................................S-16
Accumulation Period Length........................................................S-17
Additional Accounts...............................................................S-29
Adjustment Payment................................................................S-33
AUTHORIZED PERSONS..................................................................iv
Calculation Agent.................................................................S-15
Class A Rate......................................................................S-14
Class B Rate......................................................................S-14
Collection Period.................................................................S-17
Controlled Accumulation Amount....................................................S-17
Controlled Deposit Amount.........................................................S-17
Defaulted Amounts.................................................................S-20
Defaulted Receivables.............................................................S-13
Determination Date................................................................S-34
Early Amortization Period.........................................................S-18
Eligible Investment...............................................................S-19
FSMA..............................................................................S-36
Interest Period...................................................................S-14
LIBOR.............................................................................S-14
LIBOR Business Day................................................................S-14
LIBOR Determination Date..........................................................S-14
Monthly Interest..................................................................S-14
Monthly Payment Rate..............................................................S-34
Monthly Principal.................................................................S-18
New equipment......................................................................S-8
originators' U.S. wholesale portfolio..............................................S-7
Payment Date Statement............................................................S-33
POS REGULATIONS.....................................................................iv
Required Pool Balance.............................................................S-29
Required Pool Percentage..........................................................S-29
Reserve Fund......................................................................S-23
Reserve Fund Required Amount......................................................S-23
Revolving Period..................................................................S-16
Series 200_-_ Available Interest Amounts..........................................S-22
Series 200_-_ Available Principal Amounts.........................................S-24
Series 200_-_ Closing Date........................................................S-16
Series 200_-_ Collateral Amount Deficit...........................................S-24
Series 200_-_ Early Amortization Event............................................S-32
Series 200_-_ Excess Funding Amount...............................................S-19
Series 200_-_ Expected Scheduled Payment Date.....................................S-11
Series 200_-_ Floating Allocation Percentage......................................S-21
Series 200_-_ Incremental Subordinated Amount.....................................S-28
Series 200_-_ Interest Collections................................................S-22
Series 200_-_ Principal Allocation Percentage.....................................S-21
Series 200_-_ Principal Collections...............................................S-24
Series 200_-_ Required Subordinated Amount........................................S-27
Servicer Default..................................................................S-34

Shared Excess Available Interest Amounts..........................................S-23
Shared Excess Available Principal Amounts.........................................S-25
Telerate Page 3750................................................................S-14
The Series 200_-_ Security Amount.................................................S-26
Used equipment.....................................................................S-8

                                    [ANNEX I
                             OTHER SERIES OF NOTES]

                                   PROSPECTUS

                         CNH WHOLESALE MASTER NOTE TRUST
                                     Issuer

                               ASSET BACKED NOTES

                         CNH WHOLESALE RECEIVABLES INC.
                                   Transferor

 CASE CREDIT CORPORATION                        NEW HOLLAND CREDIT COMPANY, LLC
 ORIGINATOR AND SERVICER                                   ORIGINATOR

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 IN THIS PROSPECTUS AND PAGE S-6 IN YOUR PROSPECTUS SUPPLEMENT.

The notes will be obligations of the issuer only and neither the notes nor the assets of the issuer will represent interests in or obligations of CNH Wholesale Receivables Inc., Case, LLC, New Holland North America, Inc., Case Credit Corporation, New Holland Credit Company, LLC, CNH Global N.V., any of their affiliates or any other person.

The notes are not guaranteed or insured by the United States or any governmental agency.

This prospectus may be used to offer and sell any series of notes only if accompanied by the prospectus supplement for that series.

THE ISSUER--
     - may periodically issue asset backed notes in one or more series with one or more classes.

     -    will own:

          - receivables arising from a portfolio of agricultural and construction equipment and parts dealer revolving floorplan financing agreements, which includes receivables arising from:

               -    dealer floorplan financing of new and/or used equipment,

               -    dealer floorplan financing of new parts,

               - dealer purchases of new and/or used equipment for their rental business, and

               - dealer floorplan financing of new and/or used equipment for rent on a rent-to-own basis.

          -    payments due on those receivables.

THE NOTES--

     -    will be obligations of the issuer only.

     -    will be paid only from the assets of the issuer.

     - will represent the right to payments in the amounts and at the times described in the prospectus supplement for those notes.

     - will be rated in an investment grade rating category at the time of issuance by at least one nationally recognized rating agency.

     -    may have the benefit of one or more forms of credit enhancement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                __________, 200_

[SIDENOTE]

The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We (CNH Wholesale Receivables Inc.) tell you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

       -  which classes of the series are being offered;

       -  the timing of interest and principal payments;

       -  the priority of interest and principal payments;

       -  financial and other information about the receivables;

       -  information about credit enhancement for each class;

       -  the ratings of each class; and

       -  the method for selling the securities.

     If the terms of a particular series of securities vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

     We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                                TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
Prospectus Summary ..........................................................................1
  Issuer ....................................................................................1
  Transferor ................................................................................1
  Servicer ..................................................................................1
  Originators ...............................................................................1
  Indenture Trustee .........................................................................1
  Owner Trustee .............................................................................1
  Securities Offered ........................................................................1
  The Issuer ................................................................................1
  The Accounts ..............................................................................2
  The Receivables Owned by Issuer ...........................................................2
  Form and Denomination of Notes; Record Date ...............................................3
  Interest ..................................................................................3
  Principal .................................................................................3
  Scheduled Final Payment Date and Legal Final Maturity Date ................................4
  Subordinated Amount; Enhancements .........................................................4
  The Transferor's Interest .................................................................4
  Tax Matters ...............................................................................4
  ERISA Considerations ......................................................................5
  Note Ratings ..............................................................................5
  Risk Factors ..............................................................................5
Risk Factors ................................................................................6
  The lack of a secondary market may limit your ability to resell the notes .................6
  Various legal aspects may cause delays in your receiving payments or may result in reduced payments or losses on your notes ...............................6
  Our bankruptcy or the bankruptcy of an originator may cause payment delays or losses ......7
  The timing of payments on the receivables will determine whether the issuer will pay principal on the notes when intended ...........................................8
  Social, economic and other factors will affect the level of the collections on the receivables and may affect the payments on the notes ....................................8
  The ability of the issuer to make payments on the notes depends in part on Case,
    LLC, New Holland North America, Inc. and the originators ................................9
  Credit enhancement for a series of notes is limited. If the credit enhancement is exhausted, you may incur a loss ........................................................11
  Credit ratings of the notes reflect the rating agency's assessment of the likelihood that you will receive your payments of interest and principal ...............11
  Book-entry registration may limit your ability to resell or pledge your notes ............12
  Only some of the assets of the issuer are available for payments on any series or class of notes ......................................................................12
  Factors affecting the servicer's information management systems may increase the risk of loss on your investment ....................................................13
  Allocations of charged-off receivables and uncovered dilution in the issuer could reduce payments to you ...........................................................13
  You may receive principal payments earlier or later than the scheduled final payment date.14
  Class B notes and Class C notes bear losses before Class A notes bear any losses .........14
  Payment of Class B notes and Class C notes may be delayed due to the subordination provisions ...............................................................15

                                TABLE OF CONTENTS
                                    (CONT'D)

                                                                                           PAGE
                                                                                           ----
  You may not be able to reinvest any early amortization proceeds in a comparable security ....................................................................15
  Issuance of additional notes may affect the timing and amount of payments to you .........15
  You may have limited control of actions under the indenture ..............................16
  Your remedies upon default may be limited ................................................16
  The note interest rate and the receivables interest rate may re-set at different times or fluctuate differently, resulting in a delay or reduction in payments on your notes ..............................................................17
  Addition of accounts may decrease the credit quality of the assets securing the repayment of your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated ..........................17
  The originators may change the terms of the accounts or receivables in a way that reduces or slows collections.  These changes may result in reduced, accelerated or delayed payments to you .................................................17
  Receivables may be unsecured due to sales out of trust ...................................18
Important Parties ..........................................................................19
  CNH Wholesale Receivables Inc. ...........................................................19
  The Originators ..........................................................................19
  CNH Global N.V ...........................................................................20
  The Issuer .............................................................................. 22
Use of Proceeds ............................................................................23
The Dealer Floorplan Financing Business ....................................................23
  Creation of Receivables ................................................................. 24
  Credit Underwriting Process ..............................................................24
  Billing, Collection Procedures and Payment Terms .........................................25
  Revenue Experience .......................................................................26
  Relationship With Originators and Industrial Companies ...................................26
  Dealer Monitoring ........................................................................26
  "Credit Watch" Status ....................................................................27
  Additional Information ...................................................................29
The Accounts ...............................................................................29
Sources of Funds to Pay the Notes ..........................................................30
  Deposit and Application of Funds .........................................................30
  Issuer Accounts ..........................................................................31
  Derivative Agreements ....................................................................32
  Sale of Receivables ......................................................................32
  Limited Recourse to the Issuer; Security for the Notes ...................................33
The Indenture ..............................................................................33
  Indenture Trustee ........................................................................33
  Issuer Covenants .........................................................................33
  Events of Default ........................................................................34
  Events of Default Remedies ...............................................................35
  Meetings .................................................................................37
  Voting ...................................................................................37
  Amendments to the Indenture and Indenture Supplements ....................................37
  Tax Opinions for Amendments ..............................................................40
  Addresses for Notices ....................................................................40
  Issuer's Annual Compliance Statement .....................................................40
  Indenture Trustee's Annual Report ........................................................40
  List of Noteholders ......................................................................41
  Satisfaction and Discharge of Indenture ..................................................41
  Reports ..................................................................................41
Description of the Notes ...................................................................41
  Interest .................................................................................43
  Principal ................................................................................43
  Indexed Notes ............................................................................44
  Stated Principal Amount and Outstanding Dollar Principal Amount of Notes
    and Collateral Amount of a Series ......................................................45
  Subordination of Principal ...............................................................47
  Issuances of New Series, Classes and Subclasses of Notes .................................47
  Payments on Notes; Paying Agent ..........................................................48

                                TABLE OF CONTENTS
                                    (CONT'D)

                                                                                           PAGE
                                                                                           ----
  Book-Entry Notes .........................................................................49
The Transfer and Servicing Agreement ...................................................... 54
  Conveyance of Receivables and Collateral Security ........................................54
  Representations and Warranties ...........................................................55
  Eligible Accounts and Eligible Receivables .............................................. 58
  Ineligible Receivables and the Overconcentration Amount ..................................60
  Addition of Accounts .................................................................... 60
  Removal of Accounts ......................................................................62
  Paired Series ............................................................................63
  Collection Account .......................................................................64
  Excess Funding Account .................................................................. 65
  Allocation Percentages ...................................................................66
  Allocation of Collections; Deposits in Collection Account ............................... 67
  Limited Subordination of Transferor's Interest; Enhancements .............................68
  Reallocated Yield Amounts ................................................................70
  Distributions ............................................................................70
  Defaulted Receivables and Recoveries; Dilutions ..........................................70
  Optional Repurchase ..................................................................... 71
  Early Amortization Events ................................................................71
  Fully Reinvested Date ....................................................................73
  Indemnification ..........................................................................73
  Collection and Other Servicing Procedures ................................................74
  Servicer Covenants .......................................................................75
  Servicing Compensation and Payment of Expenses ...........................................75
  Matters Regarding the Servicer ...........................................................76
  Servicer Default .........................................................................76
  Reports ..................................................................................78
  Evidence as to Compliance ................................................................78
  Amendments ...............................................................................79
Description of the Receivables Purchase Agreements .........................................80
  Sale or Transfer of Receivables ..........................................................80
  Representations and Warranties ...........................................................81
  Covenants ................................................................................82
  Termination ..............................................................................82
Legal Aspects of the Receivables ...........................................................82
  Transfer of Receivables ..................................................................82
  Matters Relating to Bankruptcy ...........................................................84
U.S. Federal Income Tax Consequences .......................................................85
  Tax Characterization of the Issuer .......................................................85
  Tax Consequences to Holders of the Notes .................................................86
Illinois State Tax Consequences ............................................................89
  Treatment of the Notes ...................................................................89
  Classification of the Issuer as a Partnership ............................................90
  Classification of the Issuer as a Corporation ............................................90
Other State and Local Tax Consequences .....................................................90
ERISA Considerations .......................................................................90
Plan of Distribution .......................................................................92
Legal Matters ..............................................................................93
Where You Can Find More Information ........................................................94
Glossary of Principal Terms for Prospectus .................................................95
Annex A Global Clearance, Settlement and Tax Documentation Procedures .....................A-1

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY DESCRIBES THE MAIN STRUCTURAL FEATURES THAT A SERIES OR CLASS OF NOTES MAY HAVE. FOR THIS REASON, THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU OR THAT DESCRIBES ALL OF THE TERMS OF A NOTE. YOU WILL FIND A DETAILED DESCRIPTION OF THE POSSIBLE TERMS OF A NOTE FOLLOWING THIS SUMMARY. YOU SHOULD READ THE ENTIRE PROSPECTUS AND PROSPECTUS SUPPLEMENT BEFORE YOU PURCHASE ANY NOTES.

ISSUER

CNH Wholesale Master Note Trust.

TRANSFEROR

CNH Wholesale Receivables Inc., a wholly-owned subsidiary of Case Credit Corporation.

SERVICER

Case Credit Corporation, an indirect wholly-owned subsidiary of CNH Global N.V.

ORIGINATORS

We refer to the following entities collectively as the originators:

-  Case Credit Corporation, and

-  New Holland Credit Company, LLC, an indirect wholly-owned subsidiary of CNH.

INDENTURE TRUSTEE

[                  ]

OWNER TRUSTEE

The Bank of New York.

SECURITIES OFFERED

Asset Backed Notes.

THE ISSUER

The issuer will be governed by a trust agreement between us and the owner trustee. The issuer's assets include:

- receivables existing from time to time under designated dealer floorplan financing agreement accounts relating to the financing of (a) agricultural and construction equipment and parts inventory, (b) dealers' agricultural and construction equipment rent-to-own programs and (c) dealer purchases of agricultural and construction equipment for the dealers' rental businesses;

-  funds collected on those receivables;

-  funds on deposit in the issuer's bank accounts;

-  any other enhancement issued with respect to any particular series or class;

-  a security interest in the financed equipment and parts inventory;

-  any other collateral provided by the applicable dealer or any other party;

- any derivative agreements entered into by issuer to manage interest rate or currency risk relating to a specific class or classes of notes; and

-  any personal or corporate guarantee relating to the receivables.

There may be receivables arising under a dealer agreement and an originator's account that has been designated to the issuer that are not being sold to us or the issuer. Excluded receivables include all promissory notes and all receivables arising from an originator financing of advertising, dealer manuals, signage and other non-equipment and non-part charges.

THE ACCOUNTS

The accounts under which the receivables have been or will be generated are revolving credit agreements entered into with one of the originators by dealers to finance the purchase of their:

-  agricultural and construction equipment and parts inventory;

-  equipment for their rental business; and

-  equipment that is rented on a rent-to-own basis.

Additional accounts may be designated to, or removed from designation to, the issuer. See "THE ACCOUNTS," "THE TRANSFER AND SERVICING AGREEMENT -- ELIGIBLE ACCOUNTS AND ELIGIBLE RECEIVABLES," "-- ADDITION OF ACCOUNTS" and "-- REMOVAL OF ACCOUNTS."

THE RECEIVABLES OWNED BY ISSUER

The receivables consist of advances made by the originators to domestic agricultural and construction equipment and parts dealers to finance the dealers' purchase of agricultural and construction equipment and parts and to finance the dealers' rent-to-own programs as well as purchases of equipment for the dealers' rental businesses.

The principal amount of an advance typically is equal to the wholesale purchase price of the related equipment or parts plus destination or shipping charges. With some exceptions, advances relating to agricultural and construction equipment are due and payable:

- according to a payment schedule, which may be revised if the related equipment is sold to the dealer for its rental business or relates to equipment that a dealer puts into a rent-to-own program, and

-  in full upon the retail sale of the agricultural and construction equipment.

   With some exceptions, advances relating to parts are generally due within the following four months. See "THE DEALER FLOORPLAN FINANCING BUSINESS -- CREATION OF RECEIVABLES" and "-- BILLING, COLLECTION PROCEDURES AND PAYMENT TERMS."

The majority of the receivables bear interest at a floating rate. The dealer agreements permit an interest-free period for a dealer with respect to new equipment, parts and most used equipment, during which Case, LLC or New Holland North America, Inc. will be responsible for making interest payments instead at a rate comparable to what the dealer is obligated to pay during the period in which the dealer is responsible for paying interest. Generally, payment schedules are interest bearing for equipment that has been purchased by a dealer for its rental business.

Used equipment payment schedules typically require the dealer to make payments more frequently and in greater amounts than payment schedules for new equipment. See "THE DEALER FLOORPLAN FINANCING BUSINESS -- REVENUE EXPERIENCE."

FORM AND DENOMINATION OF NOTES; RECORD DATE

You may purchase notes in book-entry form only and in denominations of $1,000 and in $1,000 increments. The record date for payments on the notes will be the day preceding the related payment date.

INTEREST

The issuer will pay interest on the notes in a series with the frequency specified in the prospectus supplement. Each series or class of notes will have its own interest rate, which may be fixed, variable, contingent or adjustable or have any combination of these characteristics and will be specified in the prospectus supplement. The issuer's sources of funds for the payment of interest on a series of notes will include:

-  interest and principal collections allocable to that series; and

-  any available credit enhancement for that series.

Only the amounts allocated to a series are available to make payments on that series.

PRINCIPAL

The issuer will make principal payments on a series of notes on one or more dates specified in the prospectus supplement. We will specify in the prospectus supplement the sources of funds that the issuer will use to pay principal. Typically, these sources will include:

- principal collections and, to the extent of any excess of interest collections allocated to a series over interest payments with respect to that series, interest collections allocable to that series may be used to cover charge offs and uncovered dilution allocated to that series; and

-  any available credit enhancement for that series.

Only the amounts allocated to a series are available to make payments on that series.

In the prospectus supplement for a series we will identify the manner in which the issuer will accumulate or apply available funds toward principal payments on that series of notes.

Each series of notes will have a revolving period during which the issuer will make no principal payments on that series of notes. The issuer may structure principal payments for a class of notes in the following ways, among others:

- a single scheduled final payment date, on which the issuer will repay all principal at once; or

- an amortization period, during which the issuer will repay principal on each specified payment date until the issuer has repaid all principal.

If a series has more than one class of notes, the issuer may repay principal differently for the various classes.

However, it is possible that principal payments on a class or series of notes will begin earlier than the date we specify in the prospectus supplement. If an early amortization event or event of default for a series of notes occurs, the issuer will apply all principal distributions allocated to that series to the repayment of the outstanding principal of notes in that series, unless we provide in the prospectus supplement that those funds will be set aside for payment on a later date. An early amortization event or an event of default will likely cause the issuer to repay principal on the notes earlier or later than the scheduled final payment date we specified in the prospectus supplement for that series. Also, an early amortization event or an event of default may result in delays or reductions in the payments on your notes.

The servicer or other designated person may have the option to purchase the outstanding notes of a series when its stated principal amount is reduced to a specified level.

SCHEDULED FINAL PAYMENT DATE AND LEGAL FINAL MATURITY DATE

If so specified in the related prospectus supplement, it is expected that the issuer will pay the stated principal amount of each note in one payment on that note's scheduled final payment date. The scheduled final payment date of a note is generally _______ months before its legal final maturity date. The legal final maturity date is the date on which a note is legally required to be fully paid in accordance with its terms. The scheduled final payment date and legal final maturity date for a note will be specified in the related prospectus supplement.

The issuer will be obligated to pay the stated principal amount of a note on its scheduled final payment date, or upon the occurrence of an early amortization event or event of default and acceleration or other optional or mandatory redemption, only to the extent that funds are available for that purpose and only to the extent that payment is permitted by the subordination provisions of the senior notes of the same series. The remedies a noteholder may exercise following an event of default and acceleration or on the legal final maturity date are described in "THE INDENTURE --EVENTS OF DEFAULT REMEDIES" and "SOURCES OF FUNDS TO PAY THE NOTES -- SALE OF RECEIVABLES."

SUBORDINATED AMOUNT; ENHANCEMENTS

For each series, a portion of the transferor's equity interest in the issuer will be subordinated to the rights of the noteholders of that series to the extent described in the related prospectus supplement. Also, the issuer may provide other enhancements. See "SOURCES OF FUNDS TO PAY THE NOTES."

THE TRANSFEROR'S INTEREST

We own the interest, called the transferor's interest, in the receivables and other assets of the issuer not supporting any series of notes. Portions of the transferor's interest may be subordinated to the interests of one or more series of notes issued by the issuer.

TAX MATTERS

In the opinion of Mayer, Brown, Rowe & Maw LLP, special federal income tax counsel for us and the issuer,

- the notes of each series will be characterized as debt for federal income tax purposes; and

- the issuer will not be classified as an association, or a publicly traded partnership, taxable as a corporation under federal income tax law.

By your acceptance of a note, you will agree to treat your note as indebtedness of the issuer for federal, state and local income and franchise tax purposes and Illinois tax purposes. See "FEDERAL INCOME TAX CONSEQUENCES" and "ILLINOIS STATE TAX CONSEQUENCES" for additional information concerning the application of federal and Illinois tax laws.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code place restrictions on those pension and other employee benefit plans to which they apply. Under regulations issued by the United States Department of Labor defining "plan assets," if the notes are considered to be indebtedness under local law without substantial equity features, the assets of the issuer will not be considered assets of any employee benefit plan holding the notes, thereby generally avoiding potential application of related prohibited transaction rules to transactions entered into by the issuer. However, regardless of whether the notes constitute an equity interest in the issuer, the prohibited transaction rules would be applicable to a plan's purchase and holding of the notes. Some exemptions from the prohibited transaction rules could be applicable, however, with respect to a plan's acquisition and holding of the notes. Accordingly, the notes may be acquired by employee benefit plans, with some restrictions. Before purchasing any of the notes, fiduciaries of those plans should determine whether an investment in the notes is appropriate under applicable laws. Each purchaser that purchases a note with assets of a plan will be deemed to represent and warrant that its purchase and holding will not constitute a nonexempt prohibited transaction. See "ERISA CONSIDERATIONS".

NOTE RATINGS

The issuer will issue the notes of a series only if they are rated in an investment grade rating category by at least one nationally recognized rating agency.

The rating agencies and their ratings do not address whether you will receive any principal on your notes before or after the scheduled final payment date.

RISK FACTORS

An investment in any series of notes involves material risks. See "RISK FACTORS" in this prospectus and in the accompanying prospectus supplement.

                                  RISK FACTORS

     In this section and in the related prospectus supplement under the heading "RISK FACTORS," we discuss the principal risk factors for an investment in the notes.

THE LACK OF A SECONDARY     There is currently no secondary market for your
   MARKET MAY LIMIT YOUR    notes and it is uncertain whether such a market will
   ABILITY TO RESELL THE    develop. Underwriters may participate in making a
   NOTES.                   secondary market in the notes, but are under no
                            obligation to do so. We cannot assure you that a secondary market will develop. If a secondary market does develop, we cannot assure you that it will continue or that you will be able to resell your notes. As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive. Also, your notes will not be listed on any securities exchange or quoted in the automated quotation system of any registered securities association. As a result, you will not have the liquidity that might be provided by that kind of listing or quotation.

VARIOUS LEGAL ASPECTS MAY   This risk factor discusses various ways in which a
   CAUSE DELAYS IN YOUR     third party may become entitled to receive
   RECEIVING PAYMENTS OR    collections on the receivables instead of the issuer
   MAY RESULT IN REDUCED    or become entitled to parts or equipment free of the
   PAYMENTS OR LOSSES ON    applicable originator's security interest. If that
   YOUR NOTES.              happens, you will experience delays in payments on
                            your notes and ultimately may incur a loss on your notes.

                            There are limited circumstances under the Uniform Commercial Code and applicable federal law in which prior or subsequent transferees of receivables could have an interest in the receivables with priority over the issuer's interest. Each of the originators and the transferor have filed financing statements covering each sale of the receivables made in connection with the issuance of the notes. The financing statements will perfect the security interests of each buyer in those sales. However, Case Credit Corporation and New Holland Credit Company, LLC will serve as the custodians of the receivables and will not physically segregate or mark the receivables to reflect the various sales. See "THE TRANSFER AND SERVICING AGREEMENT -- CONVEYANCE OF RECEIVABLES AND COLLATERAL Security." If the receivables are "chattel paper" under the Uniform Commercial Code and another party purchases or takes a security interest in the receivables for value, in the ordinary course of business and without actual knowledge of the applicable buyers' interest, that purchaser or secured party will acquire an interest in the receivables superior to the issuer's interest. The issuer will not be able to collect on the receivable if there is a superior interest. This may result in delays or reductions in payments on your notes. See "LEGAL ASPECTS OF THE RECEIVABLES -- TRANSFER OF RECEIVABLES."

                            Also, if any or all of those transfers of receivables are recharacterized as a pledge, then a tax or government lien on the property of the related seller arising before any receivables come into existence may have priority over the issuer's interest in the receivables. See "LEGAL ASPECTS OF THE RECEIVABLES -- MATTERS RELATING TO BANKRUPTCY."

                            At the time a piece of agricultural or construction equipment or a part to equipment is sold, the originator's security interest in the equipment or part, as applicable, will terminate. Therefore, if a dealer fails to remit to the related originator amounts owed with respect to the equipment or part, as applicable, that has been sold, the related receivable will no longer be secured by the related equipment or part.

OUR BANKRUPTCY OR THE       If either of the originators or we were to enter
   BANKRUPTCY OF AN         bankruptcy, and the bankruptcy concluded that any of
   ORIGINATOR MAY CAUSE     the sales of receivables referred to above were not
   PAYMENT DELAYS OR        "true sales" or that the bankrupt party and the
   LOSSES.                  owner of the receivables should be treated as the
                            same person for bankruptcy purposes, then you could also experience delays or reductions in payments as a result of:

                            - the automatic stay which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral; or

                            - the fact that the issuer might not have a perfected interest in any cash collections on the receivables held by the servicer at the time that a bankruptcy proceeding begins. See "LEGAL ASPECTS OF THE RECEIVABLES -- TRANSFER OF RECEIVABLES" for a description of the time the servicer is allowed to commingle collections with its funds.

THE TIMING OF PAYMENTS ON   Dealers pay receivables, with some exceptions, (a)
   THE RECEIVABLES WILL     according to a payment schedule, which may be
   DETERMINE WHETHER THE    revised upon the sale of the equipment to the dealer
   ISSUER WILL PAY          for its rental business or the placement by dealer
   PRINCIPAL ON THE NOTES   of equipment in a rent-to-own program and (b) in
   WHEN INTENDED.           full upon the retail sale of the underlying
                            equipment. With respect to parts, the dealers will be required to pay for receivables according to an agreed upon payment schedule. The timing of sales of equipment is uncertain. Also, we cannot assure you that there will be additional receivables created under the accounts or that any particular pattern of dealer repayments will occur. The payment of principal on the notes depends on dealer repayments.
                            As a result, you may not receive your principal when you expected because:

                            - the notes of your series or class may not be fully amortized by its scheduled final payment date, if any; or

                            - the payment of principal to noteholders or the deposit of principal in a principal funding account during an accumulation period, if any, with respect to your series or class of notes may not equal the controlled amortization amount or controlled deposit amount, if any, with respect to the series or class.

SOCIAL, ECONOMIC AND        Payments of the receivables are largely dependent
   OTHER FACTORS WILL       upon (a) the retail sale of the related agricultural
   AFFECT THE LEVEL OF      and construction equipment and parts, (b) the
   THE COLLECTIONS ON THE   purchase by the dealer of equipment for its rental
   RECEIVABLES AND MAY      business and (c) the rent-to-own program sales by
   AFFECT THE PAYMENTS ON   dealers. The level of those sales and purchases of
   THE NOTES.               agricultural and construction equipment and parts
                            may change as the result of a variety of social and economic factors. Economic factors include:

                            -  interest rates;

                            -  unemployment levels;

                            -  the rate of inflation; and

                            - consumer perception of economic conditions generally.

                            The use of incentive programs, e.g., manufacturers' rebate programs, may affect those sales and purchases. However, we cannot predict whether or to what extent economic or social factors will affect the level of those sales or purchases of agricultural and construction equipment and parts.

THE ABILITY OF THE ISSUER   Neither of the originators are obligated to make any
   TO MAKE PAYMENTS ON      payments in respect of the receivables or any notes.
   THE NOTES DEPENDS IN     However, the issuer depends completely upon the
   PART ON CASE, LLC, NEW   originators to generate new receivables. The ability
   HOLLAND NORTH AMERICA,   of the originators to generate receivables depends
   INC. AND THE             in turn to a large extent on the sales of
   ORIGINATORS.             agricultural and construction equipment and parts
                            manufactured or distributed by Case, LLC and New
                            Holland North America, Inc. We cannot assure you that the originators will continue to generate receivables at the same rate as receivables were generated in prior years. If the originators do not generate sufficient receivables, an early amortization event may occur with respect to your series if the accompanying prospectus supplement for your series so provides. The following events could negatively impact the originators' ability to generate new receivables:

                               - a decline in the manufacture and sale of agricultural and/or construction equipment and/or parts due to an economic downturn, a labor disruption, competitive pressure, or other factors;

                               - a change in agricultural and/or construction equipment and/or parts distribution practices;

                               -  a change in dealer inventory management
                                  practices;

                               - a change in the interest rates charged by either or both of the originators to dealers;

                               - a change in the amounts of the credit lines or other terms offered by either or both of the originators to dealers;

                               -  defaults on accounts by dealers;

                               -  termination of dealer agreements;

                               - dealers becoming insolvent or filing for bankruptcy; and

                               - seasonal fluctuations in the sale and leasing of vehicles.

                            Also, if Case Credit Corporation were to cease acting as servicer, delays in processing payments on the receivables and information relating to the receivables could occur and result in delays in payments to you.

                            Each of the originators make representations and warranties with respect to the characteristics of the receivables. In some cases, an originator would be required to repurchase receivables with respect to which the representations and warranties have been breached. If an originator fails to make a required repurchase, the issuer may have less funds. In addition, with some limitations, each of the originators has the ability to change the terms of its accounts, including the rates and the credit lines, as well as change its underwriting procedures. These changes could reduce the amount of collections received on the receivables and therefore reduce the amount of funds received by the issuer.

                            Under applicable dealer agreements and some state laws, the applicable manufacturer, Case, LLC or New Holland North America, Inc., is required to repurchase new, unused, resaleable equipment and new, unused, resaleable parts from a dealer if the dealer agreement is terminated. If the applicable manufacturer, Case, LLC or New Holland North America, Inc., is not able to repurchase the new equipment or parts, the dealer will most likely have less funds with which to repay the receivables and therefore losses with respect to the receivables may increase. See "THE DEALER FLOORPLAN FINANCING BUSINESS -- RELATIONSHIP WITH CNH."

                            Also, because a substantial amount of the agricultural and construction equipment and parts to be sold by the dealers or, with respect to equipment, to be put in a rent-to-own sale program or purchased by the dealers for their rental business, are manufactured and/or distributed by CNH, if CNH were temporarily or permanently no longer manufacturing or distributing agricultural or construction equipment or parts, the rate of sales by dealers of CNH-manufactured agricultural or construction equipment or parts or the purchases by dealers of equipment for their rental business or the placement by dealers of equipment in rent-to-own programs, as applicable, would decrease. In that case, payment rates and the loss experience with respect to the receivables will be adversely affected. See "THE DEALER FLOORPLAN FINANCING BUSINESS."

                            In addition, if either Case, LLC or New Holland North America, Inc. was unable, due to its bankruptcy or otherwise, to make the required repurchases from dealers upon the termination of the dealer agreement as discussed above or to continue to make interest payments during any interest-free periods for the dealer, then these events may result in delays or reductions in the payment of principal and could result in a loss on your notes.

CREDIT ENHANCEMENT FOR A    We will provide credit enhancement for each series
   SERIES OF NOTES IS       of notes by subordinating a portion of the
   LIMITED. IF THE CREDIT   transferor's interest in the issuer to the extent
   ENHANCEMENT IS           described in the related prospectus supplement. The
   EXHAUSTED, YOU MAY       amount of the credit enhancement is limited and will
   INCUR A LOSS.            be reduced from time to time as described in the
                            related prospectus supplement. If the credit enhancement is exhausted, you are much more likely to incur a loss. See "THE TRANSFER AND SERVICING
                            AGREEMENT-- LIMITED SUBORDINATION OF TRANSFEROR'S
                            INTEREST; ENHANCEMENTS."

CREDIT RATINGS OF THE       It will be a condition to the issuance of the notes
   NOTES REFLECT THE        of each series offered by this prospectus that they
   RATING AGENCY'S          be rated in an investment grade rating category by
   ASSESSMENT OF THE        at least one nationally recognized rating agency.
   LIKELIHOOD THAT YOU      Any rating assigned to the notes of a series or a
   WILL RECEIVE YOUR        class by a rating agency:
   PAYMENTS OF INTEREST
   AND PRINCIPAL.

                            - will reflect the rating agency's assessment of the likelihood that noteholders of the series or class will receive the payments of interest and principal required to be made under the indenture; and

                            - will be based primarily on the value of the receivables in the issuer, the credit enhancement provided through the subordination of a portion of the transferor's interest in the issuer to the extent described in the related prospectus supplement and the availability of any enhancement with respect to the series or class.

                            The rating will not be a recommendation to buy, hold or sell notes of the series or class, and the rating will not comment as to the market price or suitability for a particular investor. We cannot assure you that a rating will remain for any given period of time or that a rating agency will not reduce or withdraw a rating in the future if in its judgment circumstances in the future so warrant. A reduction in the rating of your notes may reduce the market value of your notes.

BOOK-ENTRY REGISTRATION     Unless we otherwise specify in the prospectus
   MAY LIMIT YOUR ABILITY   supplement relating to a series of notes, the notes
   TO RESELL OR PLEDGE      of each series will initially be book-entry notes
   YOUR NOTES.              and will not be registered in your name or your
                            nominee's name. Accordingly, you will not be recognized by the indenture trustee as a "noteholder" as such term is used in the transaction documents. As a result, you will only be able to exercise the rights of a noteholder indirectly through DTC (in the U.S.) and its participating organizations, and, if applicable, through Euroclear or Clearstream and their respective participating organizations. Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in DTC, Euroclear or Clearstream and to take actions that require a physical certificate representing a note. Interest and principal on the notes will be paid by the issuer to DTC as the record holder of the notes while they are held in book-entry form.
                            DTC will credit payments received from the issuer to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuer. See
                            "DESCRIPTION OF THE NOTES" and "-- BOOK-ENTRY
                            NOTES."

ONLY SOME OF THE ASSETS     The sole source of payment of principal of or
   OF THE ISSUER ARE        interest on a series or class of notes is provided
   AVAILABLE FOR PAYMENTS   by:
   ON ANY SERIES OR CLASS
   OF NOTES.

                            - the portion of the principal collections and interest collections received by the issuer and available to that series or class of notes after giving effect to all allocations and reallocations;

                            - the applicable issuer accounts for that series or class of notes; and

                            - payments received under any applicable credit enhancement or derivative agreement for that series or class of notes. As a result, you must rely only on the particular assets allocated to your series or class as security for your series or class for repayment of the principal of and interest on your notes. You will not have recourse to any other assets of the issuer or any other person for payment of your notes. See "SOURCES OF FUNDS TO PAY THE NOTES."

                            A further restriction applies if the holders of a series or class of notes direct the issuer to sell receivables following an event of default and acceleration, or on the applicable legal maturity date, as described in "SOURCES OF FUNDS TO PAY THE NOTES -- SALE OF RECEIVABLES." In that case, that series or class of notes has recourse only to the proceeds of that sale and investment earnings on those proceeds.

FACTORS AFFECTING THE       Repayment of your investment depends, among other
   SERVICER'S INFORMATION   things, upon the ability of the servicer, Case
   MANAGEMENT SYSTEMS MAY   Credit Corporation, to store, retrieve, process and
   INCREASE THE RISK OF     manage substantial amounts of information. If the
   LOSS ON YOUR             servicer experiences any interruption or loss in its
   INVESTMENT.              information processing capabilities, its business,
                            financial condition, results of operations and ultimately your notes, may suffer.

ALLOCATIONS OF              The servicer will charge-off the receivables arising
   CHARGED-OFF              in the accounts in the issuer's portfolio if the
   RECEIVABLES AND          receivables become uncollectible. If the amount of
   UNCOVERED DILUTION IN    charged-off receivables exceeds the amount of funds
   THE ISSUER COULD         available for reimbursement of those charge-offs,
   REDUCE PAYMENTS TO       the funds available to the issuer may not be
   YOU.                     sufficient to pay the full stated principal amount
                            of your notes.

                            Although dilution is not intended to be allocated to noteholders, if the transferor's interest is not sufficient to absorb dilution and we do not make required deposits into the excess funding account, a portion of this uncovered dilution will be allocated to your series. Dilution includes reductions in principal receivables (a) because of rebates, billing errors or other non-cash items to a dealer,
                            (b) because the receivables were created in respect of inventory which was refused or returned by a dealer, or (c) because of buybacks of equipment and/or parts from a dealer upon dealership agreement termination,

                            You will not receive full payment of your notes if the collateral amount of your notes has been reduced
                            (a) by charge-offs of receivables in the issuer, (b) as the result of reallocations of principal collections to pay interest on senior classes of notes or (c) by uncovered dilution amounts, and those amounts have not been reimbursed from excess interest collections. See "DESCRIPTION OF THE NOTES -- STATED PRINCIPAL AMOUNT AND OUTSTANDING DOLLAR PRINCIPAL AMOUNT OF NOTES AND COLLATERAL AMOUNT OF A SERIES."

YOU MAY RECEIVE PRINCIPAL   We cannot assure that you will receive the principal
   PAYMENTS EARLIER OR      amount of your notes on its scheduled final payment
   LATER THAN THE           date. An early amortization event is an event that
   SCHEDULED FINAL          indicates that the issuer may not be able to make
   PAYMENT DATE.            payments on your notes as the issuer had intended.
                            See "THE TRANSFER AND SERVICING AGREEMENT -- EARLY
                            AMORTIZATION EVENTS." If an early amortization event or an event of default for a series occurs, the issuer will apply all distributions of principal allocated to that series to the repayment of the principal of the notes of that series, unless we otherwise specify in the related prospectus supplement. The occurrence of an early amortization event or an event of default will likely cause the issuer to begin payment of principal earlier or later than the related scheduled final payment date.
                            However, those events may result in delays or reductions in the payment of principal and could result in a loss on your notes.

CLASS B NOTES AND CLASS C   A series may include Class B notes and Class C
   NOTES BEAR LOSSES        notes. Class B notes of a series will be
   BEFORE CLASS A NOTES     subordinated in right of payment of principal to
   BEAR ANY LOSSES.         Class A notes of that series, and Class C notes of a
                            series are subordinated in right of payment of principal to Class A notes and Class B notes of that series. In general, unless we specify otherwise in the related prospectus supplement, interest payments on a class of notes of a series will not be subordinated in right of payment to interest payments on any other class of notes of that series.

                            In all series with subordinated classes of notes, principal collections that are allocable to the subordinated classes of notes may be reallocated to pay interest on senior classes of notes of that series and/or to pay the monthly servicing fee payable by the collections of that series. Also, unless we specify otherwise in the related prospectus supplement, losses on charged-off receivables in the issuer and uncovered dilution amounts are allocated first to the subordinated classes of a series. See "DESCRIPTION OF THE NOTES -- STATED PRINCIPAL AMOUNT AND OUTSTANDING DOLLAR PRINCIPAL AMOUNT OF NOTES AND COLLATERAL AMOUNT OF A SERIES -- COLLATERAL AMOUNT" and "--SUBORDINATION OF PRINCIPAL." If these reallocations and losses are not reimbursed from excess interest collections, the full stated principal amount of the subordinated classes of notes may not be repaid.

                            If there is a sale of the receivables owned by the issuer, the net proceeds of the sale allocable to a series will generally be used first to pay amounts due to Class A noteholders of that series, next to pay amounts due to Class B noteholders, if any, of that series, and lastly, for amounts due to Class C noteholders, if any, of that series. This could cause a loss to Class C noteholders or the Class B noteholders.

PAYMENT OF CLASS B NOTES    In general, no payment of principal of Class B
   AND CLASS C NOTES MAY    notes, if any, of a series will be made until all
   BE DELAYED DUE TO THE    principal of Class A notes of that series has been
   SUBORDINATION            paid, and no payment of principal of Class C notes,
   PROVISIONS.              if any, of that series will be made until all
                            principal of Class A notes and Class B notes of that series has been paid, even if the subordinated notes have reached their scheduled final payment date, or have had an early amortization event, event of default or other optional or mandatory redemption.
                            See "DESCRIPTION OF THE NOTES--SUBORDINATION OF
                            PRINCIPAL."

YOU MAY NOT BE ABLE TO      If your notes are redeemed at a time when prevailing
   REINVEST ANY EARLY       interest rates are relatively low, you may not be
   AMORTIZATION PROCEEDS    able to reinvest the redemption proceeds in a
   IN A COMPARABLE          comparable security with an effective interest rate
   SECURITY.                as high as that of your notes.

ISSUANCE OF ADDITIONAL      The issuer expects to issue notes from time to time.
   NOTES MAY AFFECT THE     New notes may be issued without notice to existing
   TIMING AND AMOUNT OF     noteholders and without their consent, and may have
   PAYMENTS TO YOU.         different terms from outstanding notes. For a
                            description of the conditions that must be met before the issuer can issue new notes, see
                            "DESCRIPTION OF THE NOTES--ISSUANCES OF NEW SERIES,
                            CLASSES AND SUBCLASSES OF NOTES."

                            The issuance of a new series of notes could adversely affect the timing and amount of payments on outstanding notes. For example, if notes issued after your notes have a higher interest rate than your notes, the result could be that there is a smaller amount of shared excess interest collections available to pay interest on your notes. Also, when new notes are issued, the voting rights of your notes may be diluted. See "RISK FACTORS -- YOU MAY HAVE LIMITED CONTROL OF ACTIONS UNDER THE INDENTURE."

YOU MAY HAVE LIMITED        Under the indenture, some actions require the vote
   CONTROL OF ACTIONS       of noteholders holding a specified percentage of the
   UNDER THE INDENTURE.     aggregate outstanding dollar principal amount of
                            notes of a series, class or subclass or all the notes. These actions include accelerating the payment of principal of the notes. In the case of votes by series or votes by holders of all of the notes of a series that has subordinated notes, the Class A outstanding dollar principal amount generally will be substantially greater than the Class B or Class C outstanding dollar principal amounts. Consequently, the Class A noteholders generally will have the ability to determine whether and what actions should be taken and may be expected to act solely in their interest. The Class B and Class C noteholders generally will need the concurrence of the Class A noteholders to cause actions to be taken.

YOUR REMEDIES UPON          Your remedies may be limited if an event of default
   DEFAULT MAY BE           under your class of notes occurs. After an event of
   LIMITED.                 default affecting your class of notes, any funds in
                            the principal funding account and the interest funding account with respect to that series or class of notes will be (a) applied to pay principal of and interest on those notes and any servicing fees due or (b) reallocated or retained for the benefit of any senior classes of notes of that series. Then, in each following month, principal collections and interest collections allocated to those notes will either be (a) deposited into the applicable principal or interest funding account and applied to make monthly principal and interest payments on those notes and to pay any servicing fees due or (b) reallocated or retained for the benefit of any senior classes of notes until the earlier of the date those notes are no longer necessary to provide subordination protection for senior classes of notes or until the legal maturity date of those notes.

                            Any funds in the applicable principal funding account that are not reallocated to other classes of that series and any funds in the applicable interest funding account will be available to pay principal of and interest on that class of notes and any servicing fees due. However, if your notes are Class B notes or Class C notes, you generally will receive full payment of principal of those notes only to the extent provided in the related prospectus supplement.

                            Following an event of default and acceleration, and on the applicable legal final maturity date, holders of notes will have the ability to cause a sale of receivables -- or a sale of interests in receivables -- held by the issuer only under the limited circumstances as described in "THE INDENTURE -- EVENTS OF

                            DEFAULT REMEDIES" and "SOURCES OF FUNDS TO PAY THE NOTES -- SALE OF RECEIVABLES." Even if a sale of receivables is permitted, we cannot assure you that the proceeds of the sale will be enough to pay unpaid principal of and interest on your notes.

THE NOTE INTEREST RATE      The accounts generally have finance charges set at a
   AND THE RECEIVABLES      variable rate based on the prime rate. A series,
   INTEREST RATE MAY        class or tranche of notes may bear interest either
   RE-SET AT DIFFERENT      at a fixed rate or at a floating rate based on a
   TIMES OR FLUCTUATE       different index. If the rate charged on the accounts
   DIFFERENTLY, RESULTING   declines, collections of finance charge receivables
   IN A DELAY OR            allocated to the issuer may be reduced without a
   REDUCTION IN PAYMENTS    corresponding reduction in the amounts payable as
   ON YOUR NOTES.           interest on the notes and other amounts paid from
                            collections of finance charge receivables. This could result in delayed or reduced principal and interest payments to you.

ADDITION OF ACCOUNTS MAY    The assets of the issuer change every day. Besides
   DECREASE THE CREDIT      transferring new receivables in already designated
   QUALITY OF THE ASSETS    accounts, we and the originators may choose, or may
   SECURING THE REPAYMENT   be required, to add receivables in additional
   OF YOUR NOTES. IF THIS   accounts to  the issuer. The accounts from
   OCCURS, YOUR RECEIPT     which these receivables arise may have different
   OF PAYMENTS OF           terms and conditions from the accounts already
   PRINCIPAL AND INTEREST   designated. For example, the new accounts may have
   MAY BE REDUCED,          higher or lower fees or interest rates, or different
   DELAYED OR               payment terms. We cannot guarantee that new accounts
   ACCELERATED.             will be of the same credit quality as the initial
                            accounts. If the credit quality of the issuer's assets were to deteriorate, the issuer's ability to make payments on the notes could be adversely affected. See "The TRANSFER AND SERVICING AGREEMENT
                            -- ADDITION OF ACCOUNTS."

THE ORIGINATORS MAY         The originators continue to own the accounts in
   CHANGE THE TERMS OF      which the receivables arise. As the owner of the
   THE ACCOUNTS OR          accounts, the applicable originator retains the
   RECEIVABLES IN A WAY     right to change various account terms, including
   THAT REDUCES OR SLOWS    finance charges and other fees it charges and the
   COLLECTIONS. THESE       required principal payment schedule. An early
   CHANGES MAY RESULT IN    amortization event could occur if either or both of
   REDUCED, ACCELERATED     the originators reduce the finance charges and other
   OR DELAYED PAYMENTS TO   fees it or they charge and this resulted in a
   YOU.                     corresponding decrease in the collection of finance
                            charges and fees. In addition, changes in the account terms may alter payment patterns. If payment rates decrease significantly at a time when you are scheduled to receive principal, you might receive principal more slowly than planned.

                            Each originator agrees to not reduce the interest rates it charges on the receivables or to not reduce other fees if that action would cause an early amortization event with respect to the notes unless the applicable originator is required by law or determines it is necessary to maintain its dealer floorplan financing business, based on its good faith assessment of its business competition.

                            Each originator agrees to not change the terms of the accounts and the servicer agrees to not change the terms of its servicing practices, including the reduction of the required principal payment schedule and the calculation of the amount or the timing of finance charges, other fees and charge-offs, unless the applicable originator or servicer reasonably believes an early amortization event would not occur for any series or class of notes.

                            In addition, the originators may permit a dealer to extend its payment schedule with respect to a receivable for up to a year in most cases, which would delay principal payments to the issuer with respect to the related receivable. If principal payment schedules were extended at a time when you are scheduled to receive principal, you might receive principal more slowly than planned.

                            The originators have no restrictions on their ability to change the terms of the accounts except as described above or in the accompanying prospectus supplement. Changes in relevant law, changes in the marketplace or prudent business practices could cause either or both of the originators to change their account terms.

RECEIVABLES MAY BE          Dealers give the originators a security interest in
   UNSECURED DUE TO SALES   the equipment and parts they purchase to secure
   OUT OF TRUST.            their obligations under the receivables. When the
                            financed equipment or part is sold, the related originator's security interest in the equipment or part generally will terminate. If the dealer who sold the equipment or part fails to pay the applicable originator the amount owed on the receivable, the receivable will become unsecured because the buyer generally takes the equipment or part free of the security interest. If the financed equipment or part is sold "out of trust," i.e., sold without the dealer applying the proceeds of the sale to repay the receivable, the issuer will not be able to foreclose on the financed equipment or part. This may result in delays or reductions in payments on your notes.

     You can find a "GLOSSARY OF PRINCIPAL TERMS FOR PROSPECTUS" beginning on page 95 in this prospectus.

                                IMPORTANT PARTIES

CNH WHOLESALE RECEIVABLES INC.

     We will sell Receivables to the issuer. We are an indirect wholly-owned subsidiary of Case Credit Corporation and were incorporated in the state of Delaware on August 1, 2003. We are organized for the limited purpose of buying receivables, directly or indirectly, from the originators, transferring those receivables to the issuer and any related activities. Our principal executive offices are located at 100 South Saunders Road, Lake Forest, Illinois 60045, and our telephone number is (847) 735-9200. You can find our activities and possible effects on you if we were to enter bankruptcy, reorganization or other insolvency proceedings under "LEGAL ASPECTS OF THE RECEIVABLES--MATTERS RELATING TO BANKRUPTCY."

THE ORIGINATORS

     CASE CREDIT CORPORATION. Case Credit Corporation, a Delaware corporation ("CASE CREDIT"), will act as the servicer of the Receivables owned by, and provide administrative services to, the issuer. Case Credit is an indirect wholly-owned finance subsidiary of CNH.

     Case Credit's headquarters are located at 233 Lake Avenue, Racine, Wisconsin 53403, and its telephone number is (262) 636-6011.

     NEW HOLLAND CREDIT COMPANY, LLC. New Holland Credit Company, LLC ("NH CREDIT") is a limited liability company organized under the laws of the state of Delaware and is an indirect wholly-owned finance subsidiary of CNH.

     NH Credit was formed on April 25, 1996 for the purpose of providing wholesale, retail and lease financing services to dealers and customers in connection with the agricultural and industrial equipment operations of New Holland North America, Inc. beginning on January 1, 1997. Prior to January 1, 1997, the operations of NH Credit were performed by Ford New Holland Credit Company, a partnership between Ford Motor Credit Company and Fiat Finance USA, Inc. Effective January 1, 1997, Fiatallis North America, Inc., also a wholly owned subsidiary of CNH and the parent company of NH Credit, purchased all of Ford Motor Credit Company's interest in Ford New Holland Credit Company.

     NH Credit's headquarters are located at 100 Brubaker Avenue, New Holland, Pennsylvania 17557, and its telephone number is (717) 355-3441. We refer to Case Credit and NH Credit collectively in this prospectus as the "ORIGINATORS".

     ORIGINATOR OPERATIONS. The operations of the originators principally involve (a) providing wholesale floorplan financing of agricultural and construction equipment and parts to dealers, including equipment placed in rent-to-own programs or purchased by dealers for their rental businesses and (b) purchasing retail installment sale contracts and leases from equipment dealers, including CNH and non-CNH dealers. The originators also provide to dealers some borrowing base and real estate loans on a limited basis. In addition, the originators facilitate and finance the sale of insurance products to retail customers, provide financing for dealers and rental equipment yards, and also provide other retail financing programs. The originators also provide various financing options to dealers for a variety of purposes, including inventory, working capital, real estate acquisitions, construction and remodeling, business acquisitions, dealer information systems and service and maintenance equipment.

     The originators' businesses depend substantially upon CNH's operations. In particular, lower levels of production and sale of CNH's agricultural and construction equipment could reduce the level of the originators' finance and insurance operations.

CNH GLOBAL N.V.

     CNH Global N.V., formerly New Holland N.V., is incorporated in The Netherlands under Dutch law ("CNH").

     CNH combines the operations of New Holland and Case Corporation (now known as Case, LLC) as a result of their business merger on November 12, 1999. Effective with the closing of the merger, New Holland N.V. changed its name to CNH Global N.V. When we refer to CNH in this prospectus and any prospectus supplement, we are referring to CNH and its consolidated subsidiaries.

     CNH is one of the world's leaders in the engineering, manufacturing, marketing and distribution of agricultural and construction equipment. CNH organizes its operations into three business segments: agricultural equipment, construction equipment and financial services. CNH believes that it is one of the largest manufacturers of agricultural equipment in the world based on units sold, one of the largest manufacturers of construction equipment based on units sold and has one of the industry's largest equipment finance operations.

     CNH is the only global, full-line company in both the agricultural and construction equipment industries, with strong and usually leading positions in the significant geographic and product categories in both businesses. CNH's global scope and scale includes integrated engineering, manufacturing, marketing and distribution of equipment on five continents.

     In agricultural equipment, CNH believes it is one of the leading global manufacturers of agricultural tractors and combines based on units sold, and it also has leading positions in hay and forage equipment and specialty harvesting equipment. In construction equipment, CNH is the world leader in backhoe loaders, second in the world in skid steer loaders and the market leader in Western Europe in crawler excavators. In addition, CNH provides a complete range of replacement parts and services to support its equipment.

     CNH believes that it is the most geographically diversified manufacturer and distributor of agricultural equipment in the industry. CNH's broad manufacturing base includes facilities in Europe (Belgium, France, Italy and the United Kingdom), Latin America (Brazil), North America (the United States and Canada), India and Australia. CNH also participates in manufacturing joint ventures in China, Mexico, Turkey, Uzbekistan and Pakistan, where these operations are among the market leaders. CNH markets its products globally through its highly recognized Case, Case IH, New Holland, Steyr, Fiat-Kobelco, Fiatallis, O&K and Kobelco brand names. CNH manufactures its products in 45 facilities throughout the world and distributes its products in over 160 countries through an extensive network of approximately 12,400 dealers and distributors.

     In North America, CNH offers a range of financial services products, including retail financing for the purchase or lease of new and used CNH and other equipment manufacturers' products and other retail financing programs. To facilitate the sale of its products, CNH offers wholesale financing to dealers. Wholesale financing consists primarily of floor plan financing and allows dealers to maintain a representative inventory of products. CNH's retail financing alternatives are intended to be competitive with financing available from third parties. CNH offers retail financing in Brazil and Australia through wholly owned subsidiaries and in Western Europe through a joint venture with a major European bank.

     The address of CNH Global N.V.'s registered office is World Trade Center, Amsterdam Airport, Tower B, 10th Floor, Schipol Boulevard 217, 1118 BH Amsterdam, The Netherlands and its telephone number when calling from the United Sates is (011-31-20) 446-0429. CNH Global N.V.'s administrative offices are located at 100 South Saunders Road, Lake Forest, Illinois 60045, and its telephone number is (847) 735-9200. CNH Global N.V. is subject to the informational requirements of the Securities Exchange Act as a foreign private issuer. As required by that act, CNH Global N.V. files reports and other information with the SEC. You can find more information about CNH Global N.V. in the reports and other information that are described under "WHERE YOU CAN FIND MORE INFORMATION."

CASE, LLC

     Case, LLC, a Delaware limited liability company ("CASE"), is a leading worldwide designer, manufacturer, marketer and distributor of farm equipment and light- to medium- sized construction equipment and offers a broad array of financial products and services. Case's financial services business is provided through CNH Capital Corporation, including its wholly-owned subsidiary Case Credit Corporation and their subsidiaries and joint ventures. CNH Capital, through its affiliates and subsidiaries, provides financing for installment sales contracts and leases and commercial lending within the agricultural and construction equipment industry. Case is located at 700 State Street, Racine, Wisconsin 53404 and its telephone number is (262) 636-6011.

NEW HOLLAND NORTH AMERICA, INC.

     New Holland North America, Inc., a Delaware corporation ("NHNA"), is a world leader in agricultural and construction equipment. NHNA sells and services an innovative and diverse line of agricultural and construction equipment, including a full line of tractors as well as hay and forage equipment, harvesting, crop production and material handling equipment. Sales, parts and service are provided to customers by NHNA dealers throughout the United States and Canada. NHNA is located at 500 Diller Avenue, New Holland, Pennsylvania 17557 and its telephone number is (717) 355-1121. We refer to Case and NHNA collectively in this prospectus as the "INDUSTRIAL COMPANIES".

THE ISSUER

     CNH Wholesale Master Note Trust will be the issuer of the notes. It will be a Delaware statutory trust.

     The issuer exists for the exclusive purposes of:

       - acquiring and holding the issuer's assets, including the proceeds of these assets;

       -  issuing series of notes;

       -  making payments on the notes; and

       - engaging in other activities that are necessary or incidental to accomplish these limited purposes.

     The issuer will be operated under a trust agreement between us and The Bank of New York, as owner trustee. The issuer will not have any officers or directors. Its administrator is Case Credit. As administrator of the issuer under an administration agreement, Case Credit will generally direct the administrative actions to be taken by the issuer.

     The assets of the issuer will consist of:

       - Receivables existing in the Accounts from time to time, but excluding Receivables in any Accounts that are removed from the issuer from time to time;

       - all funds collected or to be collected in respect of those Receivables;

       -  our rights and remedies under the Receivables Purchase Agreements;

       - any Enhancement issued with respect to any particular series or class of notes;

       - a security interest in the financed equipment and parts and any other Collateral Security and any proceeds of that collateral;

       - derivative agreements that, subject to the terms of the related indenture supplement, the issuer has entered into or may enter into to manage interest rate or currency risk relating to a specific class or classes of notes; and

       -  the issuer's bank accounts.

See "THE TRANSFER AND SERVICING AGREEMENT -- ADDITION OF ACCOUNTS." See "DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENTS" for a summary of terms of the Receivables Purchase Agreements.

     We and the owner trustee may amend the trust agreement without the consent of the noteholders or the indenture trustee so long as the issuer delivers to the indenture trustee an officer's certificate stating that the issuer reasonably believes that the amendment will not adversely affect in any material respect the interests of the noteholders. Accordingly, neither the indenture trustee nor any holder of any note will be entitled to vote on any of these amendments.

     In addition, the trust agreement may also be amended with the consent of the indenture trustee and holders of at least 66 2/3% of the outstanding dollar principal amount of the notes affected by the amendment in any material respect. However, an amendment to the trust agreement that increases or reduces the amount of, or accelerates or delays the timing of, distributions to the noteholders requires the consent of all noteholders affected by the amendment.

                                 USE OF PROCEEDS

     Unless we otherwise provide in the related prospectus supplement:

       - the issuer will apply the net proceeds from the sale of a series of notes to buy Receivables from us and to make deposits in various issuer accounts; and

       - we will use the portion of the proceeds paid to us, to purchase Receivables from the originators or to repay amounts previously borrowed from the originators to purchase Receivables.

                     THE DEALER FLOORPLAN FINANCING BUSINESS

     The Receivables that we transfer to the issuer were or will be selected from extensions of credit and advances, known as "wholesale" or "floorplan" financing, made by the originators to domestic agricultural and construction equipment and parts dealers. These funds are used by dealers to (a) purchase new and used agricultural and construction equipment and parts manufactured or distributed by CNH and other manufacturers pending sale to retail buyers, (b) to purchase equipment for its rental business or (c) to place equipment in a rent-to-own program. As described in this prospectus, Receivables transferred to the issuer are secured by the related agricultural or construction equipment and/or parts sold to the dealers. In most cases, the Receivables are also guaranteed by one or more of the dealer's principal(s), affiliates or investors. Any guaranties may also cover other obligations of the dealer that are not held by the issuer. With respect to any guaranties and obligations of the dealer that are not Receivables, in the Receivables Purchase Agreement under which they are a seller, each originator will agree to a pro rata sharing with the other originator and the issuer on the basis of the amounts owed to the issuer with respect to the applicable Receivables and to the originators with respect to the applicable other receivables or obligations.

     The originators are often the primary wholesale financing source for CNH dealers in the United States. CNH agricultural and construction equipment for which the originators provide wholesale financing include agricultural and construction equipment manufactured under CNH's highly recognized Case, Case IH and New Holland brand names.

     The originators have extended credit lines to CNH dealers that also sell non-CNH equipment and/or parts. Case Credit services these accounts through its centralized finance office located in Racine, Wisconsin.

     Equipment financed by any dealer under the floorplan program is categorized by the originators, under their policies and procedures, as new equipment or used equipment. Currently, new equipment consists of agricultural and construction equipment which has not been sold to an end user and registered for warranty, and used equipment consists of any equipment other than new equipment. For instance, used equipment includes:

       - trade-ins (a) received by a dealer from a customer or (b) purchased by an originator from a terminated dealer and then sold to another dealer;

       -  repossessed equipment from a retail customer and returned to a dealer;

       - equipment used for testing or other purposes by CNH and then sold to a dealer; and

       -  equipment purchased by a dealer from an auction.

     New equipment and used equipment may be categorized differently in the future based on the originators' practices and policies.

     Some dealers may be affiliated with the originators.

CREATION OF RECEIVABLES

     The originators finance 100% of the wholesale invoice price of new equipment and parts, including destination or shipping charges, as applicable. With respect to used equipment, the originators may finance some or all of the cost of the equipment to the dealer, including in some cases destination charges. The originators originate Receivables relating to CNH-manufactured equipment and parts and other equipment and parts distributed by CNH authorized dealers concurrently with, or shortly after, the shipment of the equipment or parts to the financed dealer. Used equipment, other than some trade-ins, may have additional requirements before the dealer can receive any financing for the equipment. For example, the equipment may be required to physically be on the dealer's lot and specific documentation may also be required.

     Once a dealer has commenced the floorplanning of a manufacturer's equipment and parts through an originator, that originator usually will be the primary source of financing for purchases of agricultural and construction equipment and parts by the dealer from the manufacturer.

CREDIT UNDERWRITING PROCESS

     The originators extend credit to dealers from time to time based upon established credit lines. Dealers may establish lines of credit to finance purchases of new and used agricultural and construction equipment and parts. All CNH-authorized dealers that have new equipment lines of credit will be considered for used equipment and parts credit lines. New equipment credit lines relate to new equipment, used equipment credit lines relate to used equipment, and miscellaneous credit lines which include parts and other charges for items like service manuals, advertising and other non-equipment charges. New equipment credit lines, used equipment credit lines and miscellaneous credit lines are guidelines only, and the originators have the flexibility to allow dealers to exceed those guidelines.

     A new dealer requesting the establishment of a new equipment, used equipment, or miscellaneous credit line with an originator must submit an application to the applicable originator's centralized finance office. After receipt of the application, the centralized finance office of the originator investigates the prospective dealer. The centralized finance office of the originator reviews the prospective dealer's credit reports, bank references and financial statements and evaluates the dealer's marketing capabilities and start-up financial resources and credit requirements. When an existing dealer requests the establishment of a wholesale new equipment, used equipment, and miscellaneous credit line, the originator's centralized finance office reviews the dealer's credit reports and financial statements, including the experience of the dealer's current financing source, and bank references. Further, the centralized finance office of the originator investigates the dealer's current state of operations and management, including evaluating credit references, and marketing capabilities. For credit lines within an originator's centralized finance office's approval limits, the originator's centralized finance office either approves or disapproves the dealer's request. For credit lines in excess of an originator's centralized finance office's approval limits, the originator's centralized finance office transmits the requisite documentation to an individual with the appropriate approval authority for approval or disapproval. The originators apply the same underwriting standards for dealers selling equipment not manufactured by an industrial company.

     Upon approval, dealers execute a financing agreement with the applicable originator. This agreement provides the applicable originator a first priority security interest in the equipment and parts and possibly other collateral. Under some of these agreements, the originator requires the dealers to maintain physical loss or damage insurance coverage for each piece of equipment for which it provided floorplan financing, and liability insurance with respect to equipment in a rent-to-own program or purchased by a dealer for its rental business, in amounts satisfactory to CNH, with the applicable originator designated as loss payees.

     The size of a credit line initially offered to a dealer is based upon the dealer's sales record, or, in the case of a prospective dealer, its expected annual sales, the dealer's effective net worth, utilization of existing credit lines, and inventory turnover. The amounts of a dealer's credit lines are reviewed on a regular basis, which is usually annually, and adjusted when appropriate by the applicable originator.

BILLING, COLLECTION PROCEDURES AND PAYMENT TERMS

     The originators prepare and distribute each month to each related dealer a statement setting forth billing and related account information. The originators generate each dealer's billing statements near the end of each month and mail them out several days later. Interest and other nonprincipal charges must be paid by the tenth day of each month. Any interest collections received will be deposited into the Collection Account within two business days after receipt. The interest accrual period for a dealer can range from 28 to 35 days. The originators bill interest and handling fees and insurance in arrears. Upon the sale of equipment or parts for which it has provided floorplan financing, the applicable originator is entitled to receive payment in full of the related advance. Dealers remit payments by check directly to the originators' centralized finance office or electronically via an electronic funds transfer system maintained by the originators' centralized finance office.

     Interest-free financing is available to dealers for all new equipment and generally is available for used equipment. Parts have interest-free financing until the first day of the following month if the parts invoice is generated before the dealer statement date. Generally, payment schedules are interest bearing for equipment that has been purchased by a dealer for its rental business. During any interest-free period, the industrial company that is the manufacturer or distributor of the equipment or part will be responsible for making interest payments to the related originator at a rate comparable to what the dealer is obligated to pay during the period in which the dealer is responsible for paying interest.

REVENUE EXPERIENCE

     The originators usually charge dealers interest at a floating rate based on the rate designated as the "prime rate" from time to time by financial institutions selected by the originators, plus a designated spread ranging from 0.00% to 3.5% on new equipment or parts, and on some used equipment. The prime rate can be changed by the originators on a weekly basis and is applied to all balances outstanding during the applicable period. The originators determine the current prime rate by reference to THE WALL STREET JOURNAL. Some payment schedules on equipment purchased for their rental business, however, have a fixed interest rate on some dealer agreements with Case Credit as the originator. Overdue interest is a higher rate that is charged on overdue principal amounts.

RELATIONSHIP WITH ORIGINATORS AND INDUSTRIAL COMPANIES

     The originators provide to some CNH dealers financial assistance in the form of working capital loans and other loans. In addition, the originators and the industrial companies provide floorplan assistance to some CNH dealers through a number of formal and informal programs. On some new equipment financings, the industrial companies reimburse dealers directly for the finance costs for a specified period from the date of shipment. The industrial companies also have a supplemental floorplan assistance program. In this program, the industrial companies reimburse dealers at the time of retail sale, for a specified amount depending upon the equipment type and model.

     Industrial companies' repurchase obligations related to new, unused, resaleable equipment and new, unused, resaleable parts in inventory at time of dealership termination are determined by applicable state law and applicable agreements with a dealer.

     A promissory note may be executed by a dealer to an originator or an industrial company if the dealer is having trouble maintaining its obligations on a current basis due to temporary cash flow issues.

     Much of the assistance is provided at the option of the originators or the industrial companies, which may terminate any of the optional programs in whole or in part at any time. If the originators or the industrial companies are unable to or elect not to provide the assistance, the loss experience of the originators on CNH's U.S. wholesale portfolio may be adversely affected.

DEALER MONITORING

     Individuals within the originators' centralized finance offices monitor the level of each dealer's wholesale credit line on a periodic basis. Dealers are permitted to exceed those lines on a temporary basis. For example, a dealer may, immediately before a seasonal sales peak, purchase more equipment and parts than it is otherwise permitted to finance under its existing credit lines. As another example, because of slow inventory turnover, a dealer's credit lines may be reduced before the dealer has liquidated a sufficient portion of its equipment and parts inventory. If at any time an originator learns that a dealer's balance exceeds its approved credit lines, the applicable originator will evaluate the dealer's financial position and may temporarily increase the dealer's credit lines or place the dealer in a disciplinary category known as "Credit Watch." See "--`CREDIT WATCH' STATUS AND THE ORIGINATORS' WRITE-OFF POLICIES."

     Personnel from the applicable originators' centralized finance office or a third party conduct audits of dealer equipment inventories on a regular basis. The timing of each visit is varied and no advance notice is given to the audited dealer. Auditors review dealers' financial records and conduct a physical inventory of the equipment on the dealers' premises. Through the audit process, the originators reconcile each dealer's physical inventory with its records of financed equipment. Audits are intended to identify instances where a dealer sold equipment but did not immediately repay the related advances. The audit process also aids the originators in determining in those instances whether a dealer received sale proceeds but diverted the proceeds to uses other than the repayment of the obligations to that originator.

SALES OUT OF TRUST

     If a dealer receives payment for a piece of equipment but does not repay the amounts owed on the equipment as required to the originators, then the dealer is considered to have sold the equipment out of trust. Selling equipment out of trust is a breach of the dealer agreements and the originators will take action, which may include but is not limited to:

       -  placing the dealer on a cash on delivery or credit watch status;

       - advising the dealer that prior approval is required to deliver floor plan goods and submit additional trade-in notes;

       -  requesting an accounting of all monies; and

       -  requesting a current financial statement.

     At the time a piece of agricultural or construction equipment or a part to equipment is sold, the originator's security interest in the equipment or part, as applicable, will terminate. Therefore, if a dealer fails to remit to an originator amounts owed with respect to the equipment or part, as applicable, that has been sold, the related Receivable will no longer be secured by the related equipment or part.

"CREDIT WATCH" STATUS

     Under some circumstances, Case Credit will classify a dealer under credit watch status. The circumstances include, but are not limited to:

       -  failure to remit any principal or interest payment when due;

       - any notifications of liens, levies or attachments on the financed equipment or parts;

       - a dealer exceeds 130% of its approved aggregate wholesale credit line for three consecutive months;

       -  a dealer makes sales of equipment out of trust;

       -  any violation of the dealer agreement by the dealer;

       - any dealer that has signed a termination agreement or is involved in a pending termination;

       -  a dealer is placed on cash on delivery status; and

       -  a general deterioration of the dealer's financial condition.

Once a dealer is assigned to credit watch status, Case Credit will determine any more extensions of credit on a case-by-case basis and will assume control of equipment or parts releases to the dealer. Like credit watch, which is a status used by Case Credit with respect to dealers that are a party with Case Credit to the applicable dealer financing agreement, NH Credit has a similar classification for dealers known as "suspension", which is a status used by NH Credit with respect to dealers that are a party with NH Credit to the applicable dealer financing agreement. Once placed on suspension status, the dealer will no longer have availability under any credit lines except for the miscellaneous credit lines which include parts, making the dealer ineligible to receive financing for any additional equipment, including floorplan trade-ins and equipment for their rental business or their rent-to-own program. When we refer to credit watch throughout this prospectus, we are referring to (a) credit watch status with respect to dealers that are a party to a dealer finance and security agreement with Case Credit, and (b) suspension status with respect to dealers that are a party to a dealer finance and security agreement with NH Credit.

     A dealer may be placed on credit watch for a number of reasons which result in closer monitoring by CNH, but being placed on credit watch does not necessarily mean the dealership agreement will ultimately be terminated.

     The originators attempt to work with dealers to resolve instances of credit watch status. If, however, a dealer remains on that status, it can result in one of the following:

       - an orderly liquidation in which the dealer voluntarily liquidates its inventory through normal sales to retail customers;

       - a forced liquidation in which, in most cases, the related originator repossesses the dealer's inventory and, in the case of CNH dealers, the applicable originator terminates its financing relationship with the dealership; or

       - a voluntary surrender of the dealer's inventory and, in the case of CNH dealers, the applicable originator terminates its financing relationship with the dealership.

     The originators may make special arrangements to finance inter-dealer sales of equipment and/or parts.

REPOSSESSIONS AND REPURCHASED EQUIPMENT AND PARTS

     The originators do not normally repossess any equipment or other collateral unless the relationship with the dealer has been terminated.

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

     The proceeds of any sales of repossessed collateral are used to repay amounts due to the applicable originator. Once liquidation has begun, the applicable originator performs an analysis of its position, estimates an appropriate loss reserve of any amounts identified at that time as uncollectible and attempts to liquidate all possible collateral remaining. During the course of a liquidation, the applicable originator, may recognize additional losses or recoveries. If a dealer is in bankruptcy, it may take a longer period of time for the applicable originator to repossess the equipment or part, and if the sale proceeds are in excess of the amounts which the equipment or part secures, then the surplus proceeds may be repaid to the dealer.

     If an industrial company repurchases new, unused, resaleable equipment or new, unused, resaleable parts from a dealer in connection with the termination of the dealer as required by applicable state law and the applicable dealer agreement, or if an originator repossesses any used equipment or parts, historically the applicable industrial company or originator, as applicable, would pay the full amount owed on the related Receivable that was secured by that equipment or part, regardless of the market value of the related equipment or part. However, neither the industrial companies nor the originators are required to pay the full amount of the related Receivables and may discontinue this practice at any time. In addition, we can not provide any assurance that the industrial companies or the originators will have the ability to make payments in these amounts in the future.

ADDITIONAL INFORMATION

     We will include in the prospectus supplement for each series additional information with respect to the Dealer Floorplan Financing Business.

                                  THE ACCOUNTS

     The Receivables arise pursuant to the revolving financing arrangements between an originator and domestic agricultural and construction equipment and/or parts dealers. The originators will select the accounts designated to the issuer (the "ACCOUNTS") before the initial issuance of notes, and will initially designate to the issuer all of the wholesale accounts serviced by Case Credit which are financed by an originator and which are Eligible Accounts. Each Account designated to the issuer must be an account established by an originator in the ordinary course of business and meet other criteria provided in the related Receivables Purchase Agreement. See "THE TRANSFER AND SERVICING AGREEMENT -- REPRESENTATIONS AND WARRANTIES."

     There may be amounts financed under a dealer agreement and an Account that are not being sold to us or the issuer. When we refer to "RECEIVABLES" in this prospectus and in any accompanying prospectus supplement, we are referring only to receivables arising in either of the originators' accounts with a dealer from:

       -  dealer floorplan financing of new and/or used equipment,

       -  dealer floorplan financing of new parts,

       - dealer purchases of new and/or used equipment for their rental business, and

       - dealer floorplan financing of new and/or used equipment for rent on a rent-to-own basis.

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

Additional receivables may arise in the originators' Accounts designated to the issuer that will not be included in the Receivables sold to us or the issuer. Excluded receivables include all promissory notes and all receivables arising from an originator financing of advertising, dealer manuals, signage and other non-equipment and non-part charges.

     Under the Transfer and Servicing Agreement, we, and under the Receivables Purchase Agreement to which they are a party as seller, the originators, have the right, with some limitations and conditions, and in some circumstances are obligated, to choose from time to time additional qualifying wholesale accounts to be included as Accounts designated to the issuer and to convey to the issuer some of the Receivables of the Additional Accounts, including Receivables created after the conveyance. These accounts must meet the eligibility criteria specified above on the date the accounts are designated as Additional Accounts. The originators will convey the Receivables then existing, with exceptions, or later created under the Additional Accounts to us. We will then convey them to the issuer. See "THE TRANSFER AND SERVICING AGREEMENT -- ADDITION OF ACCOUNTS."

     In addition, on any Additional Cut-Off Date in respect of Additional Accounts and the date new Receivables are generated, the applicable originators will represent and warrant to us, and we will represent and warrant to the issuer, that those Receivables meet the eligibility requirements included in the Transfer and Servicing Agreement. See "THE TRANSFER AND SERVICING AGREEMENT -- CONVEYANCE OF RECEIVABLES AND COLLATERAL SECURITY."

     Under some circumstances specified in the Transfer and Servicing Agreement, we have the right to remove the Receivables arising from designated Accounts from the issuer. See "THE TRANSFER AND SERVICING AGREEMENT -- REMOVAL OF ACCOUNTS."

     At any time, the Accounts from which the Receivables arise will be the same Accounts designated by us on the Initial Cut-Off Date plus any Additional Accounts, minus any Accounts designated for removals.

     We will provide additional information about the Accounts in each prospectus supplement.

                        SOURCES OF FUNDS TO PAY THE NOTES

DEPOSIT AND APPLICATION OF FUNDS

     The primary source of funds for the payment of principal of and interest on the notes is collections on the Receivables included in the issuer's assets.

     Interest collections and principal collections will be deposited within two days of receipt by the servicer into the issuer's Collection Account.

     Principal collections will consist of collections of principal on the Receivables, while interest COLLECTIONS will include collections under the Receivables that consist of interest and other non-principal charges, including insurance fees, amounts recovered with respect to Defaulted Receivables and insurance proceeds.

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

     The servicer will then allocate all collections of interest collections and principal collections among each series of notes and the Transferor's Interest based on the respective allocation percentages for each series and the Transferor's Percentage. The "TRANSFEROR'S PERCENTAGE" means as to principal collections, interest collections and Defaulted Amounts, 100% minus the total of the applicable allocation percentages for all outstanding series of notes.

     However, when one or more series of notes begin to accumulate principal or amortize, principal collections allocable to other series of notes that are not accumulating or amortizing will be used to satisfy the principal accumulation or payment requirements of those series of notes that are accumulating or amortizing.

ISSUER ACCOUNTS

     The issuer has established a Collection Account for the purpose of receiving collections on the Receivables.

     If we so specify in the related prospectus supplement, the issuer may direct the indenture trustee to establish and maintain in the name of the indenture trustee supplemental accounts for any series or class of notes for the benefit of the related noteholders. Most series will have an interest funding account and a principal funding account. Typically, funds will be transferred from the Collection Account to these supplemental accounts in order to make payments of interest on and principal of the notes, to make payments under any applicable derivative agreements, and for other purposes as specified in the related prospectus supplement.

     The Collection Account, together with the supplemental accounts described in this section, are referred to as issuer accounts. Issuer accounts will be Qualified Accounts and amounts deposited to issuer accounts may only be invested in Eligible Investments. Each supplemental account for a series may be a subaccount of one master account for that series.

     "QUALIFIED ACCOUNT" means either:

       - a segregated account (including a securities account) with a Qualified Institution; or

       - a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of its states or the District of Columbia (or any domestic branch of a foreign bank), so long as any of the securities of that depository institution have a credit rating from each rating agency in one of its generic rating categories which signifies investment grade.

     "QUALIFIED INSTITUTION" means either:

       - a depository institution, which may include the indenture trustee or the owner trustee (so long as it is a paying agent), organized under the laws of the United States of America or any one of its states or the District of Columbia, the deposits of which are insured by the Federal Deposit Insurance Corporation and which at all times has a short-term unsecured debt rating in the applicable investment grade category of each rating agency; or

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

       -  a depository institution acceptable to each rating agency.

     When we refer to a rating agency in this prospectus or any prospectus supplement, we are referring to each rating agency designated by us to issue a rating for a series or class of notes.

DERIVATIVE AGREEMENTS

     Some notes may have the benefit of one or more derivative agreements, which may be a currency, interest rate or other swap, a cap, a collar, a guaranteed investment contract or other similar arrangements with various counterparties. In general, the issuer will receive payments from counterparties to the derivative agreements in exchange for the issuer's payments to them, to the extent required under the derivative agreements. Payments received from derivative counterparties with respect to interest payments on dollar-denominated notes of a series will generally be treated as interest collections allocated to that series. We will include the specific terms of any derivative agreement applicable to a series or class of notes and a description of the related counterparty in the related prospectus supplement.

SALE OF RECEIVABLES

     If a series or class of notes has an event of default and is accelerated before its legal final maturity date, the issuer may sell Receivables, or interests in Receivables, if the conditions described in "THE INDENTURE -- EVENTS OF DEFAULT" and "-- EVENTS OF DEFAULT REMEDIES" are satisfied.

     If principal of or interest on a series or class of notes has not been paid in full on its legal final maturity date, the sale will automatically take place on that date. Proceeds from that sale will be immediately paid toward payment on those notes.

     Unless we specify otherwise in the related prospectus supplement, the amount of Receivables sold will be up to the collateral amount of the series. The collateral amount of a series in respect of which a sale is made will be automatically reduced to zero upon that sale. No more principal collections or interest collections will be allocated to those notes. Noteholders will receive the proceeds of that sale in an amount not to exceed the lesser of (a) the outstanding dollar principal amount of those notes, plus unpaid interest on those notes and (b) the collateral amount of that series immediately before that sale plus accrued interest. Notes whose noteholders have caused sales of Receivables are no longer outstanding under the indenture once the sale occurs.

     Unless we specify otherwise in the related prospectus supplement, the security amount of a series will be the sum of the collateral amount of that series plus the portion, if any, of the Transferor's Interest in the issuer subordinated to the notes of that series. The Transferor's Interest in the issuer will be subordinated to the notes of a series to the extent described in the related prospectus supplement and, in effect, will represent our interest in the security amount of that series. The "TRANSFEROR'S INTEREST" in the issuer owned by us represents the interest in the principal Receivables in the issuer not represented by any series of notes issued by the issuer.

     After giving effect to a sale of Receivables for a series or class of notes, the amount of proceeds on deposit in a principal funding account may be less than the outstanding dollar

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

principal amount of that series or class. This deficiency can arise because the security amount of that series was reduced before the sale of Receivables or because the sale price for the Receivables was less than the outstanding dollar principal amount. Unless we specify otherwise in the prospectus supplement, these types of deficiencies will not be reimbursed.

LIMITED RECOURSE TO THE ISSUER; SECURITY FOR THE NOTES

     The portion of principal collections and interest collections allocable to a series or class of notes after giving effect to all allocations and reallocations, funds for that series or class on deposit in the applicable issuer accounts, any applicable derivative agreement for that series or class and proceeds of sales of Receivables for that series or class provide the only sources of payment for principal of or interest on that series or class of notes. Noteholders will have no recourse to any other assets of the issuer or any other person or entity for the payment of principal of or interest on the notes.

     The notes of all series are secured by a shared security interest in the Collection Account, but each series or class of notes is entitled to the benefits of only that portion of those assets allocated to it under the indenture and the related indenture supplement. Each series or class of notes is also secured by a security interest in any applicable supplemental account and any applicable derivative agreement.

                                  THE INDENTURE

     The notes of a series will be issued pursuant to the terms of the indenture and the related indenture supplement. The discussion under this heading, the discussions under "DESCRIPTION OF THE NOTES" in this prospectus and sections in the related prospectus supplement summarize the material terms of the notes, the indenture and the related indenture supplement. These summaries do not claim to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture and the related indenture supplement.

INDENTURE TRUSTEE

     [                  ], a [New York banking corporation], will act as trustee
under the indenture for the notes. Its principal corporate trust office is
located at [                  ].

     The indenture trustee may resign at any time. The issuer may also remove the indenture trustee if the indenture trustee is no longer eligible to act as trustee under the indenture or if the indenture trustee becomes insolvent. In all circumstances, the issuer must appoint a successor indenture trustee for the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until the successor indenture trustee accepts the appointment.

     The issuer or its affiliates may maintain accounts and other banking or trustee relationships with the indenture trustee and its affiliates.

ISSUER COVENANTS

     The issuer will not, among other things:

       - claim any credit on or make any deduction from the principal and interest payable on the notes, other than amounts withheld in good faith from those payments under the Internal Revenue Code or other applicable tax law;

       -  voluntarily dissolve or liquidate; or

       - permit (A) the validity or effectiveness of the indenture to be impaired, or permit the lien created by the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien created by the indenture, to be created on or extend to or otherwise arise upon or burden the collateral for the notes or proceeds of that collateral or (C) the lien of the indenture not to constitute a valid first priority security interest in the assets of the issuer.

     The issuer may not engage in any activity other than the activities described in "IMPORTANT PARTIES--THE ISSUER" in this prospectus. The issuer will not incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the notes.

     The issuer also covenants that if:

       - the issuer defaults in the payment of interest on any series or class of notes when that interest becomes due and payable and that default continues for a period of 35 days following the date on which that interest became due and payable; or

       - the issuer defaults in the payment of the principal of any series or class of notes on its legal final maturity date;

and any of these defaults continue beyond any specified period of grace for that series or class of notes, the issuer will, upon demand of the indenture trustee, pay to the indenture trustee, for the benefit of the holders of the notes of the affected series or class, the whole amount then due and payable on those notes for principal and interest (after giving effect to any allocation requirements described in this prospectus and the related prospectus supplement), with interest, to the extent that payment of that interest will be legally enforceable, upon the overdue installments of interest, at the rate or rates described in the related prospectus supplement. In addition, the issuer will pay an amount sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the indenture trustee, its agents and counsel and all other compensation due to the indenture trustee. If the issuer fails to pay those amounts upon demand, the indenture trustee may institute a judicial proceeding for the collection of those unpaid amounts.

EVENTS OF DEFAULT

     Each of the following events is an event of default for any related series or class of notes:

       - the issuer's failure, for a period of 35 days, to pay interest on any note of the related series or class when due;

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

       - the issuer's failure to pay the stated principal amount of any note of the related series or class on its legal final maturity date;

       - the issuer's default in the performance, or breach, of any other of its other covenants or warranties in the indenture, for a period of sixty (60) days after either the indenture trustee or the holders of 25% of the aggregate outstanding dollar principal amount of the outstanding notes of the affected series or class have provided written notice requesting remedy of that default or breach, and, as a result of that default or breach, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the sixty (60) day period;

       -  the issuer becomes bankrupt, insolvent or is liquidated; and

       - any additional events of default specified in the prospectus supplement relating to the series or class.

     Failure to pay the full stated principal amount of a note on its scheduled final payment date will not constitute an event of default. An event of default with respect to one series or class of notes will not necessarily be an event of default with respect to any other series or class of notes.

EVENTS OF DEFAULT REMEDIES

     The occurrence of some events of default involving the bankruptcy or insolvency of the issuer results in an automatic acceleration of all of the notes. If other events of default occur and are continuing with respect to any series or class, either the indenture trustee or the holders of a majority in aggregate outstanding dollar principal amount of the notes of that series or class, or of all notes (treated as one class) in the case of some events of defaults with respect to all notes, may declare the principal of all those outstanding notes to be immediately due and payable. This declaration of acceleration may generally be rescinded by the holders of a majority in aggregate outstanding dollar principal amount of outstanding notes of that series or class.

     If a series or class of notes is accelerated before its legal final maturity date, each holder of the accelerated notes may notify the indenture trustee that it desires to cause the issuer to sell principal Receivables and the related non-principal Receivables, or interests in principal Receivables and the related non-principal Receivables, with respect to the notes of that series or class. Noteholders of a series or class can only cause a sale of Receivables if at least one of the following conditions is met:

     (a) the holders of at least 90% of the outstanding dollar principal amount of the notes of that series or class have notified the indenture trustee that they desire to cause the issuer to sell principal Receivables and the related non-principal Receivables, or interests in principal Receivables and the related non-principal Receivables, with respect to their series or class of notes;

     (b) the holders of a majority of the outstanding dollar principal amount of the notes of that series or class have notified the indenture trustee that they desire to cause the issuer to sell principal Receivables and the related non-principal Receivables, or interests in principal

Receivables and the related non-principal Receivables, with respect to their series or class of notes and the net proceeds of that sale of Receivables, as described below, plus amounts on deposit in the principal funding account would be sufficient to pay all amounts due on the notes of that series or class; or

     (c) (1) the indenture trustee determines that the funds to be allocated to the notes of that series or class, including (A) principal collections and interest collections allocated to that series or class and (B) amounts on deposit in the principal funding account, may not be sufficient on an ongoing basis to make payments on the notes of that series or class as those payments would have become due if those obligations had not been declared due and payable and (2) holders of at least 66 2/3% of the outstanding dollar principal amount of the notes of that series or class have notified the indenture trustee that they desire to cause the issuer to sell principal Receivables and the related non-principal Receivables, or interests in principal Receivables and the related non-principal Receivables, with respect to their series or class of notes.

     If any of the conditions in the preceding paragraph are met the indenture trustee will cause the issuer to sell principal Receivables and the related non-principal Receivables, or interests in principal Receivables and the related non-principal Receivables, on behalf of all holders of the notes of that series or class whether or not they have actually given notice of their desire to sell Receivables or interests therein, in the amount described below. The holders of the accelerated notes will maintain their rights in their notes until the holders deliver their notes to the issuer as required in connection with the application of the sale proceeds to payment of the amounts due on the related class or series of notes.

     If an event of default occurs relating to the failure to pay principal of or interest on a series or class of notes in full on the legal final maturity date, the issuer will automatically sell Receivables on the date, as described in "SOURCES OF FUNDS TO PAY THE NOTES -- SALE OF RECEIVABLES."

     If a sale of Receivables does not take place following an acceleration of a series or class of notes, then:

       - the issuer will continue to make distributions as required under the distribution provisions of the indenture and the related indenture supplement;

       - principal will be paid on the accelerated series or class of notes to the extent funds are available to the accelerated series or class after giving effect to all allocations and reallocations and payment is permitted by the subordination provisions of the senior notes, if any, of the same series; and

       - on the legal final maturity date of the accelerated notes, if the notes have not been paid in full, the indenture trustee will direct the issuer to sell Receivables as provided in the applicable indenture supplement.

     The holders of a majority in outstanding dollar principal amount of any accelerated series or class of notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee. However, this right may be exercised only if the direction provided by the noteholders does not conflict with applicable law or the indenture or the related indenture supplement or have a substantial likelihood of involving the indenture trustee in personal liability. The holder of any note will have the right to institute suit for the enforcement of payment of principal of and interest on their note on its legal final maturity date.

     Generally, if an event of default occurs and any notes are accelerated, the indenture trustee is not obligated to exercise any of its rights or powers under the indenture unless the holders of affected notes offer the indenture trustee reasonable indemnity. Upon acceleration of the maturity of a series or class of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes ranking senior to the lien of those notes for its unpaid fees and expenses.

     The indenture trustee has agreed, and the noteholders will agree, that they will not at any time institute against the issuer or us any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

MEETINGS

     The indenture trustee may call a meeting of the holders of notes of a series or class at any time. The indenture trustee will call a meeting upon request of the issuer or the holders of at least 10% in aggregate outstanding dollar principal amount of the outstanding notes of the series or class.

     The quorum for a meeting is a majority of the holders of the outstanding dollar principal amount of the related series or class of notes, as the case may be, unless a higher percentage is specified for approving action taken at the meeting, in which case the quorum is the higher percentage.

VOTING

     Any action or vote to be taken by the holders of a majority, or other specified percentage, of any series or class of notes may be adopted by the affirmative vote of the holders of a majority, or the applicable other specified percentage, of the aggregate outstanding dollar principal amount of the outstanding notes of that series or class, as the case may be.

     Any action or vote taken at any meeting of holders of notes duly held as required in the indenture will be binding on all holders of the affected notes or the affected series or class of notes, as the case may be.

     Notes held by the issuer, CNH, an originator or their affiliates will not be deemed outstanding for purposes of voting or calculating quorum at any meeting of noteholders.

AMENDMENTS TO THE INDENTURE AND INDENTURE SUPPLEMENTS

     Upon delivery of an issuer tax opinion, as described under "-- TAX OPINIONS FOR AMENDMENTS" below, and upon delivery by us to the indenture trustee of an officer's certificate stating that we reasonably believe that the amendment will not and is not reasonably expected to (a) result in the occurrence of an Early Amortization Event or event of default, (b) adversely affect the amount of funds available to be distributed to the noteholders of any series of notes or the timing of those distributions, or (c) adversely affect the security interest of the indenture trustee in the collateral securing the notes, the indenture may be amended, supplemented or otherwise modified without the consent of any noteholders to:

       - evidence the succession of another entity to the issuer, and the assumption by that successor of the covenants of the issuer in the indenture and the notes;

       - add to the covenants of the issuer, or have the issuer surrender any of its rights or powers under the indenture, for the benefit of the noteholders of any or all series or classes;

       - add to the indenture provisions expressly permitted by the Trust Indenture Act, as amended;

       - cure any ambiguity, to correct or supplement any provision that may be inconsistent with any other provision or to make any other provisions with respect to matters or questions arising under the indenture;

       - establish any form of note under the indenture, and to provide for the issuance of any series or class of notes as described under "DESCRIPTION OF THE NOTES-- ISSUANCES OF NEW SERIES, CLASSES AND SUBCLASSES OF NOTES", and to specify the terms of those notes, or to add to the rights of the noteholders of any series or class;

       - provide for the acceptance of a successor indenture trustee under the indenture with respect to one or more series or classes of notes and to add to or change any of the provisions of this indenture as will be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one indenture trustee;

       - if one or more additional transferors are added to, or replaced under, the transfer and servicing agreement, or if one or more additional beneficiaries are added to, or replaced under, the trust agreement, make any necessary changes to the indenture or any other related document;

       - provide for the addition of collateral securing the notes and the issuance of notes backed by that additional collateral; or

       - provide for additional or alternative credit enhancement for any notes.

     The indenture or any indenture supplement may also be amended without the consent of the indenture trustee or any noteholders upon delivery of an issuer tax opinion, as described under "-- TAX OPINIONS FOR AMENDMENTS" below, for the purpose of adding provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or any indenture supplement or of modifying in any manner the rights of the holders of the notes under the indenture or any indenture supplement, provided, however, that we will (a) deliver to the indenture trustee and the owner trustee an officer's certificate stating that we reasonably believe that the amendment will not and is not reasonably expected to
(1) result in the occurrence of an Early Amortization Event or event of default,
(2) adversely affect the amount of funds available to be distributed to the noteholders or any series or class of notes or the timing of those distributions, or (3) adversely affect the security interest of the indenture trustee in the collateral securing the notes and (b) receive written confirmation from each rating agency that the amendment will not result in the reduction or withdrawal of the ratings of any outstanding notes which it has rated.

     Upon delivery of an issuer tax opinion as described under "-- TAX OPINIONS FOR AMENDMENTS" below, the issuer and the indenture trustee may modify and amend the indenture or any indenture supplement, with prior notice to each rating agency and the consent of the holders of not less than 66 2/3% in aggregate dollar principal amount of the outstanding notes of each series or class affected by that modification or amendment. However, if the modification or amendment would result in any of the following events occurring, it may be made only with the consent of the holder of each note affected by the modification or amendment:

       - a change in any date scheduled for the payment of interest on any note, the scheduled final payment date or legal final maturity date of any note;

       - a reduction of the stated principal amount of, or interest rate on, any note, or a change in the method of computing the outstanding dollar principal amount, the adjusted outstanding dollar principal amount, or the collateral amount in a manner that is adverse to any noteholder;

       - a reduction of the amount of a discount note payable upon the occurrence of an Early Amortization Event or other optional or mandatory redemption or upon the acceleration of its legal final maturity date;

       - an impairment of the right to institute suit for the enforcement of any payment on any note;

       - a reduction of the percentage in outstanding dollar principal amount of notes of any series or class, the consent of whose holders is required for modification or amendment of the indenture or any indenture supplement or for waiver of compliance with provisions of the indenture or indenture supplement or for waiver of defaults and their consequences;

       - a modification of any of the provisions governing the amendment of the indenture, any indenture supplement or the issuer's agreements not to claim rights under any law which would affect the covenants or the performance of the indenture or any indenture supplement, except to increase any percentage or to provide that other specified provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected by that modification;

       - permission being given to create any lien or other encumbrance on the collateral ranking senior to the lien of the indenture;

       - a change in the city or political subdivision so designated with respect to any series or class of notes where any principal of, or interest on, any note is payable; or

       - a change in the method of computing the amount of principal of, or interest on, any note on any date.

     The holders of a majority in aggregate outstanding dollar principal amount of the notes of a series or class may waive, on behalf of the holders of all the notes of that series or class, compliance by the issuer with specified restrictive provisions of the indenture or the indenture supplement.

     The holders of a majority in aggregate outstanding dollar principal amount of the notes of an affected series or class may, on behalf of all holders of notes of that series or class, waive any past default under the indenture or the indenture supplement with respect to notes of that series or class. However, the consent of the holders of all outstanding notes of a series or class is required to waive any past default in the payment of principal of, or interest on, any note of that series or class or in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holders of each outstanding note of that series or class.

TAX OPINIONS FOR AMENDMENTS

     No amendment to the indenture, the indenture supplement, the Transfer and Servicing Agreement or the issuer's trust agreement will be effective unless the issuer has delivered to the indenture trustee, the owner trustee and the rating agencies an opinion of counsel that for federal income tax purposes (1) the amendment will not adversely affect the characterization of the notes of any outstanding series or class as debt, (2) the amendment will not cause a taxable event to holders of any outstanding notes, and (3) following the amendment, the issuer will not be an association, or publicly traded partnership, taxable as a corporation.

ADDRESSES FOR NOTICES

     Notices to holders of notes will be given by mail sent to the addresses of the holders as they appear in the note register.

ISSUER'S ANNUAL COMPLIANCE STATEMENT

     The issuer is required to furnish annually to the indenture trustee a statement concerning its performance or fulfillment of covenants, agreements or conditions in the indenture as well as the presence or absence of defaults under the indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

     The indenture trustee is required to mail each year to all registered noteholders a report concerning:

       - its eligibility and qualifications to continue as trustee under the indenture;

      -  any amounts advanced by it under the indenture;

       - the amount, interest rate and maturity date or indebtedness owing by the issuer to it in the indenture trustee's individual capacity;

       -  the property and funds physically held by it as indenture trustee;

       - any release or release and substitution of collateral subject to the lien of the indenture that has not previously been reported; and

       - any action taken by it that materially affects the notes and that has not previously been reported.

LIST OF NOTEHOLDERS

     Three or more holders of notes of any series, each of whom has owned a note for at least six months, may, upon written request to the indenture trustee, obtain access to the current list of noteholders of the issuer for purposes of communicating with other noteholders concerning their rights under the indenture or the notes. The indenture trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders.

SATISFACTION AND DISCHARGE OF INDENTURE

     The indenture will be discharged with respect to the notes upon (a) the delivery to the indenture trustee for cancellation of all the notes or, with specific limitations, deposit with the indenture trustee of funds sufficient for the payment in full of all the notes, (b) payment of all other amounts payable by the issuer under the indenture and (c) delivery by issuer to indenture trustee of required certificates and an opinion of counsel confirming compliance with the indenture conditions for discharge.

REPORTS

     Monthly reports containing information on the notes and the collateral securing the notes will be filed with the Securities and Exchange Commission if those reports are required to be filed by applicable law. These reports will not be sent to noteholders.

                            DESCRIPTION OF THE NOTES

     The indenture and each indenture supplement will be substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part. The owner trustee will make available for inspection a copy of the indenture and the related indenture supplement, without exhibits or schedules, to a noteholder on written request. The following summary describes terms that may be applicable to the notes of each series, is not complete and is qualified in its entirety by reference to the provisions of the notes, the indenture and the related indenture supplement.

     The notes will be issued pursuant to the indenture and the related indenture supplement. The indenture does not limit the aggregate stated principal amount of notes that may be issued.

     The notes will be issued in series. Each series of notes will consist of Class A notes (or a single class of notes) and may also consist of Class B notes and Class C notes. Each class of notes may have subclasses. Whenever a "class" of notes is referred to in this prospectus or any prospectus supplement, it also includes all subclasses of that note class, unless the context otherwise requires.

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

     The issuer may offer notes denominated in any foreign currency. We will describe the specific terms of any note denominated in a foreign currency in the related prospectus supplement.

     If we so specify in the related prospectus supplement, the noteholders of one or more classes may have the benefit of a derivative agreement, including an interest rate or currency swap, cap, collar, guaranteed investment contract or other agreement for the exclusive benefit of that class or those classes. We will describe any derivative agreement for the benefit of a class and the financial institution that provides it in the related prospectus supplement.

     The issuer will pay principal of and interest on a class of notes solely from the portion of interest collections and principal collections that are available to that class of notes after giving effect to all allocations and reallocations, amounts in any issuer account relating to that class of notes, and amounts received under any derivative agreement or any enhancement relating to that class of notes. If those sources are not sufficient to pay the notes of that class, those noteholders will have no recourse to any other assets of the issuer or the assets of any other entity for the payment of principal of or interest on those notes.

     We will include the following terms of the notes in a supplement to this prospectus:

       -  the series designation;

       - the rate per year at which the notes will bear interest, if any, or the formula or index on which that rate will be determined and the date from which interest will accrue;

       -  the payment dates, if any, for the notes;

       - the stated principal amount of each class of notes and, if there is more than one class of notes, whether they are Class A notes, Class B notes or Class C notes or a subclass of any of those classes;

       - the extent which the Transferor's Interest in the issuer is subordinated to the notes of the series;

       - the currency of payment of principal of and interest on the notes, if other than U.S. dollars;

       -  the scheduled final payment date of the notes;

       -  the legal final maturity date of the notes;

       - the times at which the notes may, pursuant to any optional or mandatory redemption provisions, be redeemed, and the other terms and provisions of those redemptions;

       - any additional events of default or Early Amortization Events for the notes of that series;

       - if the notes have the benefit of a derivative agreement, the terms of that agreement and a description of the counterparty to that agreement; and

       -  other terms of the notes.

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

     Holders of notes of any outstanding series or class will not have the right to review or consent to any subsequent issuance of notes. A series or class of notes may be issued privately, which series or class would therefore not be offered pursuant to this prospectus and a prospectus supplement.

     The issuer may, without the consent of any noteholders, issue additional notes of an existing class of notes. That issuance of additional notes must satisfy the applicable conditions under "-- ISSUANCES OF NEW SERIES, CLASSES AND SUBCLASSES OF NOTES" below.

INTEREST

     Each note, except zero-coupon discount notes, will bear interest at either a fixed rate or a floating rate, which will be specified in the related prospectus supplement. We will specify the interest accrual period in the related prospectus supplement. Until the scheduled final payment date for a discount note, accreted principal will be capitalized as part of the principal of the note and reinvested in Receivables. The related prospectus supplement will specify the interest rate to be borne by a discount note after an event of default or after its scheduled final payment date.

     If interest collections on the Receivables are less than expected, principal collections allocable to (a) the portion of the Transferor's Interest in the issuer subordinated to the notes of the applicable series or (b) the notes of that series may be used to pay interest on the notes of that series. However, this reallocation of principal would reduce the portion of the Transferor's Interest in the issuer that is subordinated to that series of notes or the collateral amount of the specified classes of notes of that series. Reductions of these amounts would have the effect of reducing principal collections and interest collections to the issuer that are allocable to that series, unless these reductions are reimbursed from excess interest collections. See "SOURCES OF FUNDS TO PAY THE NOTES -- DEPOSIT AND APPLICATION OF FUNDS."

     If interest on a note is not paid within 35 days after it is due, an event of default will occur with respect to that note. See "THE INDENTURE -- EVENTS OF DEFAULT."

PRINCIPAL

     We will specify the timing and the amount of payments of principal of a note in the related supplement to this prospectus.

     For some notes, the issuer expects to pay the stated principal amount of each note in one payment on that note's scheduled final payment date, and the issuer is obligated to do so if funds are available for that purpose. For other notes, the issuer instead could be required to repay principal on a series or class of notes during an amortization period, during which the issuer will repay principal on each specified payment date until the issuer has repaid the principal amounts owed as stated in the related prospectus supplement. It is not an event of default if the principal of a note is not paid on its scheduled final payment date or a scheduled amortization payment is not made in full because no funds are available for that purpose.

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

     Principal of a note may be paid earlier than its scheduled final payment date if an Early Amortization Event or an event of default occurs. See "THE TRANSFER AND SERVICING AGREEMENT --EARLY AMORTIZATION EVENTS" and "THE INDENTURE--EVENTS OF DEFAULT."

     Principal of a note may be paid later than its scheduled final payment date if sufficient funds are not allocable to the issuer, or are not allocable under the indenture to the series or class of notes to be paid. If the stated principal amount of a note is not paid in full on its legal final maturity date, an event of default will occur with respect to that note. See "THE INDENTURE -- EVENTS OF DEFAULT."

     A series of notes may provide for the variable funding and amortization of those notes from time to time.

     See "RISK FACTORS -- YOU MAY RECEIVE PRINCIPAL PAYMENTS EARLIER OR LATER THAN THE SCHEDULED FINAL PAYMENT DATE" for a discussion of factors that may affect the timing of principal payments on the notes.

INDEXED NOTES

     We may also specify in any prospectus supplement that any class of notes of the related series will be "INDEXED NOTES". In that case, the principal amount payable at the scheduled final payment date for that class would be determined by reference to an index related to:

       - the difference in the rate of exchange between United States dollars and a currency or composite currency specified in the prospectus supplement;

       - the difference in the price of a specified commodity on specified dates;

       - the difference in the level of a specified stock index, which may be based on U.S. or foreign stocks on specified dates; or

       - another objective price or economic measure described in the prospectus supplement.

     We will disclose the manner of determining the principal amount payable on any indexed note and historical and other information concerning the index used in that determination in the applicable prospectus supplement, together with information concerning tax consequences to the holders of the indexed notes. This may include alternate means to calculate an index if a third party that initially calculates or announces the index ceases to do so or changes the basis upon which the index is calculated.

     Unless we specify otherwise in the applicable prospectus supplement, interest on an indexed note will be payable based on the amount designated in the prospectus supplement as the "face amount" of the indexed note. We will also specify in the applicable prospectus supplement whether the principal amount of any indexed note that would be payable upon redemption or repayment before the applicable scheduled final payment date would be its face amount, its principal amount based on the applicable index at the time of redemption or repayment or some other amount.

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

STATED PRINCIPAL AMOUNT AND OUTSTANDING DOLLAR PRINCIPAL AMOUNT OF NOTES AND COLLATERAL AMOUNT OF A SERIES

     Each note will have a stated principal amount and an outstanding dollar principal amount. In addition, each series will have a collateral amount.

     STATED PRINCIPAL AMOUNT. The stated principal amount of a note is the amount that is stated on the face of the note to be payable to its holders. It can be denominated in U.S. dollars or in a foreign currency.

     OUTSTANDING DOLLAR PRINCIPAL AMOUNT. For U.S. dollar notes (other than discount notes), the outstanding dollar principal amount is the same as the stated principal amount, less principal payments to the noteholders. For foreign currency notes, the outstanding dollar principal amount is the U.S. dollar equivalent of the stated principal amount of the notes, less dollar payments to derivative counterparties with respect to principal. For discount notes, the outstanding dollar principal amount is an amount stated in, or determined by a formula described in, the applicable supplement to this prospectus.

     COLLATERAL AMOUNT. The collateral amount of a series is a U.S. dollar amount based on the outstanding dollar principal amount of the notes of that series less amounts on deposit in the applicable principal funding account, and with the reductions described below.

     The collateral amount is used to calculate the maximum amount of funds that may be reallocated from subordinated notes to pay interest on senior notes of the same series and any servicing fees due and unpaid. The collateral amount of a series is also used to calculate the amount of principal collections that can be allocated for payment of principal to a series, or paid to the counterparty to a derivative agreement, if applicable. This means that if the collateral amount of a series has been reduced by charge-offs of defaulted principal Receivables in the issuer or by reallocations of principal collections to pay interest on notes or by uncovered dilution amounts allocated to that series, the holders of notes may receive less than the full stated principal amount of their notes, either because the amount of U.S. dollars allocated to pay them is less than the outstanding dollar principal amount of the notes, or because the amount of U.S. dollars allocated to pay the counterparty to a derivative agreement is less than the amount necessary to obtain enough of the applicable foreign currency for payment of their notes in full.

     The collateral amount of a series may be reduced as follows:

       - If there are charge-offs of defaulted principal Receivables or uncovered dilutions, the portion of charge-offs or uncovered dilutions allocated to a series of notes will reduce that series' collateral amount to the extent these charge-offs or uncovered dilutions are greater than that series' available excess interest collections and Available Subordinated Amount.

       - If subordinated principal collections are reallocated to pay interest on a class or classes of notes of that series and/or to pay that series' monthly servicing fee after the applicable Available Subordinated Amount has been exhausted, the collateral amount of that series will be reduced by the amount of the reallocations.

       - The collateral amount of a series will be reduced by the amount on deposit in its principal funding account (other than investment earnings) after giving effect to all allocations, reallocations and payments. This includes principal collections that are deposited directly into that series' principal funding account, or reallocated from the principal funding account for a subordinated class.

       - The collateral amount of a series will be reduced by the amount deposited into any reserve fund account related to that series, after the applicable Available Subordinated Amount for that series has been exhausted, if so required in the related prospectus supplement.

       - The collateral amount of a series will be reduced by the amount of all payments of principal of the notes of that series without duplicating the reductions due to any related deposits to the principal funding account.

       - If the holders of a class or series of notes direct a sale of Receivables after an event of default and acceleration or on its legal final maturity date, the collateral amount of that series is automatically reduced to zero. See "SOURCES OF FUNDS TO PAY THE NOTES -- SALE OF RECEIVABLES."

     The collateral amount of a series of notes can be increased as follows:

       - For a series with a class of discount notes, the collateral amount will increase over time as principal accretes, to the extent that interest collections are allocated to that class of discount notes for that purpose.

       - If excess interest collections are available, the issuer will apply them to reimburse earlier reductions in the collateral amount from charge-offs of defaulted principal Receivables, reallocations of subordinated principal collections and uncovered dilution amounts allocated to that series.

     If the collateral amount of your series has been reduced because of charge-offs, reallocations to pay interest or uncovered dilution amounts allocated to your series and the reduction has not been reimbursed from excess interest collections, you may not, and if your notes are of the most subordinate class you will not, receive repayment of all of your principal.

     The collateral amount of a series may not be reduced below zero and may not be increased above the outstanding dollar principal amount of the notes of that series, less any amounts on deposit in the applicable principal funding account.

     If a note held by us, the issuer or any of our affiliates is canceled, the collateral amount of that series is automatically reduced by recalculating the collateral amount for that series as if that note had never been issued.

     The cumulative net amount of reductions of the collateral amount of any series due to reallocation of principal collections to pay interest on notes, uncovered dilution amounts allocated to that series and charge-offs of principal Receivables in the issuer cannot exceed the initial outstanding dollar principal amount of the notes of that series.

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

SUBORDINATION OF PRINCIPAL

     If a series of notes has only one class, the credit enhancement for that class will be the portion of the Transferor's equity interest in the issuer that is subordinated to the notes of that series. If a series of notes has more than one class, then the subordinate notes of that series will serve as credit enhancement for the senior notes of that series. A series of notes may also have credit enhancement through the subordination of a portion of the Transferor's equity interest in the issuer to the notes of that series. The following paragraphs under this subheading illustrate how this subordination works in the case of a series that has Class A notes, Class B notes and Class C notes. The prospectus supplement for a series may provide for different subordination arrangements among the senior and subordinate classes of a series.

     Principal payments on Class B notes and Class C notes of a series are subordinated to payments on Class A notes of that series. Subordination of Class B notes and Class C notes of a series provides credit enhancement for Class A notes of that series.

     Principal payments on Class C notes of a series are subordinated to payments on Class A notes and Class B notes of that series. Subordination of Class C notes of a series provides credit enhancement for the Class A notes and Class B notes of that series.

     In all series, principal collections that are allocable to subordinated classes of notes may be reallocated to pay (a) interest on senior classes of notes of that series and, if so specified, on designated subordinated classes of notes of that series and/or (b) that series' monthly servicing fee. In addition, charge-offs of defaulted principal Receivables and uncovered dilution amounts allocated to that series are realized first by the subordinated classes of a series. See "-- STATED PRINCIPAL AMOUNT AND OUTSTANDING DOLLAR PRINCIPAL AMOUNT OF NOTES AND COLLATERAL AMOUNT OF A SERIES -- COLLATERAL AMOUNT" and "SOURCES OF FUNDS TO PAY THE NOTES -- DEPOSIT AND APPLICATION OF FUNDS."

ISSUANCES OF NEW SERIES, CLASSES AND SUBCLASSES OF NOTES

     The issuer may issue new notes of a series, class or subclass, so long as the conditions of issuance are met. These conditions include:

       - at the time of the new issuance, either the rating condition to a note issuance described in "SUMMARY -- NOTE RATINGS" is satisfied or the issuer obtains confirmation from the rating agencies that the new issuance of notes will not cause a reduction or withdrawal of the rating of any outstanding notes rated by that rating agency;

       - we deliver to the indenture trustee a certificate stating that we reasonably believe that the new issuance will not at the time of its occurrence or at a future date (1) cause an Early Amortization Event or event of default, (2) adversely affect the amount or timing of payments to holders of notes of any series or (3) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes; and

       - the issuer delivers to the indenture trustee and the rating agencies an opinion of counsel that for federal income tax purposes: (1) the new issuance will not adversely affect in any material respect the characterization of the notes of any outstanding series, class or subclass as debt, (2) the new issuance will not cause a taxable event to holders of any outstanding notes, (3) following the new issuance, the issuer will not be an association, or a publicly traded partnership, taxable as a corporation and (4) following the new issuance, the newly issued notes will be properly characterized as debt, except that, if some conditions are satisfied, the issuer at its option will not be required to deliver these tax opinions.

PAYMENTS ON NOTES; PAYING AGENT

     The notes will be issued in book-entry form and payments of principal of and interest on the notes will be made in U.S. dollars as described under "-- BOOK-ENTRY NOTES" unless the stated principal amount of the notes is denominated in a foreign currency.

     The issuer and the indenture trustee, and any agent of the issuer or the indenture trustee, will treat the registered holder of any note as the absolute owner of that note, whether or not the note is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes.

     The issuer will make payments on a note to the registered holder of the note at the close of business on the record date established for the related payment date.

     The issuer expects to designate the corporate trust office of [          ],
in [New York City], as its paying agent for the notes of each series. The issuer will identify any other entities appointed to serve as paying agents on notes of a series or class in a prospectus supplement. The issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, the issuer will be required to maintain a paying agent in each place of payment for a series or class of notes.

     After notice by publication, all funds paid to a paying agent for the payment of the principal of or interest on any note of any series which remains unclaimed at the end of two years after the principal or interest becomes due and payable will be repaid to the issuer. After funds are repaid to the issuer, the holder of that note may look only to the issuer for payment of that principal or interest.

     DENOMINATIONS. The notes offered by this prospectus will be issued in denominations of $1,000 and multiples of $1,000 in excess of that amount.

     RECORD DATE. If the notes are in book-entry form, the record date for payment of the notes will be the day before the related payment date. If the notes are in definitive form, the record date for a payment date will be the last day of the calendar month ending before that payment date.

     GOVERNING LAW. The laws of the State of New York will govern the notes and the indenture.

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

     FORM, EXCHANGE, AND REGISTRATION AND TRANSFER OF NOTES. The notes offered by this prospectus will be issued in registered form. The notes will be represented by one or more global notes registered in the name of The Depository Trust Company, as depository, or its nominee. We refer to each beneficial interest in a global note as a "BOOK-ENTRY NOTE". For a description of the special provisions that apply to book-entry notes, see "-- BOOK-ENTRY NOTES."

     A holder of notes may exchange those notes for other notes of the same class of any authorized denominations and of the same aggregate stated principal amount and tenor.

     Any holder of a note may present that note for registration of transfer, with the form of transfer properly executed, at the office of the note registrar or at the office of any transfer agent that the issuer designates. Holders of notes will not be charged any service charge for the exchange or transfer of their notes. Holders of notes that are to be transferred or exchanged will be liable for the payment of any taxes and other governmental charges described in the indenture before the transfer or exchange will be completed. The note registrar or transfer agent, as the case may be, will effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

     The issuer expects to appoint [          ] as the note registrar for the
notes. The issuer also may at any time designate additional transfer agents for any series or class of notes. The issuer may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. However, the issuer will be required to maintain a transfer agent in each place of payment for the notes.

BOOK-ENTRY NOTES

     The notes offered by this prospectus will be in book-entry form. This means that, except under the limited circumstances described in this subheading under "-- DEFINITIVE NOTES", purchasers of notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive paper form. Instead, upon issuance, all the notes of a class will be represented by one or more fully registered permanent global notes, without interest coupons.

     Each global note will be deposited with a securities depository named The Depository Trust Company ("DTC") and will be registered in its name or the name of its nominee. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the notes and will be considered the sole representative of the beneficial owners of notes for purposes of the indenture.

     The registration of the global notes in the name of Cede & Co. or another nominee of DTC will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system is used because it eliminates the need for physical movement of securities.

     Purchasers of notes in the United States can hold interests in the global notes only through DTC, either directly, if they are participants in that system -- which includes a bank, brokerage house or other institution that maintains securities accounts for customers with DTC or its nominee -- or otherwise indirectly through a participant in DTC. Purchasers of notes in Europe can hold interests in the global notes only through Clearstream Banking, Societe Anonyme ("CLEARSTREAM") or through Euroclear Bank, S.A./N.V. ("EUROCLEAR OPERATOR"), as operator of the Euroclear System ("EUROCLEAR").

     Because DTC will be the only registered owner of the global notes, Clearstream and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

     As long as the notes are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. Thus, each beneficial owner of a book-entry note will hold its note indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

     The issuer, the indenture trustee and their agents will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC's records or any participant's or indirect participant's records relating to book-entry notes. The issuer, the indenture trustee and their agents also will not be responsible or liable for payments made on account of the book-entry notes.

     Until definitive notes are issued to the beneficial owners as described in this subheading under "-- DEFINITIVE NOTES," all references to "holders" of notes means DTC. The issuer, the indenture trustee and any paying agent, transfer agent or securities registrar may treat DTC as the absolute owner of the notes for all purposes.

     Beneficial owners of book-entry notes should realize that the issuer will make all distributions of principal and interest on their notes to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the notes. DTC and the participants are generally required to receive and transmit all distributions, notices and directions from the indenture trustee to the beneficial owners through the chain of intermediaries.

     Similarly, the indenture trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of notes under the indenture, each person owning a beneficial interest in the notes must rely on the procedures of DTC and, in some cases, Clearstream or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant and, if applicable, indirect participant through which that person owns its interest. DTC has advised the issuer that it will take actions under the indenture only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

     Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

     Beneficial owners of book-entry notes should also realize that book-entry notes may be more difficult to pledge because of the lack of a physical note. Beneficial owners may also experience delays in receiving payments on their notes since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner's account.

     THE DEPOSITORY TRUST COMPANY. DTC is a limited-purpose trust company organized under the New York Banking Law and is a "banking institution" within the meaning of the New York Banking Law. DTC is also a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934 (the "SECURITIES EXCHANGE ACT"). DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities. The rules applicable to DTC are on file with the Securities and Exchange Commission.

     CLEARSTREAM BANKING, SOCIETE ANONYME. Clearstream is registered as a bank in Luxembourg and is regulated by the Banque Centrale du Luxembourg, the Luxembourg Central Bank, which supervises Luxembourg banks. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

     Clearstream's customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream.

     EUROCLEAR SYSTEM. Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear Operator is the Euroclear Bank, S.A./N.V. The Euroclear Operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

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     The Euroclear Operator holds a banking license granted to it, and is regulated by, the Belgian Banking and Finance Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (the "TERMS AND CONDITIONS"). These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     This information about DTC, Clearstream and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

     DISTRIBUTIONS ON BOOK-ENTRY NOTES. The issuer will make distributions of principal of and interest on book-entry notes to DTC. These payments will be
made in immediately available funds by the issuer's paying agent, [          ],
at the office of the paying agent in [New York City] that the issuer designates for that purpose.

     In the case of principal payments, the global notes must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.

     Upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants' respective beneficial interests in the stated principal amount of the global note as shown on the records of DTC. Payments by participants to beneficial owners of book-entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

     Distributions on book-entry notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by its U.S. depository.

     Distributions on book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.

     If definitive notes are issued, distributions of principal and interest on definitive notes will be made directly to the holders of the definitive notes in whose names the definitive notes were registered at the close of business on the related record date.

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     GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES. Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to DTC.

     Because of time-zone differences, credits to notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following a DTC settlement date. The credits to or any transactions in the notes settled during processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Although DTC, Clearstream and Euroclear have agreed to these procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

     DEFINITIVE NOTES. Beneficial owners of book-entry notes may exchange those notes for definitive notes registered in their name only if:

       - DTC is unwilling or unable to continue as depository for the global notes or ceases to be a registered "clearing agency" and the issuer is unable to find a qualified replacement for DTC;

       - the issuer, in its sole discretion, elects to terminate the book-entry system through DTC; or

       - any event of default has occurred with respect to those book-entry notes, and beneficial owners evidencing not less than 50% of the unpaid outstanding dollar principal amount of the notes of that class advise the indenture trustee and DTC that the continuation of a book entry system is no longer in the best interests of those beneficial owners.

     If any of these three events occur, DTC is required to notify the beneficial owners through the chain of intermediaries that the definitive notes are available. The appropriate global note will then be exchangeable in whole for definitive notes in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations. Definitive notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the notes. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the definitive notes will be recognized as the "holders" of the notes under the indenture.

     REPLACEMENT OF NOTES. The issuer will replace at the expense of the holder any mutilated note, upon surrender of that note to the indenture trustee. The issuer will replace at the expense of the holder any notes that are destroyed, lost or stolen upon delivery to the indenture trustee of evidence of the destruction, loss or theft of those notes satisfactory to the issuer and the indenture trustee. In the case of a destroyed, lost or stolen note, the issuer and the indenture trustee may require the holder of the note to provide an indemnity satisfactory to the indenture trustee and the issuer before a replacement note will be issued.

     ACQUISITION AND CANCELLATION OF NOTES BY US AND THE ISSUER. We, the issuer and our affiliates may acquire notes in the open market or otherwise.

     We, the issuer and our affiliates may cause the notes acquired by us to be canceled and notes so canceled will no longer be outstanding. However, no subordinated notes in a series may be cancelled in this manner unless all notes senior to such subordinated notes have been paid in full or the rating agencies for such series confirm that the cancellation will not adversely affect their ratings of any class of notes in that series.

                      THE TRANSFER AND SERVICING AGREEMENT

     In the following summary, we describe the terms of the Transfer and Servicing Agreement between us, the servicer and the issuer. This summary, however, is qualified in its entirety by reference to the Transfer and Servicing Agreement.

CONVEYANCE OF RECEIVABLES AND COLLATERAL SECURITY

     We have sold and assigned or will sell and assign to the issuer:

       -  all of our right, title and interest in and to Receivables and the
          related Collateral Security as of [    ] (the "INITIAL CUT-OFF DATE");

       -  Receivables created in the Accounts after the Initial Cut-Off Date;

       -  our interests in the Receivables Purchase Agreements; and

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

       -  the proceeds of all of the foregoing.

     The "COLLATERAL SECURITY" in respect of the Receivables is (a) a security interest in the financed equipment and parts, (b) any other collateral provided by the applicable dealer or any other party and (c) any personal or corporate guarantee supporting the Receivables, which may also support other obligations to other parties and/or unrelated to the Receivables.

     The originators must indicate in their computer records that the Receivables conveyed to the issuer in the related originator's Accounts have been so conveyed to the issuer. In addition, we must provide to the owner trustee and indenture trustee a computer file or microfiche or written list containing a true and complete list showing for each Account, as of the Initial Cut-Off Date and the applicable Additional Cut-Off Date:

       -  its account number;

       - the outstanding balance of the Receivables in the designated Account that are being sold to the issuer on that date; and

       - the outstanding balance of principal Receivables in the designated Account that are being sold to the issuer on that date.

     Each of the originators will retain and will not deliver to the owner trustee or indenture trustee any other records or agreements relating to the Receivables. Except as stated above, neither of the originators have segregated nor will segregate the records and agreements relating to the issuer's Receivables from those relating to other accounts of the related originator. Neither of the originators have stamped or marked nor will stamp or mark the physical documentation relating to the Receivables to reflect the transfer of the Receivables to the issuer. We will file one or more financing statements as required under applicable state law to perfect the issuer's interest in the Receivables, the Collateral Security, the Receivables Purchase Agreements and the proceeds of those items. See "RISK FACTORS" and "LEGAL ASPECTS OF THE RECEIVABLES."

     As contemplated above and as described below under "-- ADDITION OF ACCOUNTS", we and the originators have the right, with some limitations and conditions, and in some circumstances are obligated, to designate from time to time additional accounts to be included as Additional Accounts that are designated to the issuer, to purchase from the originators the Receivables then existing or created after that time in the Additional Accounts and to convey the Receivables to the issuer. Each Additional Account must be an Eligible Account. For any conveyance of Receivables in Additional Accounts, we will follow the procedures specified in the preceding paragraph, except the list will show information for the Additional Accounts as of the date the Additional Accounts are identified and selected (the "ADDITIONAL CUT-OFF DATE").

REPRESENTATIONS AND WARRANTIES

     We will represent and warrant to the issuer, among other things, that:

       - as of the Initial Cut-Off Date or, in the case of the Additional Accounts, as of the Additional Cut-Off Date and the date the related Receivables are transferred to the issuer (an "ADDITION DATE"), each Account or Additional Account was an Eligible Account;

       - as of the Initial Cut-Off Date, or as of the Additional Cut-Off Date, in the case of any Additional Accounts, or as of the date any future Receivable is generated (a "RECEIVABLES TRANSFER DATE"), each Receivable is an Eligible Receivable or, if the Receivable is not an Eligible Receivable, the Receivable is conveyed to the issuer as described below under "-- INELIGIBLE RECEIVABLES AND THE OVERCONCENTRATION AMOUNT";

       - each Receivable and all Collateral Security conveyed to the issuer on the Receivables Transfer Date or, in the case of Additional Accounts, on the Addition Date, and all of our right, title and interest in the Receivables Purchase Agreements, have been conveyed to the issuer free and clear of any liens; and

       - all appropriate consents and governmental authorizations required to be obtained by us in connection with the conveyance of each Receivable or Collateral Security have been duly obtained.

     If we breach any representation or warranty described in the preceding paragraph the issuer will reassign the related Receivables to us in the manner described in the following paragraph. However, the issuer will be entitled to make that reassignment only if:

       - the breach remains uncured for 30 days or a longer period as may be agreed to by the indenture trustee, after the earlier to occur of the discovery of the breach by us or the servicer or receipt of written notice of the breach by us or the servicer; and

       - the breach has a materially adverse effect on the noteholders in the Receivable or, in the case of a breach relating to an Account, all Receivables in the related Account ("INELIGIBLE RECEIVABLES").

     The issuer will reassign each Ineligible Receivable to us on or before the end of the Collection Period in which the reassignment obligation arises by deducting the principal balance of the Receivables from the aggregate amount of the principal balances of the Receivables (the "POOL BALANCE"). A deduction may cause (a) the Adjusted Pool Balance on the last day of a Collection Period to be less than the Required Pool Balance on the following payment date or (b) the Adjusted Pool Balance, minus the aggregate collateral amounts for all outstanding series (the "TRANSFEROR AMOUNT") to be less than the aggregate Available Subordinated Amounts for all outstanding series (the "TRUST AVAILABLE SUBORDINATED AMOUNT") on the [second] business day preceding the monthly payment date (each [second] business day preceding a monthly payment date, a "DETERMINATION DATE"), after giving effect to the allocations, distributions, withdrawals and deposits to be made on the payment date. If either of these events happen, we must make a deposit into the Excess Funding Account in immediately available funds in an amount equal to the amount necessary to cure the deficit (that amount, a "TRANSFEROR DEPOSIT AMOUNT"). If any required Transferor Deposit Amount is not so deposited, the principal balance of the related Ineligible Receivables will not be deducted from the Pool Balance. Any principal balance not so deducted will not be reassigned. The reassignment of any Receivable to us and the payment of any related Transferor Deposit Amount will be the sole remedy available against us for any breach of the representations and warranties described above in this section with respect to the Receivables.

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     "COLLECTION PERIOD" means, for any payment date, the calendar month preceding the month in which that payment date occurs.

     "ADJUSTED POOL BALANCE" means, as of any date, the sum of the Pool Balance as of that date, plus the amount then on deposit in the Excess Funding Account, excluding amounts on deposit in the Excess Funding Account relating to investment earnings.

     We will also represent and warrant to the issuer that, among other things, as of the date of issuance of each series (each, a "SERIES CLOSING DATE"):

       - we are duly formed as a corporation and in good standing under the laws of the State of Delaware, we have the authority to carry out the transactions contemplated by the Transfer and Servicing Agreement and the Transfer and Servicing Agreement and the Receivables Purchase Agreements to which we are a party constitute valid, binding and enforceable agreements of the transferor; and

       - the Transfer and Servicing Agreement creates a valid security interest in favor of the issuer in all of our right, title and interest in the Receivables and the Collateral Security, whether then existing or created after that time, the Receivables Purchase Agreements, and the proceeds of those items, which is effective as to each Receivable and the related Collateral Security as of the date that the related account is designated an Account or, if later, upon the creation of that Receivable.

     If a breach of any of the representations and warranties described in the preceding paragraph has a materially adverse effect on the noteholders in the Receivables, either the indenture trustee or the holders of notes of all outstanding series evidencing not less than a majority of the aggregate unpaid principal amount of all outstanding series, by written notice to us and the servicer, and to the indenture trustee and the provider of any Enhancement if given by noteholders, may direct us to accept the reassignment of all Receivables in the issuer within 60 days of the notice, or within a longer period specified in the notice. We must accept the reassignment of those Receivables on a payment date occurring within the 60-day period or the longer period specified in the notice, as applicable. However, the reassignment need not be made if at the end of the applicable period, the representations and warranties are then true and correct in all material respects and any materially adverse effect caused by the breach have been cured. The price for the reassignment will typically be equal to the sum of:

       - the aggregate outstanding principal amounts of the notes of all series on the Determination Date preceding the payment date on which the purchase is scheduled to be made;

       - accrued and unpaid interest on the unpaid principal amount of the notes at the applicable note rate, together with interest on overdue interest; and

       - with respect to any particular series of notes, any other amounts stated in its indenture supplement.

     The payment of the reassignment price for all outstanding series will be considered a payment in full of the related notes. The indenture trustee will distribute those funds to the applicable noteholders upon presentation and surrender of the related notes. If the indenture trustee or the noteholders give a notice as provided in the preceding paragraph, our obligation to make any deposit will be the sole remedy respecting a breach of the representations and warranties available to noteholders or the indenture trustee on behalf of the noteholders.

ELIGIBLE ACCOUNTS AND ELIGIBLE RECEIVABLES

     As discussed under "-- REPRESENTATIONS AND WARRANTIES" above, we represent that, as of specified times, the Accounts are Eligible Accounts and the Receivables are Eligible Receivables.

     An "ELIGIBLE ACCOUNT" is a wholesale financing line of credit or lines of credit extended by an originator to a dealer, which, as of its date of determination:

       - is established by an originator in the ordinary course of business under a floorplan financing agreement;

       -  is in favor of an Eligible Dealer;

       - is in existence and maintained and serviced by the related originator; and

       -  under which no amounts have been charged-off as uncollectible.

     An "ELIGIBLE DEALER" is a dealer:

       - which is located in the United States of America, including its territories and possessions;

       - which has not been identified by the servicer as being the subject of any voluntary or involuntary bankruptcy proceeding or in voluntary or involuntary liquidation; and

       - which as of the date of determination is not classified by the servicer as being a terminated dealer.

     An "ELIGIBLE RECEIVABLE" is a Receivable:

       - which was originated by an originator in the ordinary course of business;

       - which has arisen under an Eligible Account and is payable in United States dollars;

       -  which is owned by an originator at the time of sale to us;

       - which represents the obligation of a dealer to repay an advance made to the dealer to finance the acquisition of agricultural or construction equipment or parts for (a) its floorplan or inventory,
          (b) its rental business or (c) its rent-to-own program;

       - which at the time of creation and at the time of transfer to the issuer is secured by a perfected first priority security interest in the related equipment or part;

       - which was created in compliance in all respects with all requirements of law applicable to the Receivable and under a floorplan financing agreement which complies in all respects with all requirements of law applicable to any party to the agreement;

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

       - with respect to which all consents and governmental authorizations required to be obtained by us or the originators in connection with the creation of the Receivable or the transfer of the Receivable to the issuer or the performance by an originator of the floorplan financing agreement under which the Receivable was created, have been duly obtained;

       - as to which at all times following the transfer of the Receivable to the issuer, the issuer will have good and marketable title to the Receivable free and clear of all liens arising before the transfer or arising at any time, other than liens permitted under the Transfer and Servicing Agreement or the related Receivables Purchase Agreements;

       - which has been the subject of a valid transfer and assignment from us to the issuer of all of our interest in the Receivable, including any proceeds of the Receivable;

       - which will at all times be the legal and assignable payment obligation of the related dealer, enforceable against the dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws;

       - which at the time of transfer to the issuer is not subject to any right of rescission, setoff, or any other defense, including defenses arising out of violations of usury laws, of the dealer;

       - as to which, at the time of transfer of the Receivable to the issuer, we and the originators have satisfied all of our respective obligations with respect to the Receivable required to be satisfied at that time;

       - as to which, at the time of transfer of the Receivable to the issuer, neither we nor the applicable originator has taken or failed to take any action which would impair the rights of the issuer or the noteholders;

       - which constitutes "chattel paper", "accounts", "general intangibles" or "payment intangibles" as defined in Article 9 of the Uniform Commercial Code as then in effect in the State of New York;

       - which, at the time of transfer of the Receivable to the issuer, is not more than 91 days past due; and

       - which was transferred to the issuer with all applicable governmental authorization.

     Neither the owner trustee nor the indenture trustee has made or will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with our representations and warranties or for any other purpose. Also, neither the owner trustee nor the indenture trustee will make any initial or periodic general examination of the servicer for the purpose of establishing the compliance by the servicer with its representations or warranties, the observation of its obligations under the Transfer and Servicing Agreement or for any other purpose. The servicer, however, will deliver to the indenture trustee on or before March 31 of each calendar year, an opinion of counsel with respect to the validity of the interest of the issuer in and to the Receivables and other Collateral Security.

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INELIGIBLE RECEIVABLES AND THE OVERCONCENTRATION AMOUNT

     To facilitate the administration and reporting requirements of the servicer under the Transfer and Servicing Agreement, we will transfer all Receivables arising in an Eligible Account to the issuer, including Ineligible Receivables and, without duplication, any other Receivables that are not Eligible Receivables that are conveyed to the issuer. If, however, the prospectus supplement for a series of notes so states, the Incremental Subordinated Amount for the series will be adjusted by the portion of the aggregate principal amount of Ineligible Receivables and other Receivables that are conveyed to the issuer that are not Eligible Receivables that are allocable to the noteholders of the series.

     Also, if the prospectus supplement for a series of notes so states, the Incremental Subordinated Amount for the series will be adjusted to reflect, on each payment date, the aggregate principal amount of Receivables on the payment date which are Dealer Overconcentrations (the "OVERCONCENTRATION AMOUNT") allocable to the notes of the series.

     "DEALER OVERCONCENTRATIONS" on any payment date means, with respect to any dealer or group of affiliated dealers, the excess, if any, of:

       - the aggregate principal amount of Receivables due from the dealer or group of affiliated dealers on the last day of the Collection Period immediately preceding that payment date; over

       - [ ]% of the Pool Balance on the last day of the immediately preceding Collection Period.

ADDITION OF ACCOUNTS

     We may also from time to time, at our discretion, and subject only to the limitations specified in this paragraph, designate Automatic Additional Accounts. Additional Accounts designated pursuant to the provisions described in this paragraph are referred to in this prospectus as "AUTOMATIC ADDITIONAL ACCOUNTS". Unless each rating agency otherwise consents:

       - the number of Automatic Additional Accounts designated with respect to any of the three consecutive Collection Periods beginning in January, April, July and October of each calendar year may not exceed [ ]% of the number of Accounts as of the first day of the calendar year during which the Collection Periods begin; and

       - the number of Automatic Additional Accounts designated during any calendar year may not exceed [ ]% of the number of Accounts as of the first day of the calendar year.

On or before the first business day of each Collection Period beginning in January, April, July and October of each calendar year, we are required to request and obtain notification from each rating agency of any limitations to our right to designate Eligible Accounts as Automatic Additional Accounts during any period which includes the Collection Period. On or before January 31, April 30, July 31 and October 31 of each calendar year, the indenture trustee will have received confirmation from each rating agency that the addition of all Automatic Additional

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Accounts included as Accounts during the three consecutive Collection Periods ending in the calendar month before that date will not have resulted in any applicable rating agency reducing or withdrawing its rating of any outstanding series or class of notes. On or before January 31 and July 31 of each calendar year, or on or before the last day of each month in some circumstances, we will have delivered to the indenture trustee, each rating agency and any Enhancement provider an opinion of counsel with respect to the Automatic Additional Accounts included as Accounts during the preceding calendar year confirming the validity and perfection of each transfer of the Receivables in those Automatic Additional Accounts. If the indenture trustee has not received the rating agency confirmation or opinion of counsel with respect to any Automatic Additional Accounts, we must remove from accounts designated to the issuer the Automatic Additional Accounts that were added since the last Collection Period for which a rating agency confirmation and opinion of counsel were obtained as required.

     Also, subject to the conditions described in this paragraph, we have the right to designate from time to time additional accounts to be included as Accounts ("ADDITIONAL ACCOUNTS"). Also, we must designate Additional Accounts and add the Receivables of those Additional Accounts if, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the payment date, (a) the Adjusted Pool Balance on the last day of any Collection Period is less than the Required Pool Balance as of the following payment date or (b) the Transferor Amount is less than the Trust Available Subordinated Amount. In that case, unless insolvency events have occurred with respect to us or the originators, then each of the originators under the applicable Receivables Purchase Agreement is obligated to sell to us, and we under the Transfer and Servicing Agreement must transfer and assign to the issuer, within [10] business days after the end of the Collection Period, interests in Receivables arising in the Additional Accounts in an amount sufficient to cure that deficit. However, since we already intend to designate all of the Eligible Accounts automatically as Automatic Additional Accounts, it is unlikely that we will have additional accounts available to designate if such a deficit ever arises. If we are unable to designate Additional Accounts and add the Receivables of those Additional Accounts, an early amortization period may occur if the related prospectus supplement so provides. Any designation of Additional Accounts is subject to the following conditions, among others:

       -  each Additional Account must be an Eligible Account;

       - we will represent and warrant that the addition of the Additional Accounts will not, in our reasonable belief, cause an Early Amortization Event to occur with respect to any series of notes;

       - we may not select the Additional Accounts in a manner that we believe is adverse to the interests of the noteholders or any Enhancement provider;

       - if the addition is not required, we will deliver a tax opinion, as described under "-- TAX OPINIONS FOR AMENDMENTS" above, and other opinions of counsel with respect to the addition of the Additional Accounts to the indenture trustee, the rating agencies and any Enhancement provider; and

       - the applicable rating agencies will have provided written confirmation that the addition will not cause the rating of any outstanding series or class of notes to be reduced or withdrawn.

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     We and the originators intend to add all Eligible Accounts as Automatic
Additional Accounts, but we and the originators may discontinue this practice at any time. We would still, however, be obligated to designate Additional Accounts to cure any deficit as discussed and required in the preceding paragraph.

     Each Additional Account, including each Automatic Additional Account, must be an Eligible Account at the time of its addition. However, since Additional Accounts may not have been a part of the initial portfolio of an originator, they may not be of the same credit quality as the initial Accounts. Additional Accounts may have been originated by an originator at a later date using credit criteria different from those which were applied to the initial Accounts.

     The "REQUIRED POOL BALANCE" for any date is an amount equal to the sum of
(x) the sum of the amounts for each series of notes obtained by multiplying the Required Pool Percentage for that series by the initial collateral amount of that series of notes and (y) the sum of the Required Subordinated Amounts for each series of notes on the preceding payment date, after giving effect to the allocations, deposits and payments made on that payment date. However, each Excluded Series will be excluded from this calculation until the collateral amount of the related Paired Series is reduced to zero.

     The "REQUIRED POOL PERCENTAGE" for a series of notes will be specified in the related prospectus supplement.

REMOVAL OF ACCOUNTS

     We will have the right at any time, but not more than once each month, to remove accounts from the list of Accounts and, in connection with the removal, repurchase the then existing Receivables in the Accounts. To remove Accounts from the accounts designated to the issuer and repurchase the then existing Receivables in those Accounts, we, or the servicer on our behalf, will, among other things:

     (1) represent and warrant that the removal of any Eligible Account and the repurchase of the Receivables then existing in the Account on any Determination Date on which the removal of the Accounts to be removed from designation to the issuer (the "DESIGNATED ACCOUNTS") and the purchase of the Receivables then existing in the Designated Accounts (the "DESIGNATED RECEIVABLES") will occur (the "REMOVAL DATE"), will not, in our reasonable belief, cause (a) an Early Amortization Event to occur with respect to any series of notes, (b) the Adjusted Pool Balance to be less than the Required Pool Balance or (c) the Transferor Amount to be less than the Trust Available Subordinated Amount;

     (2) represent and warrant that no selection procedures believed by us to be adverse to the interests of the noteholders of any series of notes were used in selecting the Designated Accounts and that the selection procedures were applied so as to randomly select the Designated Accounts from the entire population of Accounts; and

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     (3)  deliver to the indenture trustee, each rating agency and any
          Enhancement providers a tax opinion, as described under "-- TAX OPINIONS FOR AMENDMENTS" above, dated the Removal Date, with respect to the designation and repurchase.

     [We will also have the right, but will not be obligated, to remove from designation to the issuer any Account with respect to which the related dealer has gone into dealership termination status. To do so, we need not take the actions specified in the preceding paragraph.

     Except for the removal of Accounts in dealership termination status,] we may not remove Designated Accounts or repurchase the related Receivables unless each rating agency has notified us, the servicer and the indenture trustee in writing that the removal and repurchase will not cause the rating agency's rating of any outstanding series or class of notes to be reduced or withdrawn.

     Upon satisfaction of the above conditions, on the Removal Date with respect to any Designated Account and Designated Receivables, the Designated Account will be deemed removed from accounts designated to the issuer, and the Designated Receivables will be deemed repurchased, from the issuer for all purposes.

     However the condition specified in the second preceding paragraph above that relates to rating agencies and the conditions specified in the first and third clauses in the fourth preceding paragraph will not be required if all of the Accounts to be removed have liquidated and have zero balances.

PAIRED SERIES

     A series of notes may be designated as an excluded series (an "EXCLUDED SERIES") with respect to a series of notes previously issued by the issuer for which the accumulation or amortization period, controlled accumulation period or controlled amortization period has commenced (a "PAIRED SERIES"). This allows the issuer, in effect, to replace an accumulating or amortizing series with a new series without waiting for the accumulating or amortizing series to be paid in full.

     Each Excluded Series will be prefunded with an initial deposit to a prefunding account in an amount equal to the initial principal balance of the Excluded Series. The source of funds will primarily be the proceeds of the offering of the Excluded Series. Any prefunding account will be held for the benefit of the Excluded Series and not for the benefit of the Paired Series. As funds are accumulated in the principal funding account for the Paired Series or distributed to holders of notes of the Paired Series, the indenture trustee will distribute to the issuer an equal amount of funds from any prefunding account for the Excluded Series. Until payment in full of the Paired Series, no principal collections or amounts on deposit in the Excess Funding Account will be allocated to the related Excluded Series. Also, it is expected that any Excluded Series will be excluded from the calculation of the Required Pool Balance as described under "-- ADDITION OF ACCOUNTS."

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COLLECTION ACCOUNT

     In general, either the servicer, with some limitations, will hold the issuer's funds or the indenture trustee will keep those funds in accounts that must be Eligible Deposit Accounts.

     The servicer has established and will maintain an Eligible Deposit Account for the benefit of the noteholders in the name of the indenture trustee, on behalf of the issuer (the "COLLECTION ACCOUNT"). "ELIGIBLE DEPOSIT ACCOUNT" means either:

       -  a segregated account with an Eligible Institution; or

       - a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states of the United States, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the depository institution has a credit rating from each rating agency in one of its generic rating categories which signifies investment grade.

       "ELIGIBLE INSTITUTION" means:

       -  the corporate trust department of the indenture trustee; or

       - a depository institution organized under the laws of the United States or any one of the states of the United States, or the District of Columbia, or a domestic branch of a foreign bank, which at all times;

       -  has either:

          - a long-term unsecured debt rating of A2 or better by Moody's Investors Service, Inc. ("MOODY'S") and of A or better by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies ("STANDARD & POOR'S"); or

          - a certificate of deposit rating of P-1 by Moody's or A-1 by Standard & Poor's; or

          -  is otherwise acceptable to each rating agency; and

       -  is a member of the FDIC.

     Funds in the Collection Account generally will be invested in Eligible Investments. "ELIGIBLE INVESTMENTS" are book-entry securities, negotiable instruments or physical securities having original or remaining maturities of 30 days or less, but in no event occurring later than the payment date next succeeding the indenture trustee's acquisition of the book-entry securities, negotiable instruments or physical securities, except as otherwise provided in the related prospectus supplement. Eligible Investments are limited to:

       - direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

       - demand deposits, time deposits or certificates of deposit of any depositary institution or trust company incorporated under the laws of the United States of America or any state of the United States, or any domestic branch of a foreign bank,

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          and subject to supervision and examination by federal or state banking or depository institution authorities. However, at the time of the issuer's investment or contractual commitment to invest in the demand deposits, the deposits or certificates of deposit, the commercial paper or other short-term unsecured debt obligations, other than obligations the rating of which is based on the credit of a person or entity other than the depository institution or trust company of the depositary institution or trust company, must have a credit rating from each of the rating agencies in its highest investment category;

       - commercial paper having, at the time of the issuer's investment or contractual commitment to invest in the commercial paper, a rating from each of the rating agencies in its highest investment category;

       - investments in money market funds having a rating from each of the rating agencies in its highest investment category or otherwise approved in writing thereby;

       - bankers' acceptances issued by any depository institution or trust company referred to in the second clause of this sentence;

       - repurchase obligations, including those of appropriately rated broker-dealers and financial institutions; and

       - any other investment consisting of a financial asset that by its terms converts to cash within a finite period of time. However, each rating agency will have notified us, the servicer and the indenture trustee that the issuer's investment in the financial asset will not cause the rating agency to reduce or withdraw its then rating of any outstanding class or series of notes.

     Any earnings, net of losses and investment expenses, on funds in the Collection Account will be credited to the Collection Account. The servicer will have the revocable power to instruct the indenture trustee to make withdrawals and payments from the Collection Account for the purpose of making payments under the indenture and any indenture supplement. The servicer may select an agent as representative of the servicer for the purpose of choosing the investments.

EXCESS FUNDING ACCOUNT

     We will keep an Excess Funded Amount, if any, in an Eligible Account (the "EXCESS FUNDING ACCOUNT") established with the indenture trustee for the benefit of the noteholders of all series issued by the issuer. The "EXCESS FUNDED AMOUNT" will initially equal zero. The indenture provides that deposits will be made into the Excess Funding Account from funds that would otherwise by payable to us in an amount so that (a) the Adjusted Pool Balance on the last day of any Collection Period is not less than the Required Pool Balance as of the following payment date and (b) the Transferor Amount is not less than the Trust Available Subordinated Amount. The indenture trustee will invest funds on deposit in the Excess Funding Account at the direction of the servicer in Eligible Investments. The investments must mature on or before the next payment date. The servicer may select an agent for the purpose of designating the investments.

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     The indenture trustee will distribute funds on deposit in the Excess
Funding Account for a series to the noteholders of that series or to us as described in the related prospectus supplement.

     On each payment date, the issuer will withdraw all investment income earned on amounts in the Excess Funding Account since the preceding payment date and treat those amounts as interest collections for all purposes.

ALLOCATION PERCENTAGES

     The servicer will allocate collections between us and the noteholders of each series on the basis of various percentages. Which percentage the servicer uses depends on whether the collections being allocated are interest collections or principal collections or other amounts and whether or not the collections are received in the revolving period for a series.

     ALLOCATIONS BETWEEN THE NOTEHOLDERS AND US. Amounts will be allocated to each series as stated in the prospectus supplement related to that series, and we will get all remaining amounts.

     PRINCIPAL COLLECTIONS FOR ALL SERIES. The servicer will allocate principal collections allocated to the notes of any series, for any Collection Period with respect to any accumulation period, amortization period, controlled accumulation period, controlled amortization period or an early amortization period with respect to the series or a class of the series, first to make required payments of principal to the principal funding account or to the noteholders of the series or class, in each case if and to the extent stated in the prospectus supplement for the series. The required principal distributions are the sum of the required principal payments on the notes or required deposits to a principal funding account at the time of determination.

     The servicer will determine the amount of available principal collections for each series and any Collection Period remaining after the required payments, if any ("EXCESS PRINCIPAL COLLECTIONS"). The servicer will allocate Excess Principal Collections to cover any principal distributions to noteholders of any series which are either scheduled or permitted and required deposits to the principal funding account for a series which are to be covered by principal collections for that series (but not to cover charge-offs, uncovered dilution or amounts initially required to be covered by interest collections) and which have not been covered out of principal collections and other amounts allocated to the series ("PRINCIPAL SHORTFALLS"). Excess Principal Collections will not be used to cover Investor Default Amounts or uncovered dilution allocated to any series. If Principal Shortfalls exceed Excess Principal Collections for any Collection Period, Excess Principal Collections will be allocated pro rata among the applicable series based on the relative amounts of Principal Shortfalls, unless otherwise provided in the applicable prospectus supplements.

     To the extent that Excess Principal Collections exceed Principal Shortfalls, the indenture trustee will deposit the balance in the Excess Funding Account to the extent necessary so that the Transferor Amount, determined after giving effect to any principal Receivables transferred to the issuer on that date, would not be less than the Trust Available Subordinated Amount. Any remaining amount will be paid to us. In addition, on each business day, funds on deposit in the Excess Funding Account will be withdrawn and transferred to us to the extent that the Transferor

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Amount, determined after giving effect to any principal Receivables transferred to the issuer on that date, exceeds the Trust Available Subordinated Amount.

ALLOCATION OF COLLECTIONS; DEPOSITS IN COLLECTION ACCOUNT

     On each Determination Date, the servicer will calculate the amounts to be allocated in respect of collections on Receivables received during the related Collection Period to the noteholders of each outstanding series or class or to us.

     The servicer, no later than two business days after the processing date, will deposit all collections received with respect to the Receivables, excluding, with exceptions, portions allocable to us, in each Collection Period into the Collection Account. However, the servicer need not make daily deposits if:

       - Case Credit remains the servicer under the Transfer and Servicing Agreement; and

       -  no Servicer Default has occurred and is continuing; and

          - Case Credit has and maintains a short-term debt rating of at least A-1 by Standard & Poor's and P-1 by Moody's;

          - Case Credit arranges for and maintains a letter of credit or other form of Enhancement in respect of the servicer's obligation to make deposits of collections on the Receivables in the Collection Account that is acceptable in form and substance to each rating agency; or

          - Case Credit otherwise obtains the rating agency confirmations described below in this paragraph.

In that case, subject to any limitations referred to below, Case Credit may use for its own benefit all collections until the related payment date. At that time Case Credit will make the deposits in an amount equal to the net amount of the deposits and withdrawals which would have been made if deposits were made on a daily basis. However, before ceasing daily deposits as described above, we must deliver to the indenture trustee written confirmation from the applicable rating agencies that the failure by Case Credit to make daily deposits will not cause the rating agencies to reduce or withdraw the rating of any outstanding series or class of notes.

     In addition, during any Collection Period the servicer will be required to deposit interest collections and principal collections into the Collection Account only to the extent of:

       -  the distributions the issuer must make to noteholders;

       - the amounts the issuer must deposit into any account maintained for the benefit of noteholders of any series and other parties; and

       - the amounts the issuer must pay to any Enhancement provider on the payment date relating to the Collection Period.

     Also, if, at any time before that payment date, the amount of collections deposited in the Collection Account exceeds the amount the servicer is required to deposit, the servicer will be permitted to withdraw the excess from the Collection Account.

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     Pending any deposit into the Collection Account by the servicer, the servicer may invest collections at its own risk and for its own benefit, and the collections will not be segregated from its own funds. If the servicer were unable to remit those funds, securityholders might incur a loss.

     On any date on which the servicer deposits collections in the Collection Account, the servicer will distribute directly to us the amount of the interest and principal collections allocable to us. However, the servicer will make that distribution only if the Transferor Amount, determined after giving effect to any principal Receivables transferred to the issuer and any deposit to the Excess Funding Account on that date exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date. Any amounts not distributed to us because the condition in the preceding sentence was not satisfied will be deposited into the Excess Funding Account.

LIMITED SUBORDINATION OF TRANSFEROR'S INTEREST; ENHANCEMENTS

     SUBORDINATION OF TRANSFEROR'S INTEREST. With respect to any series of notes, we and the issuer will subordinate the Transferor's equity interest in the issuer to the rights of noteholders of the series to the extent described in the related prospectus supplement. This will provide credit enhancement to the series. The amount of the subordination with respect to any series is the "AVAILABLE SUBORDINATED AMOUNT" for the series. The issuer will decrease and increase the Available Subordinated Amount for any series from time to time if and to the extent described in the related prospectus supplement.

     ENHANCEMENTS. In addition to the subordination described above, for any series of notes, the issuer may provide enhancements ("ENHANCEMENTS") with respect to one or more classes of the series, including one or more of the following:

       -  letter of credit;

       -  surety bond;

       -  cash collateral account;

       -  spread account;

       -  reserve account;

       -  yield supplement account;

       -  guaranteed rate agreement;

       - swap, including without limitation currency swaps, or other interest protection agreement;

       -  repurchase obligation;

       -  cash deposit; or

       - another form of credit enhancement described in the related prospectus supplement.

     We may also provide Enhancements to a series or class or classes of a series of notes by subordination provisions which require that distributions of principal and/or interest be made

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with respect to the notes of the series or the class or classes before distributions are made to one or more series or one or more classes of the series. The issuer may use a currency swap to issue notes payable in a currency other than United States dollars.

     If the issuer provides Enhancement with respect to a series of notes, we will include in the related prospectus supplement a description of:

       -  the amount payable under the Enhancement;

       - any conditions to payment we do not otherwise describe in this prospectus;

       - the conditions, if any, under which the issuer may reduce the amount payable under the Enhancement and under which the issuer may terminate or replace the Enhancement; and

       -  any material provisions of any agreement relating to the Enhancement.

     Additionally, we may include in the related prospectus supplement the information with respect to the applicable Enhancement provider, including:

       -  a brief description of its principal business activities;

       - its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

       - if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

       - its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date we state in the prospectus supplement.

     LIMITATIONS ON SUBORDINATION AND ENHANCEMENTS. The issuer intends the presence of an Available Subordinated Amount or an Enhancement with respect to a series or class of notes to enhance the likelihood of receipt by noteholders of the series or class of the full amount of principal and interest and to decrease the likelihood that the noteholders will experience losses. However, unless we otherwise state in the prospectus supplement for a series of notes, neither subordination of the Transferor's Interest nor the Enhancement, if any, will provide protection against all risks of loss or will guarantee repayment of the entire principal balance of the notes and interest on the notes. If losses exceed the amount covered by the subordination or Enhancement, if any, or are not covered by the subordination or Enhancement, if any, noteholders will bear their allocable share of deficiencies. In addition, if the issuer provides a specific Enhancement or subordination for the benefit of more than one class or series, noteholders of that class or series will be subject to the risk that the Enhancement or related Available Subordinated Amount will be exhausted by the claims of noteholders of other classes or series.

     The noteholders of a particular series or class will not have any interest in any Enhancements provided for the benefit of the noteholders of another series or class, unless we so provide in the related prospectus supplement.

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REALLOCATED YIELD AMOUNTS

     Some Receivables originated under the Accounts are not subject to a monthly finance charge payable by the dealer for a designated period of time after their creation, during which an industrial company is responsible for making those interest payments. If one or more of the industrial companies do not make the required interest payments there will be a decrease in interest collections. In order to increase the amount of interest collections, a portion of principal collections may be reallocated as interest collections as provided in this paragraph.

     We have the option to (a) establish or increase a percentage (the "REALLOCATED YIELD PERCENTAGE") of principal collections to be treated as interest collections for all purposes ("REALLOCATED YIELD AMOUNTS") up to [ ]% or (b) decrease the Reallocated Yield Percentage, but not to less than 0.00%. The Reallocated Yield Amounts will equal the Reallocated Yield Percentage multiplied by the [Pool Balance on that date of determination][the principal collections during the Collection Period]. Initially, the Reallocated Yield Percentage will be equal to 0.00%. Any Reallocated Yield Amounts for the issuer for each Collection Period will be considered interest collections and will be allocated with all other interest collections.

     Any initial increase and any additional increases in the Reallocated Yield Percentage would result in a larger amount of interest collections and a smaller amount of principal collections. By doing so, this would reduce the likelihood that an Early Amortization Event would occur as a result of a decreased portfolio yield and, at the same time, would increase the likelihood that we will have to add Receivables to the issuer.

DISTRIBUTIONS

     The indenture trustee or paying agent will make payments to noteholders of a series or a class from the Collection Account and any accounts established for the benefit of the noteholders as we describe in the related prospectus supplement.

DEFAULTED RECEIVABLES AND RECOVERIES; DILUTIONS

     "DEFAULTED RECEIVABLES" on any Determination Date are all Receivables which the servicer charged-off as uncollectible in respect of the immediately preceding Collection Period.

     The "DEFAULTED AMOUNT" for any Collection Period will be an amount, which may not be less than zero, equal to the principal amount of Receivables that became Defaulted Receivables during the preceding Collection Period, excluding any Defaulted Receivables subject to reassignment to us or purchase by the servicer for the Collection Period unless events of bankruptcy, insolvency or receivership have occurred with respect to either us or the servicer, in which event the Defaulted Amount will not be reduced for those Defaulted Receivables.

     The servicer will charge off Receivables as uncollectible in accordance with the servicer's usual and customary policies and procedures for servicing its own comparable revolving dealer wholesale loan accounts. The servicer will allocate a portion of the Defaulted Amounts for each Collection Period between the noteholders of each series and us as we state in the related prospectus supplement. The portion of the Defaulted Amount allocated to the

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noteholders of a series will be the "INVESTOR DEFAULT AMOUNT" for the series.
The Investor Default Amount is also referred to as a charge-off on Defaulted Receivables.

     Dilution includes reductions in principal Receivables (a) because of rebates, billing errors or other non-cash items to a dealer, (b) because the Receivables were created in respect of inventory which was refused or returned by a dealer, or (c) because of buybacks of equipment and/or parts from a dealer upon dealer termination. Unlike Defaulted Receivables, dilution is not intended to be allocated to noteholders. Instead, the issuer will reduce the principal amount of each of the Transferor Amount and the Pool Balance by the amount of dilution. Further, to the extent that the reduction in the Transferor Amount would reduce the Transferor Amount below the Trust Available Subordinated Amount for the immediately preceding Determination Date, we will deposit a cash amount equal to the deficiency into the Excess Funding Account in immediately available funds (an "ADJUSTMENT PAYMENT") on the day on which the servicer makes the adjustment.

     However, if we default on our obligation to make a payment to cover dilution and collections allocable to the Transferor's Interest do not cover the shortfall, then a portion of any resulting shortfall in Receivables will be allocated to your series as specified in the accompanying prospectus supplement.

OPTIONAL REPURCHASE

     If so provided in the prospectus supplement relating to a series of notes, on any payment date occurring after the outstanding principal balance of the notes of the series is reduced to the percentage of the initial outstanding principal amount of the notes of the series we state in the prospectus supplement, the servicer will have the option, with some conditions, to repurchase the notes of the series. The purchase price will be equal to the outstanding note principal balance of the series on the Determination Date preceding the payment date on which the servicer will make the repurchase plus accrued and unpaid interest on the unpaid principal amount of the notes of the series at the applicable note rate, together with interest on overdue interest, to the extent lawful, plus any other amounts we state in the related prospectus supplement. The servicer will deposit the purchase price in the Collection Account in immediately available funds on the payment date on which Case Credit exercises that option. Following any purchase, the noteholders of the series will have no further rights with respect to the notes of the series, other than the right to receive the final distribution on the notes of that series. If Case Credit fails for any reason to deposit the purchase price, the servicer will continue to make payments to the noteholders of the series as we describe in the related prospectus supplement.

EARLY AMORTIZATION EVENTS

     Beginning on the first payment date following the Collection Period in which an Early Amortization Event has occurred with respect to any series:

       - the servicer will no longer pay to us principal collections allocable to the noteholders of the series, allocate those collections to any other series or retain those collections in the principal funding account for the series but instead will distribute those collections to noteholders of the series monthly on each payment date; and

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       -  the controlled deposit amount or controlled amortization amount, if any, will no longer apply to distributions of principal on the notes of the series,

in each case except as we describe below under "--EARLY AMORTIZATION EVENTS" or state in the related prospectus supplement. An "EARLY AMORTIZATION EVENT" is, for any series, any of the events we so define in the related prospectus supplement, as well as each of the following events:

     (a) the occurrence of events of bankruptcy, insolvency or receivership relating to us or an originator; and

     (b) we or the issuer become an "investment company" within the meaning of the Investment Company Act of 1940.

     If the event in either clause (a) or (b) above occurs, the issuer will deem an Early Amortization Event to have occurred with respect to the series without any notice or other action on the part of any other party immediately upon the occurrence of the event. An early amortization period with respect to the series will begin as of the close of business on the business day immediately preceding the day on which the issuer deems the Early Amortization Event to have occurred. The accompanying prospectus supplement will specify when an Early Amortization Event will be deemed to have occurred with respect to the Early Amortization Events defined in that accompanying prospectus supplement. Monthly distributions of principal to the noteholders of the series will begin on the first payment date following the Collection Period in which an early amortization period has begun with respect to the series, except as we describe below under this heading.

     Even if an early amortization period begins with respect to a series, that period may terminate and the revolving period with respect to the series and any class may recommence when the event giving rise to the beginning of the early amortization period no longer exists, whether as a result of the distribution of principal to noteholders of the series or otherwise, in each case if and to the extent we state in the prospectus supplement for the series.

     In addition, if an insolvency event occurs with respect to us, or we violate our covenant not to create any lien on any Receivable, in each case as provided in the Transfer and Servicing Agreement, on the day of the insolvency event or violation, as applicable, we will, subject to the actions of the noteholders, immediately cease to transfer Receivables to the issuer and promptly give notice to the indenture trustee of the insolvency event or violation, as applicable. The indenture requires that, within 30 days the indenture trustee will publish a notice of the insolvency event or violation stating that the indenture trustee intends to sell, liquidate or otherwise dispose of the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless within a stated period of time holders of notes of each outstanding series representing more than 50% of the aggregate unpaid principal amount of the notes of each outstanding series, or, with respect to any series with two or more classes, the notes of each class, instruct the indenture trustee not to sell, dispose of or otherwise liquidate the Receivables and to continue transferring Receivables as before the insolvency event or violation, as applicable. If the portion of the proceeds allocated to the notes and the proceeds of any collections on the Receivables in the Collection Account allocable to the notes are not enough to

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pay the aggregate unpaid principal balance of the notes in full plus accrued and unpaid interest on the notes, noteholders will incur a loss.

FULLY REINVESTED DATE

     The "FULLY REINVESTED DATE" is the date on which the amount on deposit in the principal funding account with respect to a series equals the outstanding principal amount of the notes of the series. After the Fully Reinvested Date occurs with respect to any series, noteholders of that series will no longer have any interest in the Receivables. Further, all of our and the servicer's representations and covenants relating to the Receivables, as well as other provisions of the Transfer and Servicing Agreement and the indenture and the related indenture supplement and all remedies for breaches of those representations, covenants and other provisions, will no longer accrue to the benefit of the noteholders of that series, in each case unless the revolving period with respect to the series recommences as we state in the related prospectus supplement. Those representations, covenants and other provisions include:

       - the conditions to the issuance of a new series we describe under "--DESCRIPTION OF THE NOTES--ISSUANCES OF NEW SERIES, CLASSES AND SUBCLASSES OF NOTES";

       - the representations we describe under "--REPRESENTATIONS AND WARRANTIES" to the extent they relate to the Receivables and the Collateral Security;

       - the limitations on additions and removals of Accounts we describe under "-- ADDITION OF ACCOUNTS" and "-- REMOVAL OF ACCOUNTS", respectively; and

       - the obligations of the servicer with respect to servicing the Receivables we describe under "-- COLLECTION AND OTHER SERVICING PROCEDURES" and "-- SERVICER COVENANTS."

     Also, if the Fully Reinvested Date occurs with respect to any series, the servicer will allocate to that series no interest collections, principal collections, Defaulted Receivables or amounts on deposit in the Excess Funding Account, unless the series' revolving period begins again as we describe above. However, when the servicer has made the final distribution with respect to each series of notes or the series' Fully Reinvested Date has occurred, the indenture trustee will convey and transfer to us, all right, title and interest in the Receivables.

INDEMNIFICATION

     The Transfer and Servicing Agreement states that the servicer will indemnify the issuer, the owner trustee, and the indenture trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of any acts, omissions or alleged acts or omissions arising out of activities of the issuer, the owner trustee, the indenture trustee or the servicer under Transfer and Servicing Agreement. The servicer will not so indemnify the issuer, the owner trustee or the indenture trustee, however, if the acts, omissions or alleged acts or omissions constitute fraud, negligence, breach of fiduciary duty or willful misconduct by the owner trustee or the indenture trustee. Also, the servicer will not indemnify the issuer, the owner trustee, the indenture trustee or the noteholders for any act taken by the indenture trustee at the request of the noteholders or for any tax which the issuer or the noteholders are required to pay.

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     The Transfer and Servicing Agreement states that, except as we describe above and with other exceptions, neither we, the servicer nor any of our respective directors, officers, employees or agents will be under any liability to the issuer, the owner trustee, the indenture trustee, the noteholders or any other person for taking any action, or for refraining from taking any action, under the Transfer and Servicing Agreement. However, neither we, the servicer nor any of our respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any of those persons in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Transfer and Servicing Agreement.

     Also, the Transfer and Servicing Agreement states that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Transfer and Servicing Agreement. The servicer may, in its sole discretion, undertake any legal action which it may deem necessary or desirable for the benefit of the noteholders with respect to the Transfer and Servicing Agreement and the rights and duties of the parties to that agreement and the interest of the noteholders under that agreement.

COLLECTION AND OTHER SERVICING PROCEDURES

     Under the Transfer and Servicing Agreement, the servicer is responsible for servicing, collecting, enforcing and administering the Receivables. The servicer must do so in a manner consistent with its usual and customary procedures for servicing its own revolving credit line dealer wholesale loans, except where the failure to so act would not materially and adversely affect the rights of the issuer.

     Case Credit covenants that it may only change the terms relating to the Accounts if in the servicer's reasonable judgment, the change will not cause any Early Amortization Event to occur with respect to any series.

     When acting as a servicer, the servicer will, among other things:

       -  collect and record payments;

       -  communicate with dealers;

       -  investigate payment delinquencies;

       -  evaluate the increase of credit limits; and

       -  maintain internal records with respect to each Account.

     Managerial and custodial services performed by the servicer on behalf of the issuer include:

       - providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the indenture trustee under the indenture;

       - maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the issuer; and

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       -  providing related data processing and reporting services for noteholders and on behalf of the indenture trustee.

SERVICER COVENANTS

     In the Transfer and Servicing Agreement the servicer covenants that:

       - it will duly satisfy all obligations on its part to be fulfilled under or relating to the Receivables and the Accounts, will maintain in effect all qualifications required in order to service the Receivables and the Accounts and will comply in all material respects with all requirements of law in connection with servicing the Receivables and the Accounts, the failure to comply with which would have a materially adverse effect on the noteholders of any outstanding series;

       - it will not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other government authority;

       - it will do nothing to impair the rights of the noteholders in the Receivables or the Accounts; and

       - it will not reschedule, revise or defer payments due on any Receivable except (a) in accordance with its then existing guidelines for servicing revolving credit line dealer wholesale loans, (b) when converting the existing payment schedule to a rent-to-own payment schedule or a payment schedule applicable to a dealer purchase for its rental business and (c) when a dealer extends an unsold equipment payment schedule pursuant to an originator policy or program.

     Under the Transfer and Servicing Agreement, if we or the servicer discover, or receive written notice, that any covenant of the servicer stated above has not been complied with in all material respects and the noncompliance has not been cured within 30 days of that discovery or notice, or a longer period as the indenture trustee may agree to, and has a materially adverse effect on the interests of all noteholders in any Receivable or Account, Case Credit, as servicer, will purchase the Receivable or all Receivables in the Account, as applicable. If Case Credit is the servicer, Case Credit will purchase the Receivable or Receivables on the Determination Date following the expiration of the 30-day cure period and the servicer will be obligated to deposit into the Collection Account an amount equal to the amount of the Receivable or Receivables plus accrued and unpaid interest on that amount. The issuer will deem the amount of the deposit a Transferor Deposit Amount. The purchase by the servicer constitutes the sole remedy available to the noteholders if the covenant or warranty of the servicer is not satisfied and the issuer's interest in any purchased Receivables will be automatically assigned to the servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless we state otherwise in the related prospectus supplement, the servicer's compensation for its servicing activities and reimbursement for its expenses will be a monthly servicing fee payable by each series and with respect to any payment date will be equal to one-twelfth of the product of:

       - the servicing fee rate for that series specified in the related prospectus supplement; and

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       -  the collateral amount for that series of notes as of the last day of the preceding Collection Period.

     The servicer will be paid the monthly servicing fee with respect to any series solely to the extent amounts are available for distribution of the monthly servicing fee under the Transfer and Servicing Agreement, the indenture and the related indenture supplement.

     The servicer may waive its right to receive the monthly servicing fee with respect to any series on any payment date, so long as it believes that enough interest collections will be available on a future payment date to pay the monthly servicing fee relating to the waived monthly servicing fee. If that happens, the issuer will deem the monthly servicing fee for the series and the payment date to be zero.

     The servicer will pay from its servicing compensation expenses it incurs when servicing the Accounts and the Receivables including, without limitation, payment of fees and disbursements of the owner trustee and independent accountants and all other fees and expenses which are not expressly stated in the Transfer and Servicing Agreement, the indenture or an indenture supplement to be payable by the issuer or the noteholders other than federal, state and local income and franchise taxes, if any, of the issuer or the noteholders.

MATTERS REGARDING THE SERVICER

     The servicer may not resign from its obligations and duties under the Transfer and Servicing Agreement, except upon determination that those duties are no longer permissible under applicable law. No resignation will become effective until the indenture trustee or a successor to the servicer has assumed the servicer's responsibilities and obligations under the Transfer and Servicing Agreement (Case Credit or any successor servicer, the "SERVICER"). The servicer may delegate any of its duties as servicer to any of its affiliates, but any delegation will not relieve the servicer of its obligations under the Transfer and Servicing Agreement.

     Any person into which, in accordance with the Transfer and Servicing Agreement, the servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor to the servicer under the Transfer and Servicing Agreement.

SERVICER DEFAULT

     If any Servicer Default occurs, the indenture trustee, by written notice to the servicer, may terminate all of the rights and obligations of the servicer, as servicer, under the Transfer and Servicing Agreement and in and to the Receivables and the proceeds of the Receivables and appoint a new servicer (a "SERVICE TRANSFER"). Our rights and interest in the Transferor's Interest under the Transfer and Servicing Agreement and the indenture will not be affected by any Service Transfer. The indenture trustee will as promptly as possible appoint a successor servicer and if no successor servicer has been appointed by the indenture trustee and has accepted the appointment by the time the servicer ceases to act as servicer, all rights, authority, power and obligations of the servicer under the Transfer and Servicing Agreement will pass to and be vested in the indenture trustee. Before any Service Transfer, the indenture trustee will review any bids obtained from potential servicers meeting eligibility requirements included in

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the Transfer and Servicing Agreement to serve as successor servicer for servicing compensation not in excess of the aggregate monthly servicing fees.

     Upon a Service Transfer, the successor servicer, and not the previous servicer, will indemnify the issuer, the indenture trustee and the owner trustee against acts, omissions and alleged acts or omissions, as described in "THE TRANSFER AND SERVICING AGREEMENT--INDEMNIFICATION", arising from the date of that Service Transfer and thereafter, up until, but not including the date of the next Service Transfer, if any. The successor servicer will not so indemnify for periods preceding the Service Transfer date on which it became servicer.

     A "SERVICER DEFAULT" refers to any of the following events:

       - failure by the servicer to make any payment, transfer or deposit, or to give instructions to the indenture trustee to make any payment, transfer or deposit, on the date the Transfer and Servicing Agreement requires the servicer to do so, which is not cured within a five day grace period;

       - failure by the servicer to duly observe or perform any other covenants or agreements of the servicer in the Transfer and Servicing Agreement which failure has a materially adverse effect on the noteholders of any outstanding series and which continues unremedied for a period of 30 days after the date the indenture trustee has given written notice of the failure to the servicer with a demand for the servicer to cure that failure;

       - the servicer delegates its duties under the Transfer and Servicing Agreement, except as specifically permitted under that agreement;

       - any representation, warranty or certification made by the servicer in the Transfer and Servicing Agreement or in any certificate delivered under the Transfer and Servicing Agreement proves to have been incorrect in any material respect when made, has a materially adverse effect on the rights of the noteholders of any outstanding series, and which such adverse effect continues unremedied for a period of 60 days after the indenture trustee has given written notice of that fact to the servicer; or

       - events of bankruptcy, insolvency or receivership occur with respect to the servicer.

     However, a delay in or failure of performance referred to under the first clause for a period of five business days, referred to under the second clause for a period of 30 days, or referred to under the fourth clause for a period of 60 days, will not constitute a Servicer Default if the delay or failure was caused by an act of God or other similar occurrence. If any of those events occur, the servicer will not be relieved from using its best efforts to perform its obligations in a timely manner as required under the Transfer and Servicing Agreement and the servicer will provide us, the indenture trustee, any Enhancement provider and the noteholders prompt notice of the failure or delay by it, together with a description of its efforts to so perform its obligations. The servicer will immediately notify the indenture trustee in writing of any Servicer Default.

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     Any Servicer Default or any default by us in the performance of our obligations under the Transfer and Servicing Agreement may be waived by noteholders holding not less than 66beta% of the then-outstanding principal balance of the notes of each series adversely affected by that default, unless that default relates to a failure to make any required payments to be made to noteholders, in which case that default may be waived only by all noteholders of the notes of each series adversely affected by that default or Servicer Default. Waiver by the credit enhancement providers for one or more series, or a specified percentage of one or more classes of notes in one or more series, may also be required.

REPORTS

     On each payment date, including each payment date that corresponds to an interest payment date or any special payment date, the indenture trustee will forward to each noteholder of record of any series a statement (the "PAYMENT DATE STATEMENT") prepared by the servicer. The Payment Date Statement will include information with respect to the issuer and the notes of the series, as we state in the related prospectus supplement.

     With respect to each interest payment date or special payment date, the Payment Date Statement with respect to any Series will include the following information with respect to the notes of the series:

       -  the total amount distributed on the notes of the series;

       - the amount of the distribution allocable to principal on the notes of the series; and

       - the amount of the distribution allocable to interest on the notes of the series.

     On or before January 31 of each calendar year, the indenture trustee will furnish, or cause to be furnished, to each person who at any time during the preceding calendar year was a noteholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code for the preceding calendar year or the applicable portion of that year during which the person was a noteholder, together with other customary information which the Internal Revenue Code requires issuers of indebtedness to provide and other customary information which noteholders need to prepare their tax returns. See "FEDERAL INCOME TAX CONSEQUENCES."

EVIDENCE AS TO COMPLIANCE

     The Transfer and Servicing Agreement states that on or before April 30 of each calendar year, the servicer will cause a firm of nationally recognized independent public accountants, who may also render other services to us or the servicer, to furnish a report regarding matters relating to the servicing of the issuer's portfolio of wholesale Receivables.

     The Transfer and Servicing Agreement states that on or before April 30 of each calendar year, the servicer will deliver to the indenture trustee a statement, signed by an officer of the servicer. The statement will state that the servicer has fully performed, or caused to be fully performed, its obligations in all material respects under the Transfer and Servicing Agreement throughout the preceding year or, if there has been a default in the performance of any obligation, will state the nature and status of the default.

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     You may obtain copies of all statements, certificates and reports furnished to the indenture trustee by delivering a written request to the indenture trustee.

AMENDMENTS

     We, the servicer and the issuer may amend the Transfer and Servicing Agreement, without noteholder consent, so long as any amendment will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the noteholders.

     We, the servicer and the issuer may amend the Transfer and Servicing Agreement with the consent of the holders of notes evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the notes of all adversely affected series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or of modifying in any manner the rights of noteholders. No amendment, however, may:

       - reduce in any manner the amount of or delay the timing of distributions the servicer is required to make to noteholders or deposits of amounts to be so distributed without the consent of each affected noteholder;

       - change the definition or the manner of calculating the interest of any noteholder without the consent of each affected noteholder;

       - reduce the amount available under any Enhancement without the consent of each affected noteholder;

       - adversely affect the rating of any series or class by any rating agency without the consent of the holders of notes of the series or class evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the notes of the series or class; or

       - reduce that percentage of the unpaid principal amount of notes the holders of which are required to consent to any amendment without the consent of each noteholder.

     Promptly following the execution of any amendment to the Transfer and Servicing Agreement other than an amendment described in the preceding paragraph, the indenture trustee will notify each noteholder in writing of the substance of the amendment.

     However, we and the issuer will deem each holder of a note offered by this prospectus, by its acceptance of the note, to have consented to an amendment to the Transfer and Servicing Agreement that:

       - provides that funds in the Collection Account may be invested in any Eligible Investments;

       - provides that we need not make any deposit to the Collection Account in respect of the repurchased Receivables price of any Designated Receivables repurchased from the issuer so long as the Transferor Amount exceeds the Trust Available Subordinated Amount and the Adjusted Pool Balance exceeds the Required Pool Balance on the date of the repurchase;

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       -  otherwise changes the procedures for removing Receivables from the issuer as described under "-- Removal of Accounts";

       - provides that, subject to the limitations we describe in this prospectus, Case Credit need not deposit collections with respect to any Collection Period in the Collection Account until the related payment date;

       - permits the designation of Automatic Additional Accounts as we describe in this prospectus; or

       - provides for the conveyance to the issuer of undivided interests in the Receivables rather than the Receivables themselves.

     The Transfer and Servicing Agreement may not be amended in any manner which materially adversely affects the interests of any Enhancement provider without its prior consent.

     If the Transfer and Servicing Agreement is amended so that the issuer receives undivided interests in Receivables rather than the Receivables themselves, all references in this prospectus to the Receivables transferred to the issuer would then be references to undivided interests in Receivables instead.

               DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENTS

     There are two receivables purchase agreements (each a "RECEIVABLES PURCHASE AGREEMENT"):

     (a)  one with Case Credit as seller and us as purchaser, and

     (b)  one with NH Credit as seller and us as purchaser.

     In the following summary we describe terms of the Receivables Purchase Agreements. The summary, however, is qualified in its entirety by reference to the Receivables Purchase Agreements.

SALE OR TRANSFER OF RECEIVABLES

     Under the Receivables Purchase Agreements, each of the originators sold or transferred to us all of their respective rights, title and interest in and to Receivables in the Accounts designated to the issuer and the Collateral Security as of the Initial Cut-Off Date and Receivables created in the Accounts designated to the issuer after that date. As we describe in this prospectus, under the Transfer and Servicing Agreement, we have transferred to the issuer all of our right, title and interest in and to the Receivables Purchase Agreements.

     In connection with the sale to us of Receivables in the Accounts designated to the issuer, the originators must indicate in their computer files within 30 days following the designation of an Account to the issuer that the Account has been designated to the issuer. In addition, the originators must provide to us a computer file or microfiche or written list containing a true and complete list of all Accounts in which Receivables that are transferred by them to the issuer arise. The records and agreements relating to the Accounts and Receivables have not and will not be segregated by the originators from other documents and agreements relating to other accounts

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and receivables and are not and will not be stamped or marked to reflect the sale or transfer of the Receivables to us or the issuer. The computer records, however, of the originators have been and will be marked to evidence the designation of the Account to the issuer in which Receivables will be sold or transferred to the issuer. The originators have filed Uniform Commercial Code financing statements with respect to the Receivables meeting the requirements of Delaware state law. See "RISK FACTORS -- VARIOUS LEGAL ASPECTS MAY CAUSE DELAYS IN YOUR RECEIVING PAYMENTS OR MAY RESULT IN REDUCED PAYMENTS OR LOSSES ON YOUR NOTES" and "LEGAL ASPECTS OF THE RECEIVABLES -- TRANSFER OF RECEIVABLES."

REPRESENTATIONS AND WARRANTIES

     Each of the originators as seller has made or will make representations and warranties to us that, among other things, as of the Initial Closing Date and each Series Closing Date, it was duly formed and in good standing and that it has the authority to carry out the transactions contemplated by the Receivables Purchase Agreement to which it is a party as seller.

     Each of the originators as seller has made or will make representations and warranties to us relating to the Receivables transferred by it to the effect, among other things, that:

       - as of the Initial Closing Date and each Series Closing Date, each of the Accounts is an Eligible Account; and

       - as of the date any new Receivable is created, the Receivable is an Eligible Receivable.

If any representation and warranty described in this paragraph is breached and the breach results in an Ineligible Receivable and the requirement that we accept retransfer of the Ineligible Receivable under the Transfer and Servicing Agreement, the originator that originally sold that Receivable to us will repurchase the Ineligible Receivable from us on the date of the retransfer. The purchase price for the Ineligible Receivable will be the face amount of the Ineligible Receivable, of which at least the amount of any cash deposit required to be made by us under the Transfer and Servicing Agreement in respect of the retransfer of the Ineligible Receivable will be paid in cash.

     Each of the originators as seller has made or will make representations and warranties to us to the effect, among other things, that as of the Initial Closing Date and each Series Closing Date:

       - the Receivables Purchase Agreement to which it is a party constitutes a legal, valid and binding obligation of that originator; and

       - the Receivables Purchase Agreement to which it is a party as seller constitutes a valid sale or transfer to us of all right, title and interest of that originator in and to the Receivables, whether then existing or created after that time in the Accounts, the Collateral Security and the proceeds of those items which is effective as to each Receivable upon the creation of that Receivable.

If any of the representations and warranties described in this paragraph are breached and the breach results in our obligation under the Transfer and Servicing Agreement to accept retransfer

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of the Receivables, the originator that originally sold those Receivables to us will repurchase the Receivables retransferred to us for an amount of cash equal to the amount of cash we are required to deposit under the Transfer and Servicing Agreement in connection with the retransfer.

     Each originator has agreed to indemnify us and to hold us harmless from and against any and all losses, damages and expenses, including reasonable attorneys' fees, suffered or incurred by us if the foregoing representations and warranties made by that originator are materially false or misleading.

COVENANTS

     In each of the Receivables Purchase Agreements, the originator a party thereto as seller has covenanted that it will perform its obligations under the agreements relating to the Receivables and the Accounts in conformity with its current policies and procedures relating to the Receivables and the Accounts.

     The originators have covenanted further that, except for the sale and conveyances under the Receivables Purchase Agreement to which they are a party as seller and the interests created under the Transfer and Servicing Agreement, the indenture and any indenture supplement, the originators will not sell, pledge, assign or transfer any interest in the Receivables to any other person. The originators also have covenanted to defend and indemnify us for any loss, liability or expense incurred by us relating to a breach by that originator of any of their representations, warranties or covenants contained in the Receivables Purchase Agreement to which they are a party.

     In addition, the originators have expressly acknowledged and consented to our assignment of our rights relating to the Receivables under the Receivables Purchase Agreements to the issuer and the indenture trustee.

TERMINATION

     The Receivables Purchase Agreements will terminate immediately after the issuer terminates. Also, if under provisions of federal law an originator becomes party to any bankruptcy or similar proceeding, other than as a claimant, and if the proceeding is not voluntary and is not dismissed within 60 days of its institution, that originator will immediately cease to sell or transfer Receivables to us and will promptly give notice of that event to us and to the indenture trustee.

                        LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

     On the Initial Closing Date, in the related receivables purchase agreement, each originator will represent and warrant that the transfer of the Receivables to us constitutes a valid sale and assignment of all of its right, title and interest in and to the Receivables. Similarly, on the Initial Closing Date, in the Transfer and Servicing Agreement we will represent and warrant

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that the transfer of the Receivables to the issuer constitutes either (1) a valid sale and assignment to the issuer of all of our right, title and interest in and to the Receivables, except for the Transferor Interest, or (2) creates in favor of the issuer a valid first-priority perfected security interest in the Receivables, in existence at the Initial Cut-Off Date or at the date of addition of any Additional Accounts, in favor of the issuer and a valid first-priority perfected security interest in the Receivables created after that time in favor of the issuer on and after their creation. For a discussion of the issuer's rights arising from these representations and warranties not being satisfied, see "THE TRANSFER AND SERVICING AGREEMENT -- REPRESENTATIONS AND WARRANTIES."

     We and each of the originators have represented that the Receivables are "chattel paper", "accounts", "general intangibles" or "payment intangibles" for purposes of the Uniform Commercial Code as in effect in Delaware. If the Receivables are deemed to be chattel paper, accounts or payment intangibles and the transfer of the Receivables by either of the originators to us or by us to the issuer is deemed either to be a sale or to create a security interest, the Uniform Commercial Code as in effect in Delaware applies. With respect to chattel paper in that case, the transferee must either take possession of the chattel paper or file an appropriate financing statement or statements in order to perfect its interest in the chattel paper. If the Receivables are deemed to be general intangibles and the transfer of the Receivables by either of the originators to us or by us to the issuer is deemed to create a security interest, the Uniform Commercial Code as in effect in Delaware applies. We, the owner trustee and the indenture trustee have filed or will file financing statements covering the Receivables under the Uniform Commercial Code as in effect in Delaware, to perfect our respective interests in the Receivables and continuation statements will be filed as required to continue the perfection of these interests. The Receivables have not and will not be stamped to indicate our interest or the interest of the issuer or the indenture trustee.

     There are circumstances under the Uniform Commercial Code and applicable federal law in which prior or subsequent transferees of Receivables could have an interest in the Receivables with priority over the issuer's interest. A purchaser of the Receivables who gives new value and takes possession of the instruments which evidence the Receivables, i.e., the chattel paper, in the ordinary course of the purchaser's business may, under some circumstances, have priority over the interest of the issuer in the Receivables. A tax or other government lien on our property or the property of an originator arising before the time a Receivable is conveyed to the issuer may also have priority over the interest of the issuer in the Receivable. Under the Receivables Purchase Agreements, the originators will warrant to us, and under the Transfer and Servicing Agreement we will warrant to the issuer, that the Receivables have been transferred free and clear of the lien of any third party, other than exceptions permitted in those documents. We and each of the originators have also covenanted that we will not sell, pledge, assign, transfer or grant any lien on any Receivable or the Transferor's Interest, or any interest in the Transferor's Interest, other than to the issuer and the indenture trustee, in each case other than permitted exceptions specified in the Receivables Purchase Agreements, the Transfer and Servicing Agreement, the indenture or an indenture supplement, as applicable. Also, while Case Credit is the servicer, cash collections on the Receivables may, in some cases, be commingled with the funds of Case Credit before each payment date and, if there is a bankruptcy of Case Credit, the issuer and indenture trustee may not have a perfected interest in those collections.

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MATTERS RELATING TO BANKRUPTCY

     Each of the originators has warranted to us in the Receivables Purchase Agreement to which it is a party as seller that the sale of the Receivables by it to us is a valid sale of the Receivables to us. Also, we and the originators have agreed to treat the transactions described in this prospectus as sales of the Receivables to us, and the originators have taken or will take all actions that are required under Delaware law to perfect our ownership interest in the Receivables. However, either or both of the originators could become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the debtor or the debtor itself could take the position that the sale of Receivables from the debtor to us should be recharacterized as a pledge of the Receivables to secure a borrowing by the debtor. In either event, payments of collections of Receivables to us could be delayed, or, if the court should rule in favor of any trustee, debtor in possession or creditor, reduced in amount. See "RISK FACTORS -- VARIOUS LEGAL ASPECTS MAY CAUSE DELAYS IN YOUR RECEIVING PAYMENTS OR MAY RESULT IN REDUCED PAYMENTS OR LOSSES ON YOUR NOTES."

     In addition, either or both of the originators could become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the debtor or the debtor itself could request a court to order that the originator should be substantively consolidated with us. In that event, payments on the notes could be delayed, or, if a bankruptcy court should rule in favor of any creditor, trustee-in-bankruptcy or the debtor, reduced in amount.

     If any transfer of the Receivables referred to above, or any transfers of Receivables to the issuer, were treated as a pledge instead of a sale, a tax or government lien on our property or the property of an originator arising before the time a Receivable is conveyed to the issuer may have priority over the interest of the issuer in the Receivable. Our certificate of incorporation provides that we may not file a voluntary application for relief under Title 11 of the United States Code (the "BANKRUPTCY CODE") without the affirmative vote of two independent directors. Under the indenture, the owner trustee, indenture trustee, all noteholders and any Enhancement provider will covenant that they will not at any time institute against us any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. In addition, other steps will be taken to avoid our becoming a debtor in a bankruptcy case.

     We do not intend to file, and each of the originators has agreed that it will not cause us to file, a voluntary application for relief under the Bankruptcy Code or any similar applicable state law with respect to us so long as we are solvent and do not foresee becoming insolvent.

     If we or either of the originators were to become a debtor in a bankruptcy case, an Early Amortization Event would occur with respect to the notes of each series. In that event, under the Receivables Purchase Agreements, new Receivables would no longer be transferred to us, and under the Transfer and Servicing Agreement, only collections on Receivables already sold to us and transferred to the issuer would be available to be applied to pay interest accruing on the notes and to pay the principal amount of the notes. If that happens, the servicer must allocate all collections on principal Receivables to the oldest principal balance first. If the bankruptcy court were to alter the allocation method, the rate of payment on the notes might be adversely affected. In addition, distributions in respect of principal on each note would not be subject to any applicable Controlled Distribution Amount.

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     The occurrence of events of bankruptcy, insolvency or receivership with respect to the servicer will result in a Servicer Default. The Servicer Default, in turn, may result in an Early Amortization Event with respect to a series. If no other Servicer Default other than the commencement of the bankruptcy or similar event exists, a trustee-in-bankruptcy of the servicer may have the power to prevent either the trustee or the noteholders from appointing a successor servicer.

     Payments made in respect of repurchases of Receivables by an originator under a related Receivables Purchase Agreement or us under the Transfer and Servicing Agreement may be recoverable by the related originator or us, as debtor in possession, or by a creditor or a trustee-in-bankruptcy of the related originator or us as a preferential transfer from an originator or us if the payments are made within one year preceding the filing of a bankruptcy case in respect of the applicable originator or us.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of the notes. This summary is based upon current provisions of the Internal Revenue Code of 1986, called the "CODE", proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions currently in effect. The current tax laws and the current regulations, rulings and court decisions may be changed, possibly retroactively, and subject to differing interpretation. The portions of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw LLP, special federal tax counsel for the issuer, as qualified in this summary. Mayer, Brown, Rowe & Maw LLP have prepared or reviewed the statements in this prospectus under the heading "U.S. FEDERAL INCOME TAX CONSEQUENCES," and are of the opinion that they are correct in all material respects.

The following summary does not furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the notes by investors that are subject to special treatment under the federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the notes or as a position in a "straddle" for tax purposes or as a part of a "synthetic security" or "conversion transaction" or other integrated investment comprised of the notes or and one or more other investments, trusts and estates and pass-through entities, the equity holders of which are any of these specified investors. In addition, the discussion regarding the notes is limited to the material U.S. federal income tax consequences to investors who purchase their notes at the original issuance for the issue price and who hold these notes as capital assets within the meaning of Section 1221 of the Code.

TAX CHARACTERIZATION OF THE ISSUER

     Mayer, Brown, Rowe & Maw LLP is of the opinion that the issuer will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption of compliance by all parties with the terms of the trust agreement and related documents. An opinion of counsel, however, is not binding on the

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Internal Revenue Service, called the "IRS," or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving debt interests issued by a issuer with terms similar to those of the notes. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS.

     If the issuer were taxable as a corporation for federal income tax purposes, the issuer would be subject to corporate income tax on its taxable income. The issuer's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the notes. Any corporate income tax imposed on the issuer could materially reduce cash available to make payments on the notes.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     TREATMENT OF THE NOTES AS INDEBTEDNESS. We will agree, and if you purchase notes, you will agree by your purchase of the notes, to treat the notes as debt for federal, state and local income and franchise tax purposes. Mayer, Brown, Rowe & Maw LLP is of the opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes the notes are classified as debt for federal income tax purposes.

     ORIGINAL ISSUE DISCOUNT. The discussion below assumes that all payments on the notes are denominated in U.S. dollars and that the notes have not been issued with more than a de minimis amount of original issue discount ("OID"). A note will be issued with OID if the "stated redemption price at maturity" of the note (the stated redemption price at maturity of the note is the sum of all payments required to be made on the note other than payments of "qualified stated interest") exceeds the "issue price" of the note (where both the stated redemption price at maturity and the issue price of a note are determined under the OID provisions of the Code and applicable Treasury regulations (the "OID REGULATIONS")). If a note is issued with OID, that OID will be de minimis if it is less than 1/4% of the stated redemption price at maturity of the note multiplied by the number of complete years to maturity from the issue date. If these conditions are not satisfied for any given series of notes and as a result the notes are treated as issued with OID, additional tax considerations for those notes will be disclosed in the applicable prospectus supplement.

     INTEREST INCOME ON THE NOTES. Based on the above assumptions, and assuming that the applicable prospectus supplement does not state otherwise, all stated interest on a note will be treated as qualified stated interest. If you buy one of those notes, you will be required to report as ordinary income the stated interest on the note when received or accrued in accordance with your method of tax accounting. Under the OID Regulations, if you hold a note issued with a de minimis amount of OID, you must include this OID in income on a pro rata basis as principal payments are made on the note.

     If you have purchased a note that has a fixed maturity date of not more than one year from the issue date of the note, your note will be treated as a "SHORT-TERM NOTE", and all stated interest on a Short-Term Note will be treated as OID under the OID Regulations. If you are an accrual basis holder of a Short-Term Note or a cash basis holder specified in Section 1281 of the Code, including regulated investment companies, you will generally be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. If you are a

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cash basis holder of a Short-Term Note other than those specified in Section
1281, you will, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, if you are a cash basis holder of a Short-Term Note reporting interest income as it is paid, you may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note. This interest expense would be deferred until the taxable disposition of the Short-Term Note. If you are a cash basis taxpayer, you may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less. If you have so elected, you would include OID on the Short-Term Note in income as it accrues, but you would not be subject to the interest expense deferral rule. Special rules applicable to a Short-Term Note purchased for more or less than its stated redemption price at maturity will be discussed in the applicable prospectus supplement.

     SALE OR OTHER DISPOSITION. If you sell a note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the note. The adjusted tax basis of a note will equal your cost for the note, increased by any market discount, OID and gain previously included in your income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments you have previously received on the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

     FOREIGN HOLDERS. If you are a nonresident alien, foreign corporation or other person who is not a "United States person" as defined in Section 7701(a)(30) of the Code (a "FOREIGN PERSON"), any interest paid or accrued to you will generally be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by you and you:

       - are not actually or constructively a "10 percent shareholder" of the issuer or us, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which we or the issuer are a "related person" within the meaning of the Code; and

       -  satisfy the statement requirement set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder.

To satisfy this statement requirement, you, or a financial institution holding the note on your behalf, must provide, in accordance with specified procedures, a paying agent of the issuer with a statement to the effect that you are not a United States person. If you are an individual or a corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf, these requirements will be met if you provide your name and address, and certify, under penalties of perjury, that you are not a United States person (which certification may be made on an IRS Form W-8BEN), or if a financial institution holding the note on your behalf certifies, under penalties of perjury, that the required statement has been received by it and furnishes a paying agent with a copy of the statement. If you are not an

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individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf you may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide additional information. Under applicable Treasury regulations, the statement requirement may also be satisfied with other documentary evidence with respect to an offshore account or through some foreign intermediaries. We recommend that you consult your own tax advisors regarding the application of the withholding regulations to your particular circumstances.

     If you are a foreign person and interest paid or accrued to you is not "portfolio interest," then it will be subject to a 30% withholding tax unless you provide the issuer or its paying agent, as the case may be, with a properly executed:

       - IRS Form W-8BEN, claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty, or

       - IRS Form W-8ECI, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

     If you are a foreign person engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of the trade or business, although you will be exempt from the withholding tax discussed above, you will be subject to United States federal income tax on your interest on a net income basis in the same manner as if you were a United States person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower treaty rate, of your effectively connected earnings and profits for the taxable year, subject to adjustments.

     If you are a foreign person, any capital gain realized by you on the sale, redemption, retirement or other taxable disposition of a note by you will be exempt from United States federal income and withholding tax; PROVIDED that:

       - the gain is not effectively connected with your conduct of a trade or business in the United States, and

       - if you are an individual foreign person, you have not been present in the United States for 183 days or more in the taxable year.

     BACKUP WITHHOLDING. If you are not an exempt holder, including a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, you will be required to provide, under penalties of perjury, a certificate containing your name, address, correct federal taxpayer identification number and a statement that you are not subject to backup withholding. If you are not an exempt holder and you fail to provide the required certification, the issuer will be required to withhold at the currently applicable rate on the amount otherwise payable to you, and remit the withheld amount to the IRS as a credit against your federal income tax liability.

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     POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Mayer, Brown, Rowe & Maw LLP, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the issuer. In this case, the issuer would be treated as a publicly traded partnership. This publicly traded partnership will not, however, be taxable as a corporation if it meets some qualifying income tests. Based on the nature of the issuer's income, it is possible that the issuer would not satisfy the criteria of these tests. Nonetheless, even if this publicly traded partnership is not taxable as a corporation, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to you. For example, if you are a foreign person, income to you would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and if you are an individual holder, you might be subject to limitations on your ability to deduct your share of issuer expenses. Because we will treat all notes issued by the issuer as debt for federal income tax purposes, the issuer will not comply with the tax reporting requirements that would apply under any alternate characterization of the issuer or the notes.

                         ILLINOIS STATE TAX CONSEQUENCES

     The following is a summary of the material Illinois income tax consequences of the purchase, ownership and disposition of the notes. This summary is based upon current provisions of Illinois statutes and regulations, and applicable judicial or ruling authority. The current Illinois statutes and regulations, and judicial and ruling authority may be changed, possibly retroactively. The portions of the following summary that relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw LLP, special Illinois tax counsel for the issuer, subject to the qualifications set forth in this summary. Mayer, Brown, Rowe & Maw LLP has prepared or reviewed the statements in this prospectus under the heading "ILLINOIS STATE TAX CONSEQUENCES" and are of the opinion that they are correct in all material respects.

     The issuer will be provided with an opinion of Illinois tax counsel regarding Illinois income tax matters discussed below. An opinion of Illinois tax counsel, however, is not binding on the Illinois Department of Revenue, called the "IDOR", or the courts. Additionally, there are no cases or IDOR rulings on similar transactions involving debt interests issued by a trust with terms similar to those of the notes. As a result, the IDOR may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IDOR.

     The State of Illinois imposes a state income tax on individuals, corporations, trusts and estates on the privilege of earning or receiving income in, or as residents of, the State of Illinois. The State of Illinois also imposes a Personal Property Replacement Income Tax, called the "ILLINOIS REPLACEMENT TAX", on corporations, s-corporations, partnerships and trusts for the privilege of earning or receiving income in, or as residents of, the State of Illinois. The State of Illinois also imposes a franchise tax on corporations doing business in Illinois. If the certificates were treated as equity interests in a partnership, the partnership may be subject to the Illinois Replacement Tax.

TREATMENT OF THE NOTES

     If the notes are characterized as indebtedness for federal income tax purposes, in the opinion of Illinois tax counsel this treatment would also apply for Illinois tax purposes. If the

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notes are characterized as debt, noteholders not otherwise subject to taxation in Illinois will not, although the matter is not free from doubt, become subject to Illinois taxes solely because of their ownership of notes. Noteholders already subject to taxation in Illinois, however, could be required to pay tax on, or measured by, interest income, including original issue discount, if any, generated by, and on gain from the disposition of, notes.

CLASSIFICATION OF THE ISSUER AS A PARTNERSHIP

     If the issuer were treated as a partnership, not taxable as a corporation, for federal income tax purposes, in the opinion of Illinois tax counsel the same treatment would also apply for Illinois tax purposes. In this case, the partnership may be treated as earning income in the State of Illinois and therefore would be subject to the Illinois Replacement Tax. If this tax were applicable, distributions to noteholders could be reduced. Characterization of the issuer as a partnership generally would not cause a nonresident noteholder whose notes are characterized as partnership interest and who is not otherwise subject to taxation in Illinois to pay Illinois tax on income beyond that derived from those notes. Noteholders whose notes are treated as partnership interests and who already are subject to taxation in Illinois, however, could be required to pay tax on, or measured by, interest income, including original issue discount, if any, generated by, and on gain from the disposition of, their notes.

CLASSIFICATION OF THE ISSUER AS A CORPORATION

     If the issuer were instead treated as an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation for federal income tax purposes, then the issuer could be subject to the Illinois income tax and the Illinois Replacement Tax. If these taxes were applicable, distributions to noteholders could be reduced.

                     OTHER STATE AND LOCAL TAX CONSEQUENCES

     Because state and local income tax laws may differ substantially from the corresponding federal income tax law, you should consult your own tax advisor with respect to the potential state and local tax consequences of an investment in the notes.

                              ERISA CONSIDERATIONS

     Subject to the following discussion the notes may be acquired by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code (the "CODE"), as well as entities deemed to hold "plan assets" of any of the foregoing under the Regulation (each of these entities a "BENEFIT PLAN"). Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a Benefit Plan from engaging in some transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to that Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

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     Some transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased notes if assets of the issuer were deemed to be assets of the Benefit Plan. Under a regulation issued by the United State Department of Labor (the "REGULATION"), the assets of the issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the issuer and none of the exceptions to plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, the issuer believes that, at the time of their issuance, the notes should not be treated an equity interest in the issuer for purposes of the Regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the issuer incurred losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities.

     However, without regard to whether the notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if we, the issuer, the servicer, the owner trustee, the indenture trustee, the underwriters or any of our respective affiliates is or becomes a party in interest or a disqualified person with respect to that Benefit Plan. Some exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire those notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." By acquiring a note, each purchaser will be deemed to represent that either (a) it is not acquiring the notes with the assets of a Benefit Plan or
(b) the acquisition and holding of the notes will not give rise to a non-exempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements, however governmental plans may be subject to comparable state law restrictions.

     A PLAN FIDUCIARY CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT ITS LEGAL ADVISORS REGARDING WHETHER THE ASSETS OF THE ISSUER WOULD BE CONSIDERED PLAN ASSETS, THE POSSIBILITY OF EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION RULES AND OTHER ISSUES AND THEIR POTENTIAL CONSEQUENCES.

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                              PLAN OF DISTRIBUTION

     We may sell notes offered by this prospectus in any of three ways:

       -  through underwriters or dealers;

       -  directly to one or more purchasers; or

       -  through agents.

     We will include in the related prospectus supplement the terms of the offering of any series, including, without limitation

       -  the names of any underwriters;

       -  the purchase price of the notes and the proceeds to us from the sale;

       - any underwriting discounts and other items constituting underwriters' compensation;

       -  any initial public offering price; and

       -  any discounts or concessions allowed or reallowed or paid to dealers.

     If we use underwriters in a sale of any notes of a series, the notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for the notes. The notes may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless we specify otherwise in the related prospectus supplement, the obligations of the underwriters to purchase the notes will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the notes if any of the notes are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Notes of a series may also be offered and sold, if we so state in the related prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment under their terms, by one or more firms ("REMARKETING FIRMS") acting as principals for their own accounts or as agents for us. We will identify in the related prospectus supplement any remarketing firm and describe the terms of its agreement, if any, with us and its compensation. Remarketing firms may be deemed to be underwriters in connection with the notes they remarket.

     We may also sell notes directly or through agents we designate from time to time. We will name any agent involved in the offer or sale of notes, and we will specify any commissions payable by us to the agent, in the related prospectus supplement. Unless we indicate otherwise in the related prospectus supplement, any agent will act on a best efforts basis for the period of its appointment.

     Each underwriting agreement and placement agreement will provide that we and Case Credit will indemnify the underwriters and agents, respectively, against civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or contribute to payments the several underwriters and agents, as applicable, may be required to make in respect of those civil liabilities.

     The issuer may, from time to time, invest the funds in its accounts in Eligible Investments acquired from us, the underwriters or the agents.

     We will describe the place and time of delivery for a series of notes in the prospectus supplement.

     Until the distribution of the notes of a series is completed, rules of the Securities and Exchange Commission (the "COMMISSION" or "SEC") may limit the ability of the underwriters and selling group members to bid for and purchase those notes. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of those notes. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. Purchases of a note for the purpose of stabilization could cause the price of the note to be higher than it might be in the absence of the purchases.

     In connection with the offering of a series, the underwriters may make short sales of the notes of that series and may purchase those notes on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. The underwriters are more likely to create a short position if they are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the underwriters' purchases to cover the short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

     None of us, the originators nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes of any series. In addition, none of us, the originators nor any of the underwriters makes any representation that the underwriters will engage in the transactions or that the transactions, once commenced, will not be discontinued without notice.

     If you initially receive an electronic copy of the prospectus and prospectus supplement from an underwriter, you will receive a paper copy of the prospectus and prospectus supplement upon request to the underwriter. Upon receipt of a qualifying request, the underwriter will promptly deliver a paper copy of the prospectus and prospectus supplement to you free of charge.

                                  LEGAL MATTERS

     Certain legal matters relating to the notes will be passed upon for us, the issuer and the servicer by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois, and for any underwriters, agents or dealers by the counsel we name in the applicable prospectus supplement. Federal income tax and ERISA matters will be passed upon for us, the issuer and the servicer by Mayer, Brown, Rowe & Maw LLP.

                       WHERE YOU CAN FIND MORE INFORMATION

     We filed a registration statement relating to the notes with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information.

     We will file with the SEC all required annual, monthly and special SEC reports and other information about the issuer.

     You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please all the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

     The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. Any information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the issuer until we terminate offering the securities.

     We have not been, nor are we currently, required to file reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act, except for annual reports on Form 10-K and the filing of Current Reports on Form 8-K in connection with the issuer. These annual reports and Current Reports are also incorporated into this prospectus by reference and made a part of this prospectus.

     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: CNH Wholesale Receivables Inc., 100 South Saunders Road, Lake Forest, Illinois 60045, Attention: Vice President (Telephone (847) 735-9200). You may also access the servicer's Internet site at (http://www.casecredit.com).

                   GLOSSARY OF PRINCIPAL TERMS FOR PROSPECTUS

                                                                             PAGE
                                                                             ----
Accounts......................................................................29
Addition Date.................................................................55
Additional Accounts...........................................................61
Additional Cut-Off Date.......................................................55
Adjusted Pool Balance.........................................................57
Adjustment Payment............................................................71
Automatic Additional Accounts.................................................60
Available Subordinated Amount.................................................68
Bankruptcy Code...............................................................84
Benefit Plan..................................................................90
book-entry note...............................................................49
Case..........................................................................21
Case Credit...................................................................19
Clearstream...................................................................50
CNH...........................................................................20
Code..........................................................................85
Collateral Security...........................................................55
Collection Account............................................................64
Collection Period.............................................................57
Commission....................................................................93
Dealer Overconcentrations.....................................................60
Defaulted Amount..............................................................70
Defaulted Receivables.........................................................70
Designated Accounts...........................................................62
Designated Receivables........................................................62
Determination Date............................................................56
DTC...........................................................................49
Early Amortization Event......................................................72
Eligible Account..............................................................58
Eligible Dealer...............................................................58
Eligible Deposit Account......................................................64
Eligible Institution..........................................................64
Eligible Investments..........................................................64
Eligible Receivable...........................................................58
Enhancements..................................................................68
ERISA.........................................................................90
Euroclear.....................................................................50
Euroclear Operator............................................................50
Excess Funded Amount..........................................................65
Excess Funding Account........................................................65
Excess Principal Collections..................................................66
Excluded Series...............................................................63
foreign person................................................................87

Fully Reinvested Date.........................................................73
Global Securities............................................................A-1
IDOR..........................................................................89
Illinois Replacement Tax......................................................89
Incremental Subordinated Amount...............................................60
indexed notes.................................................................44
industrial companies..........................................................21
Ineligible Receivables........................................................56
Investor Default Amount.......................................................71
IRS...........................................................................86
Moody's.......................................................................64
NH Credit.....................................................................19
NHNA..........................................................................21
OID...........................................................................86
OID Regulations...............................................................86
originators...................................................................19
Overconcentration Amount......................................................60
Paired Series.................................................................63
Payment Date Statement........................................................78
Pool Balance..................................................................56
Principal Shortfalls..........................................................66
PTCE..........................................................................91
Qualified Account.............................................................31
Qualified Institution.........................................................31
Reallocated Yield Amounts.....................................................70
Reallocated Yield Percentage..................................................70
Receivables Purchase Agreement................................................80
Receivables Transfer Date.....................................................56
Regulation....................................................................91
Related Industrial Company....................................................82
Remarketing Firms.............................................................92
Removal Date..................................................................62
Repurchased Receivables Price.................................................79
Required Pool Balance.........................................................62
Required Pool Percentage......................................................62
SEC...........................................................................93
Securities Act................................................................93
Series Closing Date...........................................................57
Service Transfer..............................................................76
servicer......................................................................76
Servicer Default..............................................................77
Short-Term Note...............................................................86
Standard & Poor's.............................................................64
Terms and Conditions..........................................................52
Transferor Amount.............................................................56
Transferor Deposit Amount.....................................................56

Transferor's Interest.........................................................32
Transferor's Percentage.......................................................31
Trust Available Subordinated Amount...........................................56

                                     ANNEX A
                          GLOBAL CLEARANCE, SETTLEMENT
                        AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the issuer will make available the globally offered notes (the "GLOBAL SECURITIES") only in book-entry form. Unless we state otherwise in a prospectus supplement for a series, investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream or Euroclear. Investors may trade the Global Securities as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Investors holding Global Securities through Clearstream and Euroclear will conduct secondary market trades between each other in the ordinary way under their normal rules and operating procedures and under conventional eurobond practice, i.e., seven calendar day settlement.

     Investors holding Global Securities through DTC will conduct secondary market trades between each other under the rules and procedures applicable to U.S. corporate debt obligations.

     Clearstream or Euroclear and DTC participants holding Global Securities will effect secondary cross-market trades between each other on a delivery-against-payment basis through their respective depositaries, who are participants in DTC.

     Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes if those holders meet requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     DTC, in the name of Cede & Co. as nominee of DTC, will hold all Global Securities in book-entry form. Financial institutions acting on the behalf of investors as direct and indirect participants in DTC will represent those investors' interests in the Global Securities. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as participants of DTC.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. DTC will credit investor securities custody accounts with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Clearstream or Euroclear will credit Global Securities to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that purchasers and sellers can settle on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. DTC participants will settle secondary market trades between each other using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     TRADING BETWEEN CLEARSTREAM AND/OR PARTICIPANTS. Clearstream participants and/or Euroclear participants will settle secondary market trades between each other using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM OR EUROCLEAR PURCHASER. When a DTC participant desires to transfer Global Securities from its account to the account of a Clearstream participant or a Euroclear participant the purchaser will send instructions to Clearstream or Euroclear through a participant at least one business day before settlement. Clearstream or Euroclear will instruct their respective depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month and the depositary will then make payment to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the respective clearing system will credit the Global Securities to its system and, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The Global Securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. They may do so the most directly by prepositioning funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the related depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     TRADING BETWEEN CLEARSTREAM OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream and Euroclear participants may employ their customary procedures for transactions in which they are to transfer Global Securities by the respective clearing system, through the related depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a participant at least one business day before settlement. In these cases, Clearstream or Euroclear will instruct the related depositary to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. Clearstream or Euroclear will then reflect the payment in the account of the Clearstream participant or Euroclear participant the following day, and back-value to the value date, which would be the preceding day, when settlement occurred in New York, the receipt of the cash proceeds in the Clearstream or Euroclear participant's account. Should the Clearstream or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, Clearstream or Euroclear would instead value as of the settlement date the receipt of the cash proceeds in the Clearstream or Euroclear participant's account.

     Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

       - borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

       - borrowing the Global Securities in the U.S. from a DTC participant no later than one day before settlement, which would give the Global Securities enough time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

       - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream participant or Euroclear participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder of Global Securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless the holder takes one of the following steps to obtain an exemption or reduced tax rate:

       - Exemption for non-U.S. persons (Form W-8BEN). Non-U.S. persons that are beneficial owners of a note and are individuals or entities treated as corporations for federal income tax purposes and who otherwise meet the requirements of the "portfolio interest" exemption can obtain a complete exemption from the withholding tax by filing a properly completed Form W-8BEN (Certificate of Foreign Status). A non-U.S. person not described in the foregoing sentence that beneficially owns a note may be subject to more complex rules.

       - Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non-U.S. person that for federal income tax purposes is an individual or entity treated as a corporation, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income from a note is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing a properly completed Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States). A non-U.S. person not described in the foregoing sentence that beneficially owns a note may be subject to more complex rules.

       - Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8BEN). Non-U.S. persons that are beneficial owners of a note and that for federal income tax purposes are individuals or entities treated as corporations residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing a properly completed Form W-8BEN. A non-U.S. person not described in the foregoing sentence that beneficially owns a note may be subject to more complex rules.

       - Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

     U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Global Security holder, or in the case of a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom he holds, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN is generally effective for three calendar years and Form W-8ECI is effective for one calendar year.

     In this summary, we have not dealt with all aspects of federal income tax withholding that may be relevant to foreign holders of these Global Securities. We advise investors to consult their own tax advisors for specific tax advice concerning their holding and disposing of these Global Securities.

                         CNH WHOLESALE MASTER NOTE TRUST
                                  SERIES 200_-_

                                  $[     ] CLASS A

                                  $[     ] CLASS B

                         CNH WHOLESALE RECEIVABLES INC.
                                   TRANSFEROR

   CASE CREDIT CORPORATION                      NEW HOLLAND CREDIT COMPANY, LLC
   ORIGINATOR AND SERVICER                                 ORIGINATOR

                            ------------------------
                              PROSPECTUS SUPPLEMENT
                            ------------------------
                        UNDERWRITERS OF THE CLASS A NOTES
                                 [UNDERWRITERS]

                        UNDERWRITERS OF THE CLASS B NOTES
                                 [UNDERWRITERS]

     No dealer, salesman or other person has been authorized to give any information or to make any representations, other than those contained in the prospectus or prospectus supplement. Any information or representations, other than those contained in the prospectus or prospectus supplement, are not authorized by us or by the underwriters. Do not rely on any information or representations other than those contained in the prospectus or prospectus supplement.

     We only intend the prospectus supplement to be an offer to sell or a solicitation of any offer to buy the offered securities if:

       - used in jurisdictions in which the offer or solicitation is authorized;

       -  the person making the offer or solicitation is qualified to do so; and

       - the offer or solicitation is made to anyone to whom it is lawful to make the offer or solicitation.

     The information in the prospectus or prospectus supplement is only accurate as of the date of this prospectus supplement.

     All dealers effecting transactions in the offered securities within 90 days after the date of this prospectus supplement may be required to deliver the prospectus and prospectus supplement, regardless of their participation in this distribution. This is in addition to the obligation of dealers to deliver the prospectus supplement when acting as underwriters or when selling their unsold allotments or subscriptions.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14 Other Expenses of Issuance and Distribution.

     Estimated expenses in connection with the offering of the Securities being registered herein are as follows:

SEC filing fee...............................................    $      161.80
Legal fees and expenses......................................                *
Accounting fees and expenses.................................                *
Rating agency fees...........................................                *
Trustee fees and expenses....................................                *
Indenture Trustee fees and expenses..........................                *
Blue Sky expenses............................................                *
Printing and engraving.......................................                *
Miscellaneous................................................                *
                                                                 -------------
                  Total......................................    $           *

*  To be filed by amendment

Item 15  Indemnification of Directors and Officers.

         The Certificate of Incorporation of CNH Wholesale Receivables Inc. (the "Corporation") includes the following provisions:

         FIFTEENTH: (a) The Corporation shall indemnify any officer or director who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith or in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         (b) The Corporation shall indemnify any officer or director who was or is a party or who is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         (c) Notwithstanding anything contained in this ARTICLE FIFTEENTH to the contrary and subject to the applicable provisions of the General Corporation Law of the State of Delaware, as long as any obligations of the Corporation are outstanding, the rights of each officer and director of the Corporation hereunder shall be entirely subordinated to the full payment when due of all such obligations.

         The By-Laws of CNH Wholesale Receivables Inc. (the "Corporation") include the following provisions:

                                    ARTICLE V

                                 INDEMNIFICATION

         Section 1. General: The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         Section 2. Action or Suit By or in the Right of the Corporation: The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

         Section 3. Expenses: To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article V, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         Section 4. Authorization: Any indemnification under Sections 1 and 2 of this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and
2. Such determination shall be made (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         Section 5. Advancement of Expenses: Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this
Article V. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         Section 6. Other Rights: The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this
Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         Section 7. Insurance: The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this
Article V. Insurance purchased by the Corporation in accordance with this
Article V may, but need not (i) be for the benefit of all directors, officers, employees and agents of the Corporation and (ii) provide also for indemnification or reimbursement to the Corporation of and for payments and obligations to make payments by the Corporation to any of its directors, officers, employees or agents to the extent such payments or obligations to make payments are permitted under Sections 1 and 6 of this Article V.

         Section 8. The Corporation: For purposes of this Article V references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

         Section 9. Other Enterprises: For purposes of this Article V, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article V or in Section 145 of the Delaware General Corporation Law.

         Section 10. Continuation: The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 11. Contract: All rights to indemnification and advancement of expenses provided by this Article V shall be deemed to be a contract between the Corporation and each person referred to herein. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable law shall not in any way diminish any rights to indemnification or advancement of expenses with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part on such state of facts.

         The Corporation has purchased insurance that purports to insure it against certain costs of indemnification that may be incurred by it pursuant to the foregoing Certificate of Incorporation and By-Law provisions, and to insure the officers and directors of the Corporation, and of its subsidiary companies, against certain liabilities incurred by them in the discharge of their function as such officers and directors except for liabilities resulting from their own malfeasance.

Item 16  Exhibits.

1(a)**     --  Form of Underwriting Agreement for Notes

3(a)*      --  Certificate of Incorporation of CNH Wholesale Receivables Inc.

3(b)*      --  By-Laws of CNH Wholesale Receivables Inc.

3(c)**     --  Form of Certificate of Trust of CNH Wholesale Master Note
               Trust (included as part of Exhibit 4(c))

4(a)**     --  Form of Master Indenture between the Trust and the Indenture
               Trustee

4(b)**     --  Form of Indenture Supplement between the Trust and the
               Indenture Trustee

4(c)**     --  Form of Trust Agreement between CNH Wholesale Receivables Inc.
               and the Trustee

4(d)**     --  Form of Class A Note (included as part of Exhibit 4 (b))

4(e)**     --  Form of Class B Note (included as part of Exhibit 4(b))

4(f)**     --  Form of Class C Note (included as part of Exhibit 4(b))

5**        --  Opinion of Mayer, Brown, Rowe & Maw LLP with respect to legality

8**        --  Opinion of Mayer, Brown, Rowe & Maw LLP with respect to
               Federal income and Illinois tax matters

23(a)**    --  Consent of Mayer, Brown, Rowe & Maw LLP (included as part of
               Exhibit 5)

23(b)**    --  Consent of Mayer, Brown, Rowe & Maw LLP (to be included as part of Exhibit 8)

24*        --  Power of Attorney (included on page II-6)

25**       --  Form T-1 Statement of Eligibility

99(a)**    --  Form of Transfer and Servicing Agreement between CNH Wholesale
               Receivables Inc., the Trust and Case Credit Corporation

99(b)**    --  Form of Administration Agreement between the Trust, Case
               Credit Corporation and the Indenture Trustee

99(c)**    --  Form of Receivables Purchase Agreement between one or more sellers of receivables and CNH Wholesale Receivables Inc.

*   Filed herewith.
**  To be filed by amendment.

Item 17  Undertakings

         (a)  As to Rule 415: The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement;

                           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) As to documents subsequently filed that are incorporated by reference: The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

         (d) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus files as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (e) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (f) As to qualification of Trust Indentures under Trust Indenture Act of 1939 for delayed offerings:

         The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement for the asset-backed securities being registered on this form will be met by the time of the sale and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, Illinois, on the date of August 14, 2003.


                                      CNH WHOLESALE RECEIVABLES INC.


                                      By: /s/ Michel Lecomte
                                          --------------------------------------
                                              Michel Lecomte
                                              Chairman and President


                                      By: /s/ Alberto Fornaro
                                          --------------------------------------
                                              Alberto Fornaro
                                              Vice President

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Alberto Fornaro and Brian J. O'Keane, and either of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                           TITLE                   DATE
---------                                           -----                   ----
/s/  Michel Lecomte                 Principal Executive Officer
----------------------------------  and Director                       August 14, 2003
     Michel Lecomte

/s/  Alberto Fornaro                Principal Financial Officer and
----------------------------------  Principal Accounting Officer       August 14, 2003
     Alberto Fornaro

/s/  Jean-Pierre Rosso              Director
----------------------------------
     Jean-Pierre Rosso                                                 August 14, 2003

/s/  John R. Power, Jr.             Director
----------------------------------
     John R. Power, Jr.                                                August 14, 2003

/s/  Benson K. Woo                  Director
---------------------------
     Benson K. Woo                                                     August 14, 2003

                                  EXHIBIT INDEX

1(a)**     --  Form of Underwriting Agreement for Notes

3(a)*      --  Certificate of Incorporation of CNH Wholesale Receivables Inc.

3(b)*      --  By-Laws of CNH Wholesale Receivables Inc.

3(c)**     --  Form of Certificate of Trust of CNH Wholesale Master Note Trust
               (included as part of Exhibit 4(c))

4(a)**     --  Form of Master Indenture between the Trust and the Indenture
               Trustee

4(b)**     --  Form of Indenture Supplement between the Trust and the
               Indenture Trustee

4(c)**     --  Form of Trust Agreement between CNH Wholesale Receivables Inc.
               and the Trustee

4(d)**     --  Form of Class A Note (included as part of Exhibit 4(b))

4(e)**     --  Form of Class B Note (included as part of Exhibit 4(b))

4(f)**     --  Form of Class C Note (included as part of Exhibit 4(b))

5**        --  Opinion of Mayer, Brown, Rowe & Maw LLP with respect to legality

8**        --  Opinion of Mayer, Brown, Rowe & Maw LLP with respect to
               Federal income and Illinois tax matters

23(a)**    --  Consent of Mayer, Brown, Rowe & Maw LLP (included as part of
               Exhibit 5)

23(b)**    --  Consent of Mayer, Brown, Rowe & Maw LLP (to be included as part of Exhibit 8)

24*        --  Power of Attorney (included on page II-6)

25**       --  Form T-1 Statement of Eligibility

99(a)**    --  Form of Transfer and Servicing Agreement between CNH Wholesale
               Receivables Inc., the Trust and Case Credit Corporation

99(b)**    --  Form of Administration Agreement between the Trust, Case
               Credit Corporation and the Indenture Trustee

99(c)**    --  Form of Receivables Purchase Agreement between one or more sellers of receivables and CNH Wholesale Receivables Inc., or between one or more sellers of receivables and either Case Credit
               Corporation or New Holland Credit Company, LLC


*   Filed herewith.
**  To be filed by amendment.